   As filed with the Securities and Exchange Commission on September 3, 1999
                                                      Registration No. 333-78725

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------
                      NELLIE MAE EDUCATION LOAN CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                     04-3423352
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                      Identification No.)



                              1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                                 (401) 438-4500
                   (Address, including ZIP code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Ann M. O'Rourke
                                    Secretary
                      Nellie Mae Education Loan Corporation
                              1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                                 (401) 438-4500
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                    Copy to:

                                Daniel M. Rossner
                                Brown & Wood LLP
                             One World Trade Center
                             New York, NY 10048-0057

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

                                   -----------

         If the only securities being registered on this Form are being offered under dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. / /

         If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

         If delivery of the prospectus is expected to be made under Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------
                                                                                  Proposed
                                                                Proposed          Maximum
                                               Amount            Maximum          Aggregate         Amount of
           Title of Each Class of               to Be         Offering Price    Offering Price    Registration
        Securities to Be Registered           Registered        Per Unit(1)           (1)             Fee(2)
-------------------------------------------------------------------------------------------------------------
    Asset-Backed Notes and Certificates...   $1,000,000,000       100%          $1,000,000,000      $278,000
-------------------------------------------------------------------------------------------------------------


(1)  Estimated solely for the purpose of calculating the registration fee.


(2) Of the entire registration fee of $278,000 calculated in accordance with Rule 457(o) under the Securities Act of 1933, the sum of $278 was paid by the Registrant at the time of the initial filing of this Registration Statement.


                                   -----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus are not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale of them is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 1999

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER __, 1999


                      Nellie Mae Student Loan Trust 1999-A
                                     Issuer

                      Nellie Mae Education Loan Corporation
                           Seller and Master Servicer


                   $________ Floating Rate Asset-Backed Notes

                $________ Floating Rate Asset-Backed Certificates

The Securities

The trust will issue:



                                       Class A-1 Notes       Class A-2 Notes       Certificates         Total
Principal Amount                       $_____________        $_____________        $___________         $__________

Class Note Rate or Certificate Rate    Three-Month           Three-Month LIBOR     Three-Month LIBOR
                                       LIBOR plus [  ]%,     plus [   ]%,          plus [ ]%, subject
                                       subject to an         subject to an         to an interest
                                       interest rate cap     interest rate cap     rate cap

Interest Payable                       Quarterly             Quarterly             Quarterly

Available Principal Payable            Quarterly             Quarterly             Quarterly

First Payment Date                     [__________]          [___________]         [___________]

Note Final Maturity Date or
   Certificate Final Distribution
   Date                                _______ ___, 20__     _______ __, 20__      _______ __, 20__

Price to Public                        ___________%          ____________%         ____________%        $__________

Underwriting Discount                  ___________%          ____________%         ____________%        $__________

Trust Assets

The assets of the Trust will include:

   - student loans, legal title to which will be held by an eligible lender trustee on behalf of the trust ; and

   - moneys and other investment securities on deposit in the funds and accounts under the indenture, including the reserve account.

Undercollateralization

As of ________ __, 1999, the principal amount of the notes and the certificate balance of the certificates together exceed the principal amount of the student loans in the trust, plus accrued interest, by approximately
$__________.

              The securities will represent obligations of, or interests in, the trust only and will not represent interests in or obligations of the seller, the master servicer, the administrator or any of their affiliates. The securities are not insured or guaranteed by any entity.

              This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

              Consider carefully the risk factors beginning on page S-11 of this prospectus supplement.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.


                             [Names of Underwriters]


                  Prospectus Supplement dated September   , 1999

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
          IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


          Information about the securities is contained in two separate documents that are progressively more detailed:

          - the accompanying prospectus, which provides general information, some of which may not apply to your securities, and

          - this prospectus supplement, which describes the specific terms of your securities.

         If the description of the terms of the securities varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on information contained in this prospectus supplement, the accompanying prospectus or any other document to which we have referred you. We have not authorized anyone to provide you with any other information. This prospectus supplement may only be used where it is legal to sell these securities.


         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus indicate where those captions are located.


         [We have filed with the SEC preliminary information that the underwriters prepared for prospective investors regarding the trust's assets and the securities. The information contained in this document supersedes all the information contained in that filing.]


         Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriter with respect to its unsold allotments or subscriptions.


          The securities will not be offered in any state where offering them is not permitted.


         Certain persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the prices of the securities. Those transactions could cause the prices of the securities to be higher than they might otherwise be. See "Underwriting" beginning on page S-69 of this prospectus supplement.


                                   ----------

                                TABLE OF CONTENTS

                              Prospectus Supplement


Important Notice About Information Presented in This
 Prospectus Supplement and the Accompanying Prospectus...........................S-2
Summary..........................................................................S-4
Risk Factors....................................................................S-11
Formation of the Trust..........................................................S-25
The  Trust Loan Pool............................................................S-27
Description of the Securities...................................................S-47
Description of the Transfer and Servicing Agreements............................S-59
Federal Family Education Loan Program...........................................S-69
Federal Income Tax Consequences.................................................S-70
ERISA Considerations............................................................S-71
Underwriting....................................................................S-71
Legal Matters...................................................................S-72
Reports to Securityholders......................................................S-73
Glossary of Principal Terms.....................................................S-74
Annex I Global Clearance, Settlement and Tax
 Documentation Procedures........................................................I-1

                                     SUMMARY


         This summary highlights selected information contained in this prospectus supplement. However, it does not provide all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for important additional information about the securities.


                                PRINCIPAL PARTIES

The Seller

         Nellie Mae Education Loan Corporation, a Delaware corporation, will:

          -    organize the trust and


          -    sell the pool of student loans to the trust.


The Trust

         Nellie Mae Student Loan Trust 1999-A, a Delaware business trust.

The Master Servicer


         Nellie Mae Education Loan Corporation will be responsible, as master servicer under a master servicing agreement, for servicing the student loans owned by the trust. The master servicer will arrange for one or more other institutions to subservice the loans on a daily basis. Initially, the subservicers will be AFSA Data Corporation and USA Group Loan Services, Inc.


The Administrator

         Nellie Mae Education Loan Corporation, as administrator, will provide management and administrative services to the trust under an administration agreement between Nellie Mae Education Loan Corporation and the trust.


     Eligible Lender Trustee


         The First National Bank of Chicago, a national banking association, is the eligible lender trustee and will hold the trust's beneficial ownership of the student loans in the trust.


     Indenture Trustee


         State Street Bank and Trust Company, a Massachusetts banking corporation, is the indenture trustee.

                                SIGNIFICANT DATES

Closing Date


         We expect to issue the securities on ___________, 1999.


Quarterly Payment Dates


         We will make payments on the securities on the [ ]th day of each [ ], [ ], [ ] and [ ]. If the [ ]th is not a business day, we will make payments on the securities on the next business day. The first quarterly payment date is [ ], 1999.


Cutoff Date


         [ ] 1, 1999. The trust will receive payments made on the related student loans on and after this date.


                          DESCRIPTION OF THE SECURITIES

General


         We are offering the following floating rate asset-backed securities under this prospectus supplement and the accompanying prospectus:

          -    Class A-1 Notes in the aggregate principal amount of $__________,

          - Class A-2 Notes in the aggregate principal amount of $___________, and

          - Certificates in the aggregate principal amount of $______________.

          We will issue the securities in book-entry form in multiples of $1,000. Any securities that you purchase will be held through The Depository Trust Company in the United States, and Cedelbank or the Euroclear System in Europe.


Interest Payments


         The note rate for each class of notes and the certificate rate for the certificates is specified on the cover page of this prospectus supplement. However, the actual interest rate on each class of notes and the actual interest return rate on the certificates for each quarterly interest period are subject to an interest rate cap that is equal to the adjusted student loan rate. The adjusted student loan rate for each quarter will equal the percentage equivalent of a fraction:

          - whose numerator is the expected interest collections on the trust loans for the related collection period minus the servicing fee and the administration fee for that period; and

          - whose denominator is the sum of the principal amount of the notes and the certificate balance of the certificates as of the last day of that period.

         Interest on the notes and the certificates will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

          If the interest rate cap is in effect during a particular quarterly interest period, you will not receive interest on your securities at the applicable class note rate or certificate rate specified on the cover page of this prospectus supplement. Nevertheless, the difference between the amount of interest that would have been payable at the applicable class note rate or certificate rate and the amount of interest that we actually pay you as a result of the application of the interest rate cap may be paid to you on a future quarterly payment date. The ratings of the securities do not address how likely it is that you will receive this difference.


Principal Payments


          Until the securities have been paid in full, we will pay principal on the securities on each quarterly payment date in an amount generally equal to the principal collections on the related student loans for the preceding quarterly period. Principal payments on the notes will be made sequentially; that is, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal will be paid on the certificates until the Class A-1 Notes and the Class A-2 Notes have been paid in full.



          There is one exception to the sequential payment of principal on the notes. Following a default under the indenture and the acceleration of the notes, we will pay principal to each class of notes on a pro rata basis until the notes have been paid in full.


Priority of Payments

         On each quarterly payment date, the indenture trustee will pay the following amounts to the extent that funds are available:

          -    to the master servicer and administrator, certain fees;

          -    to the noteholders, pro rata, interest;


          -    to the certificateholders, interest;

          -    to the noteholders, principal;

          - to the certificateholders, following payment in full of the notes, principal; and


          -    to the reserve account, remaining funds.


Final Maturity and Distribution Dates

         On the final maturity and distribution dates listed on the cover page of this prospectus supplement, we will pay any unpaid principal that remains outstanding on each class of the notes and on the certificates.

Auction Sale


         Any student loans remaining in the trust at the end of the collection period immediately preceding the _____ ___ quarterly payment date will be offered for sale. We will use the proceeds of any sale to redeem the notes and repurchase the certificate balance of the certificates. The auction price must at least equal the sum of the aggregate unpaid principal amount of the notes and the aggregate certificate balance of the certificates, plus, in each case, accrued and unpaid interest.


Optional Redemption


         On any quarterly payment date on which the sum of:

          -    the unpaid principal amount of the notes and

          -    the certificate balance of the certificates

IS NO MORE THAN 10% of the sum of:

          -    the initial unpaid principal amount of the notes and

          -    the initial certificate balance of the certificates,

Nellie Mae Funding, LLC, a subsidiary of the seller, or its assignee will have the option to purchase all the student loans in the trust. Any notes and certificates that remain outstanding on the date on which Nellie Mae Funding, LLC or its assignee exercises this option will be prepaid in full on that date. The redemption price for any class of notes will equal the aggregate unpaid principal amount of that class, plus accrued and unpaid interest, and the redemption price for the certificates will equal the aggregate certificate balance, plus accrued and unpaid interest. However, it is possible that the redemption price will not include payment of any interest that you may not have received due to the effect of the interest rate cap.


                             TRUST PROPERTY

General

         The primary property of the trust will be:


          -    the student loans transferred to the trust;


          - all amounts collected on the student loans on or after the cutoff date; and


          - moneys and other investment securities on deposit in the funds and accounts under the indenture, including the reserve account.

The Initial Trust Loans


         The initial student loans expected to be transferred to the trust by the seller will consist of guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All the loans are reinsured by the United States Department of Education. On the closing date, the initial trust loans had the characteristics listed below as of _________, 1999. Although the initial trust loans that are actually transferred to the trust by the seller on the closing date may differ from those that are expected to be transferred to the trust as of the date of this prospectus supplement, that difference is limited to no more than 5% of the initial pool balance.


          -    Aggregate principal amount:                                         $______

          -    Aggregate principal amount as a percentage of the initial
               principal amount to the notes and initial certificate balance of
               the certificates:                                                   _____%

          -    Weighted average interest rate:                                     _____%

          -    Weighted average original term to maturity:                         __ months

          -    Weighted average remaining term to maturity:                        __ months

          -    Stafford Loans (% by principal balance):                            ____%

          -    SLS Loans (% by principal balance):                                 ____%

          -    PLUS Loans (% by principal balance):                                ____%

          -    Consolidation Loans (% by principal balance):                       ____%

          -    Guaranteed by California Student Aid Commission (% by principal
               balance):                                                           ____%

          -    Guaranteed by American Student Assistance Guarantor
               (% by principal balance):                                           ____%

          -    Guaranteed by New Hampshire Higher Education Assistance Fund
               (% by principal balance):                                           ____%

          -    Guaranteed by New York State Higher Education Services
               Corporation (% by principal balance):                               ____%

          -    Guaranteed by Pennsylvania Higher Education Assistance Agency
               (% by principal balance):                                           ____%

          -    Guaranteed by United Student Aid Funds, Inc. (% by principal
               balance):                                                           ____%

          -    Guaranteed by other guarantors (% by principal balance):            ____%



Additional Trust Loans

         From time to time after the closing date, the trust may acquire serial loans made to borrowers whose existing student loans are already owned by the trust. The aggregate principal balance of serial loans that the trust may acquire after the closing date will not exceed 5% of the initial pool balance. In addition, in lieu of using cash to repurchase from the trust student loans with respect to which there has been a material breach of the representations and warranties contained in the loan sale agreement, the seller may transfer to the trust qualified substitute student loans.


                               CREDIT ENHANCEMENT


         "Credit enhancement" refers to features of a securities offering designed to reduce delays in payments and losses. The credit enhancement for the notes will consist of:


          -    the reserve account and


          -    the subordination of the certificates.

The credit enhancement for the certificates will consist of the reserve account.


The Reserve Account

         The trust will establish a reserve account with the indenture trustee. The reserve account will be funded as follows:

          - On the closing date, the trust will make an initial deposit of $__________ into the reserve account.

          - On each quarterly payment date, any funds remaining after all required payments have been made will be deposited into the reserve account.


         Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in interest and principal payments on the notes and the certificates to the extent described in this prospectus supplement. Amounts in the reserve account on any quarterly payment date in excess of the specified minimum reserve account balance, after all required payments have been made, will be released to Nellie Mae Funding, LLC or its assignee.

Subordination of the Certificates

         The subordination of the certificates to the notes as described in this prospectus supplement will provide additional credit enhancement for the notes. Because no principal will be paid on the certificates until the notes have been paid in full, any losses on the student loans not covered by amounts available in the reserve account will be allocated to the certificates before being allocated to the notes.


                        FEDERAL INCOME TAX CONSEQUENCES


         Although there is no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the notes, in the opinion of Brown & Wood LLP, special federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes.

         In the opinion of special federal tax counsel for the trust, for federal income tax purposes the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation. The certificateholders and the seller, as owner of all amounts not otherwise required to be distributed to the noteholders or the certificateholders or to pay expenses of the trust, will agree to treat the trust as a partnership in which they are partners. Alternative characterizations of the trust are possible, but they would not result in materially adverse federal income tax consequences to the certificateholders. However, there are no cases or rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the notes and the certificates.


         The material federal income tax consequences with respect to the securities and the trust are discussed more fully under "Federal Income Tax Consequences" in this prospectus supplement and "U.S. Federal Income Tax Consequences" in the accompanying prospectus.


                              ERISA CONSIDERATIONS


The Notes


         Subject to the considerations discussed under "ERISA Considerations" on page S-69 of this prospectus supplement, the notes may be purchased by employee benefit plans.


 The Certificates


          The certificates may not be acquired by, on behalf of, or using the assets of any plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Each certificateholder, by accepting a certificate, will be deemed to have made the representations discussed under "ERISA
Considerations" on page S-69 of this prospectus supplement.


                                     RATINGS

         It is a condition to the issuance and sale of the notes that at least two nationally recognized rating agencies rate the notes in their highest investment rating categories.

         It is a condition to the issuance and sale of the certificates that at least two nationally recognized rating agencies rate the Certificates in one of their three highest investment rating categories.

                                                   RISK FACTORS


         You should consider the following risk factors in deciding whether to purchase any of the securities.



The securities are not a suitable
investment for all investors        The securities are not a suitable investment
                                    if you require a regular or predictable
                                    schedule of payments or payment on any
                                    specific date. Because the securities are complex instruments, you should only consider investing in them if you have sufficient expertise, either alone or with your financial, tax and legal advisors, to analyze the prepayment, reinvestment,
                                    S-default and market risk, the tax
                                    consequences of this investment, and the interaction of these factors.



Your ability to resell the
securities may be limited           The securities will be a new issue without
                                    any established trading market. We do not currently intend to list them on any national securities exchange or on the Nasdaq Stock Market. The underwriters may assist in resales of the securities but are not required to do so. A secondary market for the securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently active or liquid for you to resell any of your securities. [Names of Underwriters] have advised us that they intend to attempt to make a secondary market in the securities; however, they are not obligated to do so.



The trust has limited assets from
which to make payments on the
securities                          The trust does not have, nor is it permitted
                                    or expected to have, any significant assets or sources of funds other than the student loans, the related guarantee agreements and the reserve account. The notes represent obligations of, and the certificates represent ownership interests in, the trust alone and will not be insured or guaranteed by any entity. Consequently, you must rely on payments on the student loans from borrowers, guarantors or both, and amounts on deposit in the reserve account, to repay your securities. Only a limited amount of money will be deposited in the reserve account and that amount will be reduced, subject to a specified minimum, as the aggregate principal amount of the notes and the aggregate certificate balance of the certificates are reduced. If the reserve account is exhausted, the trust will depend solely on payments on the student loans to make payments on the notes and the certificates and you could suffer a loss if those payments are inadequate. You will have no claim to any amounts that the trust properly distributes to the seller, the master servicer or any of their affiliates from time to time.



Losses may occur if the principal
amount of the notes and the
certificate balance of the
certificates exceed the pool
balance of the student loans        As of the closing date, the sum of the
                                    aggregate principal amount of the notes and the certificate balance of the certificates will be equal to approximately ___% of the outstanding principal balance of the student loans as of the cutoff date.



                                    If the sum of the aggregate principal amount of the notes and the aggregate certificate balance of the certificates exceeds the outstanding principal balance of the student loans in the trust, you may experience losses to the extent that excess interest collections do not make up this difference. Any of the following will increase the likelihood of this sort of loss:


                                    -        a high rate of prepayments or

                                    -        a widening of the spread between
                                             the three-month T-bill rate and
                                             three-month LIBOR.


                                    In addition, you may experience losses if an event of default should occur under the indenture and the indenture trustee were required to sell the student loans at a time when the sum of the principal amount of the notes and the certificate balance of the certificates exceeded the outstanding balance of the student loans. However, because the notes must be redeemed in full before any principal is paid on the certificates, losses to investors in the notes in this case would be limited to the amount not absorbed by investors in the certificates.



Addition of student loans may
change the characteristics of
the trust loans after the
closing date                        From time to time after the closing date,
                                    the seller may elect to transfer to the
                                    trust serial loans made to borrowers whose existing student loans are already owned by the trust. In addition, in lieu of using cash to repurchase from the trust student loans with respect to which there has been a material breach of the representations and warranties contained in the loan sale agreement, the seller may transfer qualified substitute student loans to the trust. As a result, the characteristics of the pool of trust loans may vary from the information presented in this prospectus supplement. The composition of the student loans and their borrowers, the related guarantors, the distribution by loan type, school type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity all may vary. You should consider the effect of these potential variances when making your investment decision concerning the securities.



Because the timing of principal
payments is uncertain, the return
on your investment will change over
time The pre-tax return on your investment will change from time to time .

                                    -        The Rate of Principal is Uncertain.
                                             The amount of principal payments
                                             that you receive on your securities
                                             and the time when you receive them
                                             depend on how borrowers pay the
                                             principal of their student loans.
                                             Principal payments on the
                                             securities derive from regularly
                                             scheduled payments on the student
                                             loans or from unscheduled payments
                                             resulting from prepayments,
                                             defaults or consolidations of the
                                             student loans. We cannot predict
                                             the timing of unscheduled payments.
                                             In addition, principal payments on
                                             the trust loans may be used to
                                             purchase serial loans from the
                                             seller rather than to make
                                             principal payments on the
                                             securities.



                                    -        Prior to the Parity Date, Excess
                                             Interest Pays Down Principal. Prior
                                             to the date on which the sum of the
                                             aggregate principal amount of the
                                             notes, plus the aggregate
                                             certificate balance of the
                                             certificates first equals the sum
                                             of the outstanding balance of the
                                             student loans in the trust plus
                                             the amount of the reserve account,
                                             any excess spread on the loans
                                             will be used to make principal
                                             payments on the securities.



                                    You will bear the risk that the timing and amount of principal payments on your securities will prevent you from attaining your desired yield.



You may be unable to reinvest
principal payments at the yield you
earn on the securities              Asset-backed securities usually produce
                                    increased principal payments to investors when market interest rates fall below the interest rates on the collateral (student loans in this case) and result in decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.


The securities may be repaid early
due to an auction sale or the
exercise of the purchase option.
If this happens, your yield may be
affected and you will bear the
reinvestment risk                   The securities may be repaid before you
                                    expect them to be if:


                                    -        the indenture trustee successfully
                                             conducts an auction sale or

                                    -        Nellie Mae Funding, LLC or its
                                             assignee exercises its option to
                                             purchase all the assets of the
                                             trust.


                                    If this happens, your yield on the
                                    securities may be affected and you will
                                    bear the risk that you cannot reinvest the money you receive in repayment of the securities at a yield that is at least equal to the yield on the securities.



Changes in legislation may
adversely affect student loans and
federal guarantors                  The Higher Education Act or other relevant
                                    federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs described in this prospectus supplement and the accompanying prospectus, as well as the student loans made under these programs and the financial condition of the federal guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on the trust or the securities.



The federal direct student loan
program could result in reduced
revenues for the master servicer,
the subservicers and the guarantors The Federal Direct Student Loan Program, established under the Higher Education Act, could result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the seller, the administrator, the master servicer and the subservicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the master servicer or the subservicers to satisfy their obligations to service the student loans. This increased competition from the Federal Direct Student Loan Program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal Family Education Loan Program and also result in prepayments of student loans held by the trust.



Generally, the Class A-1 Notes will
be most immediately affected by a
high prepayment rate; the
certificates will be at greatest
risk in event of default            Since we generally will not pay any
                                    principal to the holders of the Class A-2
                                    Notes or the certificates until the
                                    principal balance of the Class A-1 Notes has been reduced to zero, the Class A-1
                                    Noteholders would be most immediately
                                    affected by a high rate of principal
                                    prepayments . In contrast, as a result of the sequential payment of principal, it is likely that at any time the Class A-2 Notes will have a greater percent of their initial principal balance outstanding than the Class
                                    A-1 Notes and therefore, following a default under the indenture, more losses will be allocated to the Class A-2 Notes than to the Class A-1 Notes as a relative percentage of their respective initial principal amounts.
                                    In any event, all losses will be allocated first to the certificates before any losses are allocated to the notes.



You may not receive interest at the
specified rate due to the effect of
the interest rate cap               As specified on the cover of this prospectus
                                    supplement, the interest rate for each class of the notes and the certificate rate for the certificates will be based on the level of three-month LIBOR. However, in each quarterly interest period, the interest rate on each class of the notes and the interest return rate on the certificates will subject to an interest rate cap that is equal to the adjusted student loan rate for that period.

                                    The interest rate cap may be triggered as a result of the following:


                                    -        The trust loans generally bear
                                             interest based on the three-month
                                             T-Bill rate, while the class note
                                             rate for each class of notes and
                                             the certificate rate for the
                                             certificates is based on
                                             three-month LIBOR. If the spread
                                             between these two indices widens,
                                             the interest rate cap may be
                                             triggered.



                                    -        The principal balance of the trust
                                             loans initially will be less than
                                             the sum of the aggregate principal
                                             amount of the notes and the
                                             aggregate certificate balance of
                                             the certificates. Consequently, the
                                             aggregate principal balance of the
                                             trust loans on which interest will
                                             be collected will be less than the
                                             principal amount of the securities.



                                    Any interest not paid on your securities due to the effect of the interest rate cap may be paid later on a subordinated basis. However, the existence of the interest rate cap may reduce the market value and liquidity of your securities.



Indenture trustee may have
difficulty liquidating student
loans Generally, during an event of default, the indenture trustee is authorized to sell the trust loans. It is possible, however, that the indenture trustee may not find a purchaser for them. In addition, the market value of the trust loans might not equal the principal amount of the notes and the certificate balance of the certificates, plus accrued and unpaid interest. In either event, you may suffer a loss.



Insufficient funds for principal
distributions is not an event of
default under the indenture         The principal amount required to be paid on
                                    the securities on any payment date generally is limited to amounts available for payment.
                                    Therefore, our failure to pay principal may not result in an event of default under the indenture until the final maturity date of each class the notes shown on the cover of this prospectus supplement.

Trust loans are only insured
by the guarantors only to 98%       The trust loans are generally 98% insured by
                                    a guarantor. As a result, in the event of a trust loan default, the trust will experience a loss on that loan generally in the amount of 2% of its outstanding principal and accrued and unpaid interest.
                                    We will assign a defaulted trust loan to the applicable federal guarantor in exchange for a guarantee payment of the 98% guaranteed portion. We may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in this prospectus supplement is insufficient to cover the unguaranteed portion, you may suffer a loss.



Your investment also depends
on the financial condition of
the guarantors                      All the trust loans are unsecured. As a
                                    result, the only security for payment of the trust loans are the guarantees provided under the guarantee agreements between the eligible lender trustee and the guarantors.
                                    All of the student loans that will be
                                    conveyed to the trust on the closing date are guaranteed by guarantors as set forth in "The Trust Loan Pool - Guarantee of Trust
                                    Loans" in this prospectus supplement. The financial condition of a guarantor may be adversely affected by a number of factors including:


                                    -        the amount of claims made against
                                             that guarantor as result of
                                             borrower defaults;


                                    -        the amount of claims reimbursed to
                                             that guarantor from the Department
                                             of Education, which range from 75%
                                             to 100% of the 98% guaranteed
                                             portion depending on the date the
                                             student loan was made and the
                                             performance of the guarantor; and


                                    -        changes in legislation that may
                                             reduce expenditures from the
                                             Department of Education that
                                             support federal guarantors or that
                                             may require federal guarantors to
                                             pay more of their reserves to the
                                             Department .



                                    If the financial status of the guarantors deteriorates, they may fail to make guarantee payments to the eligible lender trustee. In that event, you may suffer delays, or losses, in the payment of principal and interest on the securities.

Lag in guarantee payments
could delay interest and
principal payments on the
securities                         Generally, a lender may not submit a default
                                   claim to a guarantor until the related
                                   student loan has been delinquent for at
                                   least 270 days. If interest on the
                                   performing trust loans and available amounts in the reserve account are insufficient to cover collection shortfalls on the delinquent loans, the delay in receiving guarantee payments could result in a delay in principal and interest payments on the securities.



Bankruptcy of the seller could
adversely affect payments on
the securities                     The transactions described in this prospectus
                                   supplement have been structured to assure that the transfer of the trust loans from the seller to the trust will be treated as a sale of the trust loans to the trust, not as a pledge of the trust loans to secure a borrowing by the seller. In the event of the bankruptcy of the seller, however, there can be no assurance that the sale of trust loans to the trust will not be recharacterized as a pledge of the trust loans to secure a borrowing of the seller. Such a recharacterization could result in delays and reductions in the amount of collections on the trust loans.



                                   The seller will acquire the trust loans from one or more of its affiliates or from third parties. The seller views each of these transfers as a "true sale" and not a secured borrowing by any of its affiliates or a third party. In addition, the seller will represent that each trust loan, on the date on which it is transferred to the eligible lender trustee on behalf of the trust, is free and clear of all security interests, charges and encumbrances. However, if a court were to disagree and treat those transfers as secured borrowings, other persons might be deemed to have an interest in the trust loans superior to that of the trust and the eligible lender trustee. Any superior interest could result in delays and reductions in the amount of collections on the trust loans.



Failure to comply with student
loan origination and servicing
procedures could adversely
affect payments on the
securities                         The Higher Education Act requires loan
                                   holders and servicers to follow specified procedures, including certain due diligence procedures, to ensure that student loans are properly originated and serviced. Failure to follow these procedures may result in:


                                    -        the Department of Education's
                                             refusal to make reinsurance
                                             payments to the guarantors or to
                                             make interest subsidy payments and
                                             special allowance payments to the
                                             eligible lender trustee for the
                                             trust loans; and



                                    -        the guarantors' inability or
                                             refusal to make guarantee payments
                                             on the trust loans.



                                    The loss of any of these payments could
                                    adversely affect payment of principal and interest on the securities.



Offsets by guarantors or the
Department of Education could
reduce the amount of available
funds The eligible lender trustee may use the same Department of Education lender identification number for student loans in the trust which it has used for other student loans held by the eligible lender trustee on behalf of other entities established by the seller or its affiliates under other indentures. If it does so, the billings submitted to the Department and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for student loans under other indentures using the same lender identification number. Payments on those billings by the Department as well as claim payments by the applicable guarantors would be made to the eligible lender trustee, or to the master servicer on behalf of the eligible lender trustee, in lump sum form. Those payments would be allocated by the eligible lender trustee among the various indentures that reference the same lender identification number.



                                    If the Department or a guarantor determines that the eligible lender trustee owes it a liability on any Federal Family Education Loan Program Loan for which the eligible lender trustee is or was legal titleholder, including loans held under the indenture for your securities or other indentures, the Department or the applicable guarantor might seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus our ability to pay you principal and interest on the securities.



                                    The indenture for your securities and other indentures of the seller and its affiliates entered into after [ ], 1999 will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, there can be no assurance that the amount of funds available to the trust with respect to indemnification would be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.



Inability of the seller or master
servicer to meet its repurchase
obligations may adversely affect
the securities                      Under certain circumstances, the eligible
                                    lender trustee on behalf of the trust has the right to cause the seller or master servicer to repurchase trust loans in the event of a breach of its representations, warranties or covenants regarding them.
                                    There can be no assurance, however, that the seller or the master servicer will have the financial resources to do so.



Computer problems related to the
year 2000 may adversely affect
payments on the securities          The year 2000 problem arises from the use by
                                    software developers of two digits rather than four to denote years in software programs, computer hardware operating systems and microprocessor-based embedded controls in automated equipment. As a result, information systems that operate date sensitive software or automated equipment that contains date sensitive microprocessors may interpret "00" to signify 1900 rather than 2000, thereby impairing the ability of the information systems or automated equipment to calculate, sequence or recognize dates correctly. This could result in serious malfunctions or even complete failures of the affected systems, including an inability to process transactions, issue securities or checks, or engage in normal business activities.



                                    The master servicer is responsible for
                                    collecting and posting payments to
                                    borrowers' accounts. Failure by the master servicer or its subservicers to resolve year

                                    2000 issues could adversely affect payments on the securities or the servicing of the trust loans. All of the master servicer's internal systems have been tested for year 2000 compliance.



                                    The master servicer relies heavily on
                                    several third-party service providers for key business processes, such as origination, servicing and guarantee of student loans. Consequently, the master servicer has executed an aggressive strategy to assess and monitor vendors to ensure, to the extent within its control, that its business processes are not jeopardized. To date, year 2000 risks associated with third-party vendors and business partners have been categorized and prioritized. The master servicer will continue to monitor the progress of its business partners' year 2000 preparation and to work cooperatively with them to address any concerns.



                                    The master servicer, on behalf of the trust, will submit claims to the various guarantors for payment on defaulted trust loans. If any guarantor that guarantees a significant portion of the trust loans is unable to process guarantee payments timely because of its failure to remediate year 2000 issues, the liquidity of the trust could be affected adversely, possibly to a material extent.



                                    Year 2000 issues could cause the
                                    malfunction of DTC's computer
                                    applications and systems as they relate
                                    to book-entry deliveries, processing
                                    payments and settlement of trades. A
                                    malfunction of this type could result in a temporary illiquidity in the trading of the securities. Although DTC has advised NMELC that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with year 2000 issues, there can be no assurance that DTC will be successful in its remediation efforts.

                                    If the trust, the seller, the administrator, the master servicer, any subservicers, the guarantors, the indenture trustee, the owner trustee , the eligible lender trustee or DTC are unable to modify their computer and electronic systems and applications to resolve any year 2000 issues, or if any of these parties are adversely affected by the inability or failure of a third party on which they rely to resolve any year 2000 issues, the receipt of collections on the student loans may be delayed. As a consequence, you may experience a delay in payment on your securities and/or suffer a loss.



Year 2000 computer problems related
to the Department of Education may
adversely affect the securities as
a result of adverse effects on
guarantors and guarantee payments   The Department of Education has
                                    undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department's year 2000 efforts can be obtained at the Department of Education's site on the World Wide Web at http://www.ed.gov. Any failure by the Department of Education to resolve any year 2000 issues, or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the Federal Family Education Loan
                                    Program, the guarantors and guarantee
                                    payments on the trust loans.



Withdrawal or downgrading of
initial ratings will affect prices
of the securities                   A security rating is not a recommendation to
                                    buy, sell or hold securities. Similar
                                    ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating.
                                    Any rating agency may change its rating of the securities after they are issued if it believes that circumstances have changed.
                                    Any subsequent change in rating is likely to affect the price that a subsequent purchaser will be willing to pay for the securities.
                                    In addition, the ratings do not address the likelihood of the ultimate payment to you of any interest not paid as a result of the interest rate cap having been triggered.

                             FORMATION OF THE TRUST

THE TRUST

         Nellie Mae Student Loan Trust 1999-A will be a business trust formed under the laws of the State of Delaware and in accordance with the trust agreement for the transactions described in this prospectus supplement and in the accompanying prospectus. The trust will perform only the following activities:


         -        It will acquire, hold and manage:

                  - the student loans (the "Initial Trust Loans") to be sold to the trust on ________ __, 1999 (the "Closing Date") with effect from _________ ___, 1999 (the "Cutoff Date");

                  - any Serial Loans that the seller may transfer to the trust after the Closing Date;

                  - any Qualified Substitute Student Loans that the seller may transfer to the trust after the Closing Date in lieu of the seller's repurchasing for cash loans with respect to which there has been a material breach of the representations and warranties contained in the loan sale agreement (the Qualified Substitute Student Loans and the Serial Loans, the "Additional Loans" and, together with the Initial Trust Loans, the "Trust Loans");

                  - moneys and other investment securities of the trust on deposit in accounts under the related indenture, including the reserve account; and

                  - the proceeds of the Trust Loans and other trust assets.

         - It will issue the Class A-1 Floating Rate Asset-Backed Notes (the "Class A-1 Notes") and the Class A-2 Floating Rate Asset-Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") and the Floating Rate Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").

         -        It will make payments on the Notes and the Certificates.

         - It will engage in other activities that are necessary, suitable or convenient to accomplish these and or other related activities.

         On behalf of the trust, The First National Bank of Chicago, as eligible lender trustee, will use the proceeds from the sale of the Securities for the following purposes:

         - to purchase the Initial Trust Loans from Nellie Mae Education Loan Corporation, the seller under the loan sale agreement;

         - to make the initial deposit into the reserve account on the Closing Date of cash or eligible investments equal to $__________ (the "Reserve Account Initial Deposit"); and

         -        to fund the costs of issuing the Securities.


After completing the above transactions, the property of the trust will consist of:


         - a pool of guaranteed education loans to students and parents of students ("FFELP Loans") made under the Federal Family Education Loan Program (the "FFELP"), legal title to which loans is held by the eligible lender trustee on behalf of the trust;

         -        all funds collected on the Trust Loans on or after the Cutoff
                  Date; and


         - all moneys and investments on deposit in the collection account and the reserve account.


         The Notes will be secured by the assets of the trust and the Certificates will represent undivided ownership interests in the trust. The indenture trustee will maintain the collection account and the reserve account in its name for the benefit of the Noteholders and the Certificateholders. To facilitate servicing and to minimize administrative burden and expense, the eligible lender trustee will appoint the master servicer as custodian of the promissory notes representing the Trust Loans.


         Serial Loans will be added to the trust to the extent that the seller exercises its option to sell Serial Loans to the eligible lender trustee, acting on behalf of the trust, up to an amount equal to 5% of the initial Pool Balance. Serial Loans and Qualified Substitute Student Loans may not be added to the trust unless the procedures in the loan sale agreement are complied with.

         The trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as eligible lender trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE


         The First National Bank of Chicago will act as the eligible lender trustee for the trust under the trust agreement to be dated as of [ ], 1999 among the seller, Nellie Mae Funding, LLC ("NMF"), a Delaware limited liability company which is a subsidiary of the seller, and the eligible lender trustee. The trust agreement may be amended from time to time. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0216, Chicago, Illinois 60670. Its New York offices are located at 14 Wall Street, New York, New York 10005.

         On behalf of the trust, the eligible lender trustee will acquire legal title to all the Trust Loans conveyed from time to time under the loan sale agreement, and enter into a guarantee agreement with each of the guarantors of the related Trust Loans. The eligible lender trustee qualifies as an eligible lender and owner of the Trust Loans for all purposes under the Higher Education Act of 1965, as amended, and the guarantee agreements. Its failure to qualify as an eligible lender would result in the loss of guarantee payments from any guarantor and any federal assistance with respect the Trust Loans it purchases on behalf of the trust. SEE "The Student Loan Pools" in the accompanying prospectus. The eligible lender trustee's liability in connection with the issuance and sale of the Securities is limited solely to its express obligations as set forth in the trust agreement, the loan sale agreement and the master servicing agreement. SEE "Description of the Securities" and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the accompanying prospectus.


         The seller and its affiliates may maintain normal commercial banking relations with the eligible lender trustee.


THE MASTER SERVICER AND THE SUBSERVICERS

         Nellie Mae Education Loan Corporation ("NMELC"), as master servicer, will arrange for the servicing of the Trust Loans under the master servicing agreement. The master servicer has initially arranged for AFSA Data Corporation and USA Group Loan Services, Inc. to subservice the Trust Loans on a daily basis. Nevertheless, the master servicer will remain fully responsible for the servicing of the Trust Loans.


         AFSA Data Corporation ("AFSA") acts as a loan servicing agent for NMELC. AFSA is a for-profit corporation and a wholly-owned subsidiary of Fleet Holding Corporation, a subsidiary of Fleet National Bank, which in turn is a wholly-owned subsidiary of Fleet Financial Group of Boston, Massachusetts, a diversified financial services company. As of December 31, 1998, AFSA provided loan servicing for approximately $52 billion in student loans. AFSA has its principal offices in Long Beach, California, and a regional processing center in Utica, New York, which services the guaranteed student loan and parental loan programs, and a regional processing center in Lombard, Illinois, which services campus based programs. AFSA's principal office is located at 2277 E. 220th Street, Long Beach, California 90810-1690; telephone (313) 513-2700.

         USA Group Loan Services, Inc. ("Loan Services"), formerly known as Education Loan Servicing Center, Inc., is a private, nonprofit, non-stock membership corporation which was organized in 1982 under and pursuant to the provisions of the General Corporation Law of the State of Delaware. Loan Services is an affiliate of USA Group, Inc., a nonprofit corporation which is also affiliated with United Student Aid Funds, Inc., one of the guarantors of the Trust Loans. As of September 30, 1998, Loan Services provided loan servicing for in excess of 3,500,000 student and parent loans with outstanding balances of over $13.4 billion for approximately 150 different lenders and secondary market corporations. Loan Services' principal office is located at 30 South Meridian, Indianapolis, Indiana 46204-3503; telephone
(800) 428-9250.

                               THE TRUST LOAN POOL

         The pool of Trust Loans will include the Initial Trust Loans purchased by the eligible lender trustee on behalf of the trust as of the Cutoff Date and any Additional Trust Loans acquired by the eligible lender trustee on behalf of the trust after the Closing Date.


          From time to time after the Closing Date, the seller will have the option to direct the eligible lender trustee to purchase Serial Loans from the seller on behalf of the trust. A "Serial Loan" is a student loan made to a borrower who is also a borrower under at least one outstanding Trust Loan. The seller generally anticipates that it will cause the eligible lender trustee to purchase Serial Loans, but the seller is not obligated to do so. If the seller decides to sell a Serial Loan to the trust, it is expected that the sale would occur shortly after the Serial Loan was acquired by the seller. The maximum aggregate amount of Serial Loans that the seller may sell to the trust is limited to 5% of the initial Pool Balance.


         On behalf of the trust, the eligible lender trustee will purchase Serial Loans by using collections of principal on the outstanding Trust Loans that would have otherwise been part of Available Funds.

In addition, on the quarterly payment date immediately after the end of each Collection Period during which it has acquired any Serial Loans, the trust will use any amounts then in the reserve account in excess of the Specified Reserve Account Balance to pay any Purchase Premium Amounts for the Serial Loans purchased during that Collection Period.

          In selecting the Trust Loans, the seller has not used any procedures that it believes to be adverse to the Securityholders nor will it do so in the future. Nevertheless, you should note that the criteria that are described under "Description of the Transfer and Servicing Agreements--Additional Fundings" in this prospectus supplement or that are contained in the loan sale agreement are the only required characteristics of the Additional Trust Loans. Therefore, following the transfer of to the eligible lender trustee on behalf of the trust of Serial Loans as well as the replacement of Trust Loans with Qualified Substitute Student Loans, the aggregate characteristics of the entire pool of Trust Loans, including the composition of the loans and their borrowers, the guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance, the distribution by school type and the distribution by remaining term to scheduled maturity that are described in the following tables, may vary from those of the Initial Trust Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Trust Loans on any date following the Cutoff Date may vary from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Trust Loans. Moreover, the information described below regarding the original term to maturity and remaining term of maturity of the Initial Trust Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any Trust Loan whose borrower is granted a deferral or forbearance period. We are unable to predict the extent of that variance.


         The tables below set forth certain characteristics of the Initial Trust Loans as of the Cutoff Date. Although the Initial Trust Loans that the seller actually transfers to the trust on the Closing Date may differ from those that are expected to be transferred to the trust as of the date of this prospectus supplement, that difference is limited to no more than 5% of the initial Pool Balance.


         In the tables below, the aggregate outstanding principal balance of the Initial Trust Loans as of the Cutoff Date includes net principal balances due from borrowers, plus accrued interest in an amount estimated to be $_________ as of the Cutoff Date that we expect to be capitalized when repayment begins. Due to rounding, the percentages set forth in the tables below may not always add to 100%.

                     Composition of the Initial Trust Loans
                              as of the Cutoff Date

Aggregate outstanding principal balance                        $   _______
Number of borrowers                                                _______
Average outstanding principal balance per borrower             $   _______
Number of loans                                                    _______
Average outstanding principal balance per loan                 $   _______
Weighted average original term to maturity                         _______ months
Weighted average remaining term to maturity                        _______ months
Weighted average annual interest rate                              _______ %


         In the preceding table, the weighted average annual interest rate was calculated using the interest rates of the Initial Trust Loans in effect as of the Cutoff Date . However, because some of the Initial Trust Loans bear interest at a variable annual rate, there can be no assurance that the foregoing percentage will remain applicable to the Initial Trust Loans at any time after the Cutoff Date.

          In addition, the weighted average original term to maturity was determined from the date of origination of each Initial Trust Loan and the weighted average remaining term to maturity was determined from the Cutoff Date, in each case to the stated maturity date of the related loan. In making these calculations, we assumed that repayment of each loan would begin promptly after the expiration of the typical grace period following the related student's expected graduation date . We also assumed that no deferrals or forebearances under the FFELP would be granted in the future.


                                      Distribution of the Initial Trust Loans
                                        by Loan Type as of the Cutoff Date

                                                                                          Percent of Initial Trust
                                        Number                Aggregate Outstanding       Loans by Outstanding
 Loan Type                              of Loans              Principal Balance           Principal Balance
----------                              --------              ---------------------       --------------------

Stafford Loans
Unsubsidized Stafford Loans
SLS Loans
PLUS Loans
Consolidation Loans
                                         -------------        ---------------------       --------------------
     Total

                     Distribution of the Initial Trust Loans
                by Borrower Interest Rates as of the Cutoff Date


                                                                            Percent of Initial Trust
Range of  Interest              Number          Aggregate Outstanding       Loans by Outstanding
Rates                           of Loans        Principal  Balance          Principal Balance
------------------              --------        ---------------------       --------------------------
     7.00% to 7.49%
     7.50% to 7.99%
     8.00% to 8.49%
     8.50% to 8.99%
     9.00% to 9.49%
     9.50% and above
     Total

          In the preceding table, the ranges of interest rates were calculated using the interest rates of the Initial Trust Loans in effect as of the Cutoff Date. However, because some of the Initial Trust Loans bear interest at a variable annual rate, there can be no assurance that the ranges shown above will remain applicable to the Initial Trust Loans at any time after the Cutoff Date.

                     Distribution of the Initial Trust Loans
             by Outstanding Principal Balance as of the Cutoff Date

                                                                                          Percent of Initial Trust
Range of Outstanding                    Number                Aggregate Outstanding       Loans by Outstanding
Principal Balance                       of Loans              Principal  Balance          Principal Balance
--------------------                    --------              ---------------------       --------------------------
     Less than $2,000
     $ 2,000 to $ 3,999
     $ 4,000 to $ 5,999
     $ 6,000 to $ 7,999
     $ 8,000 to $ 9,999
     $10,000 to $11,999
     $12,000 to $13,999
     $14,000 to $15,999
     $16,000 to $17,999
     $18,000 to $19,999
     $20,000 to $21,999
     $22,000 to $23,999
     $24,000 to $25,999
     $26,000 to $27,999
     $28,000 and above
     Total

                     Distribution of the Initial Trust Loans
                      by School Type as of the Cutoff Date

                                                                                          Percent of Initial Trust
                                        Number                Aggregate Outstanding       Loans by Outstanding
              School Type               of Loans              Principal Balance           Principal Balance
        ------------------------        --------------        ---------------------       -------------------------
     4-Year Public
     4-Year Private
     2-Year Public
     2-Year Private
     Proprietary/Vocational
     Other/Unknown

     Total

                     Distribution of the Initial Trust Loans
                     by Remaining Term to Scheduled Maturity
                              as of the Cutoff Date

     Range of Remaining Term to                        Aggregate        Percent of Initial
              Scheduled                                Outstanding      Trust Loans
               Maturity              Number            Principal        by Outstanding
             (in months)             of Loans          Balance          Principal Balance
---------------------------------    ---------------   -------------    ------------------
     Less than 24
     24 to 35
     36 to 47
     48 to 59
     60 to 71
     72 to 83
     84 to 95
     96 to 107
     108 to 119
     120 to 131
     132 to 143
     144 to 155
     156 to 167
     168 to 179
     180 to 191
     192 and above

     Total


          In the preceding table, the ranges of remaining term to scheduled maturity was determined from the Cutoff Date to the stated maturity date of the related Initial Trust Loans. We assumed that repayment of each loan would begin promptly after the expiration of the typical grace period following the related student's expected graduation date and that no deferrals or forbearances under the FFELP would be granted in the future.

                     Distribution of the Initial Trust Loans
                by Borrower Payment Status as of the Cutoff Date

                                                              Aggregate                 Percent of Initial Trust
                                        Number                Outstanding               Loans by Outstanding
 Borrower Payment Status                of Loans              Principal Balance         Principal Balance
--------------------------              -----------------     ----------------------    -------------------------
In-School
Grace
Deferral
Forbearance
Repayment

Total

          In the preceding table, the heading "Borrower Payment Status" refers to the status of the borrower of each Initial Trust Loan as of the Cutoff Date. A borrower still may be attending school ("In-School"), may be in a grace period prior to beginning repayment ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan Program" below and in the accompanying prospectus. For purposes of the preceding table, the term "In-School" excludes, and the term "Deferral" includes, all SLS Loans or PLUS Loans made to borrowers who are still attending school.

                         Geographic Distribution of the
                    Initial Trust Loans as of the Cutoff Date


                                                Aggregate                   Percent of Initial Trust
                              Number            Outstanding                 Loans by Outstanding
 Location                     of Loans          Principal Balance           Principal Balance
------------                  --------------    ------------------------    -------------------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Military
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma

                                                Aggregate                   Percent of Initial Trust
                              Number            Outstanding                 Loans by Outstanding
 Location                     of Loans          Principal Balance           Principal Balance
------------                  --------------    -----------------           -------------------------
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other

Total


         In the preceding table, the description of a borrower's location is based on that borrower's permanent billing address as shown in the master servicer's records as of the Cutoff Date.

           Distribution of Initial Trust Loans by Date of Disbursement

                                                       Aggregate              Percent of Initial
                                                       Outstanding            Trust Loans
                                        Number         Principal              by Outstanding
Date of  Disbursement                   of Loans       Balance                Principal Balance
------------------------                -----------    ------------------     -------------------
Before October 1, 1993

From October 1, 1993 through
  September 30, 1998

From October 1, 1998 on

Total


         Initial Trust Loans disbursed before October 1, 1993 are 100% guaranteed by the Initial Guarantors and reinsured against default by the Department of Education up to a maximum of 100% of the Guarantee Payments. Initial Trust Loans disbursed from October 1, 1993 through September 30, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department of Education up to a maximum of 98% of the guarantee payments. Initial Trust Loans disbursed on or after October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the guarantee payments.

                     Distribution of Initial Trust Loans by
               Number of Days of Delinquency as of the Cutoff Date

                                                                               Percent of Initial Trust
                                                                               Loans
                             Number                Aggregate Outstanding       by Outstanding
Days Delinquent              of Loans              Principal Balance           Principal Balance
---------------              -----------------     ----------------------      --------------------------
0 - 30
31 - 60
61 - 90
91 - 120
Total

         The outstanding principal balance of each Trust Loan will be amortized over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the loan's outstanding principal balance multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. Payments received on each Trust Loan are applied first to late charges and then to interest accrued to the date of payment. The remainder is then applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferral or forbearance periods, the borrower is obligated to pay regular monthly installments until the final scheduled payment date for that Trust Loan, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance of the loan outstanding at that time.

Guarantee of  Trust Loans



         By the Closing Date, the eligible lender trustee will have entered into guarantee agreements with the state or non-profit guarantors listed on the chart appearing on page S-39 of this prospectus supplement (the "Initial Guarantors"). Under the guarantee agreements, each Initial Guarantor has agreed to serve as guarantor for certain "Initial Trust Loans."



          The trust may acquire Additional Loans guaranteed by a state or non-profit guarantor other than the Initial Guarantors (each, an "Additional Guarantor" and, together with the Initial Guarantors, the "guarantors") provided that, at the time the trust acquires the Additional Loan, the related Additional Guarantor is a state or non-profit guarantor and has entered into a guarantee agreement with the eligible lender trustee. No more than 20% of the Trust Loans by principal balance may have guarantees from Additional Guarantors and no more than 5% of the Trust Loans by principal balance may have guarantees from any one Additional Guarantor.



         Under its guarantee agreement, each guarantor guarantees to pay 100% of the principal and accrued interest for each Trust Loan covered by its guarantee, including any interest that may be capitalized from time to time, in the event any one of the following events has occurred:



         - the borrower under the loan fails to make monthly principal or interest payments when due and the failure continues for a statutorily determined period of time (at least 180 days for student loans for which the first day of delinquency occurs before October 7, 1998 or 270 days for student loans for which the first day of delinquency occurs on or after October 7,
                  1998), EXCEPT that the guarantee against the borrower's failure to make payments will cover only 98% of unpaid principal and accrued and unpaid interest for Trust Loans first disbursed on or after October 1, 1993;



         - a petition in bankruptcy under any chapter of the Federal Bankruptcy Code is filed by or against the borrower;

         -        the borrower dies;

         - the borrower becomes totally and permanently disabled to work and earn money or attend school, as certified by a qualified physician;


         - the borrower's program of study cannot be completed because the borrower's school closes;


         - the loan application is discovered to have been falsely certified by the borrower's school; or

         - a determination is made, based solely on the borrower's actions in obtaining the loan, that the borrower was ineligible for the loan.


         When one of these conditions is satisfied, the Higher Education Act requires the guarantor generally to pay the claim within 90 days after the lender submits it. The obligations of a guarantor under its guarantee agreement are obligations solely of that guarantor and are not supported by the full faith and credit of the federal government or any state government. However, the Act provides that if the Secretary of Education determines that a guarantor is unable to meet its insurance obligations, the Secretary will assume responsibility for all functions of that guarantor under the guarantor's loan insurance program. The Secretary is authorized, among other things, to take those actions that are necessary to ensure that:


         - student loans continue to be available to residents of the state or states in which the guarantor did business;

         - all guarantees issued by the guarantor before the Secretary assumed its functions are fully honored; and

         - the student loans guaranteed by the guarantor are properly serviced.


For a further discussion of the Secretary's authority in the event that a guarantor is unable to meet its insurance obligations, SEE "Guarantors Under the FFELP - Department of Education Oversight" in the accompanying prospectus.



         Each guarantor's obligations on any Trust Loan that it guarantees are conditioned upon the satisfaction of all the conditions set forth in the applicable guarantee agreement. These conditions generally include, but are not limited to, the following:



         - the Trust Loan was originated and serviced in accordance with the Higher Education Act and other applicable requirements;



         - the guarantee fee payable on the Trust Loan is timely paid to the guarantor;



         - all required pre-claim delinquency status notifications and the claim for the guarantee payments on the Trust Loan are timely submitted; and



         - the promissory note evidencing the Trust Loan is transferred and endorsed to the guarantor when a claim for guarantee payments on the loan is made.


Failure to comply with any of the applicable conditions, including those listed above, may result in:


         - the guarantor's refusal to honor its guarantee agreement with respect to the Trust Loan;


         - the guarantor's denial of coverage on certain accrued interest amounts on the loan; or

         - the loss of certain interest subsidy payments and special allowance payments with respect to the loan.


         Under the master servicing agreement, the master servicer's failure to comply with any applicable conditions would constitute a breach of its covenants and would obligate the master servicer to repurchase the affected Trust Loans. SEE "Risk Factors--Inability of the Seller or Master Servicer to Meet Its Purchase Obligations May Adversely Affect the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Master Servicer Covenants" in the accompanying prospectus.

         Under the loan sale agreement, the seller's material breach of its representations and warranties would obligate the seller to repurchase (or provide a substitute for) the affected Trust Loans and reimburse the trust for any non-guaranteed interest amounts or lost interest subsidy payments or special allowance payments that result from the breach. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" in the accompanying prospectus.



         The following table provides information with respect to the portion of the Initial Trust Loans guaranteed by each Initial Guarantor.

 Distribution of Initial Trust Loans by Initial Guarantor as of the Cutoff Date



                                                                                  Percent of Initial Trust
                                                      Aggregate Outstanding       Loans by Outstanding
                                Number                Principal Balance of        Principal Balance
          Name of Guarantor     of Loans Guaranteed   Initial Trust Loans         Guaranteed

         In the preceding table, the aggregate outstanding principal balance of the Initial Trust Loans as of the Cutoff Date includes net principal balances due from borrowers, plus accrued interest in an amount estimated to be $__________ as of the Cutoff Date that we expect to be capitalized when repayment begins.



         Set forth in the four following tables is current and historical information for each Initial Guarantor which guarantees Initial Student Loans comprising at least 5% of the initial Pool Balance (each, a "Significant Guarantor") concerning all the student loans that it guarantees, including those not owned by the trust. The information in the four following tables with respect to the Significant Guarantors has been obtained from Department of Education publications or other public official documents. Neither the seller nor the underwriters confirmed the information in the following tables independently.



         GUARANTEE VOLUME. The following table sets forth the approximate aggregate principal balance of federally reinsured student loans, including PLUS Loans but excluding Consolidation Loans, that first became guaranteed by the Significant Guarantors in each of the last five federal fiscal years:



                                           Stafford, SLS and PLUS Loans Guaranteed
                                                    by Federal Fiscal Year
                                                    (dollars in millions)
            Name of Guarantor
                                     1994       1995       1996       1997       1998

California Student Aid
  Commission ..................     $1,913     $1,601     $1,410     $1,563     $1,949

American Student Assistance
  Guarantor ...................     $1,099     $  906     $  707     $  668     $  656

New Hampshire Higher Education
  Assistance Fund .............     $  117     $  134     $  134     $  157     $  154

New York State Higher Education
  Services Corporation ........     $1,667     $1,554     $1,404     $1,532     $1,568

Pennsylvania Higher Education
  Assistance Agency ...........     $1,747     $1,809     $1,777     $1,828     $1,787

United Student Aid Funds, Inc.      $4,725     $5,041     $5,293     $6,161     $6,181



         RESERVE RATIOS. Each Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding student loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves PLUS sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) MINUS uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of student loans guaranteed by that Guarantor MINUS the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from that Guarantor to other Guarantors, PLUS the original principal amount of loan guarantees transferred to that Guarantor from other Guarantors. The following table sets forth the reserve ratios for each Significant Guarantor as of the end of each of the last five federal fiscal years, as well as the national average reserve ratio for all federal guarantors as of the end of the last four federal fiscal years for which data are available:



                                                       Reserve Ratio
                                                   By Federal Fiscal Year

           Name of Guarantor
                                           1994    1995    1996    1997        1998
-----------------------------------------------------------------------------------
California Student Aid
     Commission.....................       2.1%    2.3%    2.5%    2.5%        1.8%

American Student Assistance
     Guarantor......................       0.7%    0.8%    0.9%    0.7%        0.8%

New Hampshire Higher Education
     Assistance Fund................       1.4%    0.8%    0.7%    1.0%        1.0%

New York State Higher Education
     Services Corporation...........       1.0%    1.1%    1.0%    0.8%        1.1%

Pennsylvania Higher Education
     Assistance Agency..............       1.4%    1.5%    1.7%    1.4%        1.4%

United Student Aid Funds, Inc.......       1.2%    1.5%    1.5%    1.5%        1.4%

                                                                               Not
National Average Reserve Ratio......       1.4%    1.6%    1.6%    1.5%     Available



         RECOVERY RATES. The recovery rate provides a measure of the effectiveness of a guarantor's collection efforts against defaulting borrowers after the guarantee claims have been satisfied. It is determined by dividing the cumulative amount recovered from borrowers by a guarantor by the cumulative amount of default claims paid by that guarantor . The table below sets forth the recovery rate for each Significant Guarantor as of the end of each of the last five federal fiscal years, as well as the national average recovery rate for all federal guarantors as of the end of each of the last four federal fiscal years for which data are available:

                                                     Recovery Rate
                                                 By Federal Fiscal Year
            Name of Guarantor
                                     1994        1995     1996      1997     1998

California Student Aid
  Commission ..................       33.6%     35.6%     37.6%     36.4%     42.0%

American Student Assistance
  Guarantor ...................       39.0%     38.3%     41.3%     42.7%     49.0%

New Hampshire Higher Education
  Assistance Fund .............       43.8%     44.3%     46.1%     36.0%     52.9%


New York State Higher Education
  Services Corporation ........       41.9%     43.9%     46.2%     49.4%     53.0%

Pennsylvania Higher Education
  Assistance Agency ...........       52.9%     53.3%     55.0%     54.8%     59.2%

United Student Aid Funds, Inc.        29.3%     34.9%     39.2%     40.9%     44.3%

                                                                               Not
National Average Recovery Rate        39.3%     40.7%     43.4%     45.0%   Available



         CLAIMS RATE. Each Significant Guarantor's claims rate measures the amount of federal reinsurance claims paid to it by the Department of Education during a fiscal year as a percentage of the original principal amount of guaranteed loans that were in repayment at the end of the prior federal fiscal year. No assurance can be made that any guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993 but before October 1, 1998, or the full 95% maximum reimbursement for loans first disbursed on or after October 1, 1998). This reimbursement is subject to reduction when the annual default claims rate of a guarantor for a federal fiscal year exceeds 5%. SEE "Guarantors Under the FFELP--Federal Reimbursement Agreements" and "--Effect of Annual Claims Rate on Reimbursement of Guarantors" in the accompanying prospectus. The following table sets forth the claims rate of each Significant Guarantor for each of the last five federal fiscal years, as well as the average claims rate for all federal guarantors as of the end of the last four federal fiscal years for which data are available:

                                                       Claims Rate
                                                by Federal Fiscal Year
            Name of Guarantor
                                       1994    1995     1996     1997    1998

California Student Aid
  Commission ..................       4.1%     3.4%     4.5%     4.5%     3.1%

American Student Assistance
  Guarantor ...................       3.0%     3.5%     3.1%     3.4%     2.8%

New Hampshire Higher Education
  Assistance Fund .............       2.6%     2.2%     2.4%     2.8%     2.2%

New York State Higher Education
  Services Corporation ........       2.8%     3.2%     2.9%     2.5%     2.7%

Pennsylvania Higher Education
  Assistance Agency ...........       2.2%     2.0%     1.6%     1.9%     2.0%

United Student Aid Funds, Inc.        5.0%     4.7%     4.7%     4.7%     4.0%

National Average Claims Rate...       3.5%     3.2%     3.3%     3.4%     2.9%


         Unless otherwise indicated, all the above information relating to a particular guarantor has been obtained from that guarantor, is not guaranteed as to accuracy or completeness by the seller or the underwriters and is not to be construed as a representation by the seller or the underwriters. The guarantee volumes, recovery rates and claims rates of the other Initial Guarantors and of any Additional Guarantors may vary from those of the Significant Guarantors. No assurances can be given as to what the volumes or rates of the other Initial Guarantors and of any Additional Guarantors will be or as to whether the Initial Guarantors or the Additional Guarantors will be able to meet their insurance obligations. The Department of Education Data Books contain information concerning all state and non-profit guarantors and therefore may be consulted for additional information concerning the Initial Guarantors and for information concerning state or non-profit guarantors that could become Additional Guarantors.



Incentive Programs



          The seller currently offers the following incentive programs to eligible student loan borrowers, including borrowers under the Trust Loans.



         - Borrowers who make their student loan payments electronically through automatic monthly deductions from a savings or checking account may be eligible to receive a 0.25% interest rate reduction.



         - Borrowers who make their first 36 consecutive student loan payments on time may be eligible to receive a one percent reduction in their interest rate for the remaining term of their loan.



         - Borrowers who make their first 48 consecutive loan payments on time may be eligible either:

         - to have their final six scheduled loan payments paid by the master servicer or



         - to have their interest rate reduced by two percent for the remaining term of their loan.



All of the above incentive programs are not applicable to each Trust Loan. Moreover, these incentive programs may be modified by the master servicer at any time and, with the exception of the 0.25% interest rate reduction, will be applicable to Trust Loans only if and to the extent that the trust receives payment from the seller in an amount sufficient to offset the effective yield reductions. To the extent that the seller makes the above benefits available to borrowers under Trust Loans, those borrowers may participate in the programs described above. Neither the seller nor the trust is able to predict the extent to which borrowers will be eligible.



                          DESCRIPTION OF THE SECURITIES



General



         The trust will issue the Class A-1 Notes and the Class A-2 Notes under the terms of an indenture to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "indenture"), between the trust and State Street Bank and Trust Company, a Massachusetts banking corporation, as indenture trustee. The trust also will issue the Certificates under the trust agreement. The indenture and the trust agreement will be substantially in the forms filed as an exhibit to the Registration Statement of which this prospectus supplement forms a part. The following sections summarize important terms of the Securities, the indenture and the trust agreement. This summary is not complete and is qualified in its entirety by reference to the actual provisions of the Notes, the Certificates, the indenture and the trust agreement. It is intended to supplement and, to the extent of any inconsistency, replace the description of the general terms and provisions of the Notes, the Certificates, the indenture and the trust agreement set forth in the accompanying prospectus.



Payments of Interest


         WHEN INTEREST IS PAID. We will pay interest on the Notes, and interest return on the Certificates, quarterly on or about ____25, ____25, ____25, and ____25 of each year or, if that day is not a business day, on the next succeeding business day, beginning on [ ], 1999 (each, a "quarterly payment date"). We will make payments to holders of record of the Securities on the related record date. As long as the Notes and the Certificates are held in book-entry form in the name of DTC or its nominee, the "record date" with respect to any quarterly payment date is the [ ]th day of the month in which that quarterly payment date occurs, whether or not that day is a business day. If, however, definitive securities are issued in the circumstances set forth under "Additional Information Regarding the Securities--Definitive Securities" in the prospectus, the "record date" will be the close of business on the last day of the month immediately preceding the related quarterly payment date.



         WHEN INTEREST IS ACCRUED. Interest will accrue on the principal balance of the Class A-1 Notes and the principal balance of the Class A-2 Notes at an annual rate equal to the Class A-1 Note Rate and the Class A-2 Note Rate, respectively. Interest return will accrue on the certificate balance of the Certificates at an annual rate equal to the Certificate Rate. Interest on the outstanding principal amount of each class of Notes, and interest return on the certificate balance of the Certificates, will accrue during each quarterly interest period. A "quarterly interest period" means the period from and including the Closing Date, in the case of the first quarterly payment date, or from and including the most recent quarterly payment date on which interest has been paid, to but excluding the current quarterly payment date. Interest accrued as of any quarterly payment date but not paid on that date will be due on the next quarterly payment date, together with an amount equal to interest on the unpaid amount at the applicable annual rate described below.

          HOW CLASS NOTE RATES AND CERTIFICATE RATES ARE CALCULATED.



The "Class A-1 Note Rate", the "Class A-2 Note Rate" and the "Certificate Rate" for each quarterly interest period will equal the LESSER of:



         - the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Certificate LIBOR Rate, as applicable,



                  AND


         - the Adjusted Student Loan Rate for that quarterly interest period.



The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Certificate LIBOR Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period plus 0.__%, 0.__% and 0.__%, respectively. Interest on the Notes and interest return on the Certificates will be calculated on the basis of the actual number of days elapsed in each quarterly interest period divided by 360.



         The "Adjusted Student Loan Rate" for any quarterly interest period will equal the PRODUCT of:


         -        the quotient obtained by dividing:


                  -        365 (or 366 in the case of a leap year) by



                  - the actual number of days elapsed in that quarterly period;



MULTIPLIED by


         -        the percentage equivalent of a fraction


                  - whose numerator is equal to the sum of the Expected Interest Collections less the sum of the servicing fee and the administration fee for that quarterly interest period; and



                  - whose denominator is the sum of the aggregate principal amount of the Notes and the certificate balance of the Certificates as of the last day of that quarterly interest period.



"Expected Interest Collections" means, with respect to any quarterly interest period, the SUM of:



         - the amount of interest accrued whether or not actually paid, net of any accrued monthly rebate fees and other amounts required by the Higher Education Act to be paid to the Department of Education or to borrowers with respect to the Trust Loans for the Collection Period preceding the applicable quarterly payment date (the "Student Loan Rate Accrual Period"), as described under "Federal Family Education Loan Program--Consolidation Loan Program" in the accompanying prospectus;



         - interest subsidy payments and special allowance payments estimated to have accrued for that Student Loan Rate Accrual Period whether or not actually received, taking into account any expected deduction of amounts required to be paid to the Department with respect to the Trust Loans



          - for that Student Loan Rate Accrual Period to the extent not included in the preceding clause;



                  AND



         - Investment Earnings, as that term is defined on page 46 of the accompanying prospectus, for that Student Loan Rate Accrual Period.



         "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period or, with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on [ ], 1999.



         HOW INTEREST PAYMENTS ARE FUNDED. We will fund payments of interest on the Notes and interest return on the Certificates generally from the Available Funds on deposit in the collection account and from amounts on deposit in the reserve account that remain after we have paid the servicing fee and all overdue servicing fees and the administration fee and all overdue administration fees for that quarterly payment date. SEE "Description of the Transfer and Servicing Agreements--Distributions" beginning on page S-61 and "--Credit Enhancement" beginning on page S-64 of this prospectus supplement.



         NOTEHOLDERS' INTEREST BASIS CARRYOVER AND CERTIFICATEHOLDERS' RETURN CARRYOVER. Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Certificateholders' Return Carryover may be incurred on any quarterly payment date.



         The "Class A-1 Noteholders' Interest Basis Carryover" means the sum of:



         - if the Class A-1 Note Rate for any quarterly payment date is based on the Adjusted Student Loan Rate, the EXCESS of



                  - the amount of interest on the Class A-1 Notes that would have accrued in respect of the related quarterly interest period had interest been calculated based on the Class A-1 Note LIBOR Rate,



                           OVER



                  - the amount of interest on the Class A-1 Notes actually accrued in respect of that quarterly interest period based on the Adjusted Student Loan Rate;



                           AND

         - the unpaid portion of any excess amount under the previous clause from prior quarterly payment dates and interest accrued on that amount at the Class A-1 Note LIBOR Rate.



         The "Class A-2 Noteholders' Interest Basis Carryover" means the sum of:



         - if the Class A-2 Note Rate for any quarterly payment date is based on the Adjusted Student Loan Rate, the EXCESS of:



                  - the amount of interest on the Class A-2 Notes that would have accrued in respect of the related quarterly interest period had interest been calculated based on the Class A-2 Note LIBOR Rate,



                           OVER



                  - the amount of interest on the Class A-2 Notes actually accrued in respect of that quarterly interest period based on the Adjusted Student Loan Rate;



                  AND



         - the unpaid portion of any excess amount under the previous clause from prior quarterly payment dates and interest accrued on that amount at the Class A-2 Note LIBOR Rate.



         The "Certificateholders' Return Carryover" means the sum of:



         - if the Certificate Rate for any quarterly payment date is based on the Adjusted Student Loan Rate, the EXCESS of:



                  - the amount of interest return on the Certificates that would have accrued in respect of the related quarterly interest period had interest been calculated based on the Certificate LIBOR Rate,



                           OVER



                  - the amount of interest return actually accrued on the Certificates in respect of that quarterly interest period based on the Adjusted Student Loan Rate;



                  -        AND



         - the unpaid portion of any excess amount under the previous clause from prior quarterly payment dates and interest accrued on that amount at the Certificate Rate calculated based on the Certificate LIBOR Rate.



         HOW CARRYOVER IS PAID. Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and
Certificateholders' Return Carryover incurred prior to the Parity Date will not be payable until on or after the Parity Date. The "Parity Date" is the first quarterly payment date on which the sum of:



         -        the aggregate principal amount of the Notes,

                  AND

         - the aggregate certificate balance of the Certificates, in each case after all distributions on that date are made, is no longer in excess the sum of:
         - the Pool Balance as of the last day of the related Collection Period and

         - the amount on deposit in the reserve account.




         On each quarterly payment date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Certificateholders' Return Carryover incurred and unpaid to and including that quarterly payment date will be payable on that quarterly payment date but only out of any Reserve Account Excess that remains after the following payments have first been made:



         - any Purchase Premium Amounts due the seller for Serial Loans purchased by the trust before the end of the related Collection Period;



         - on the Parity Date, any amount necessary to reduce to zero the remaining amount by which the sum of the aggregate principal amount of the Notes and the aggregate certificate balance of the Certificates exceeds the Pool Balance; and



         - in the case of the Certificateholders' Return Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.



         The "Pool Balance" at any time equals the aggregate principal balance of the Trust Loans at the end of the preceding Collection Period, including accrued interest through the end of that Collection Period to the extent that interest will be capitalized when repayment begins, after taking into account each of the following, without duplication:



         - all payments received by the trust during that Collection Period from borrowers, the guarantors and the Department of Education;



         - all Purchase Amounts received by the trust for that Collection Period from the seller or the master servicer;


         - all Additional Fundings made with respect to that Collection Period; and


         - all losses realized on Trust Loans liquidated during that Collection Period.



         "Purchase Amount" with respect to a Trust Loan means the unpaid balance owed by the applicable borrower plus accrued interest to the date of purchase.



Payments of Principal



          WHEN PRINCIPAL IS PAID. Principal payments will be made to the Securityholders, sequentially, in the order of priority set forth in the first paragraph under "--PRIORITY OF PRINCIPAL PAYMENTS" below, on each quarterly payment date in an amount generally equal to the Principal Distribution Amount for that quarterly payment date, until the sum of the aggregate principal amount of the Notes and the aggregate certificate balance of the Certificates is reduced to zero.



         HOW PRINCIPAL PAYMENTS ARE FUNDED. Payments of the Principal Distribution Amount generally will be made from the Available Funds remaining after distribution of:



         -        the servicing fee and all overdue servicing fees;



         -        the administration fee and all overdue administration fees;



         -        the Noteholders' Interest Distribution Amount; and



         -        the Certificateholders' Return Distribution Amount;



 In addition, if the Available Funds are insufficient, amounts on deposit in the reserve account will be used to pay the Principal Distribution Amount. SEE "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" in this prospectus supplement. If the Available Funds and the amounts on deposit in the reserve account are insufficient to pay the Noteholders' Principal Distribution Amount or, after the Notes have been paid in full, the Certificateholders' Balance Distribution Amount, for any quarterly payment date, the shortfall will be added to the principal payable to the Noteholders or the Certificateholders, as the case may be, on subsequent quarterly payment dates.



         In addition, on each quarterly payment date, for so long as the sum of the aggregate principal amount of the Notes and the aggregate certificate balance of the Certificates outstanding on that date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period, any Reserve Account Excess for that quarterly payment date will be applied to pay the principal of the Securities in the order of priority set forth in the following paragraph. However, any amount to be applied to principal will first be reduced by paying to the seller the unpaid Purchase Premium Amounts for any Serial Loans that the trust purchased before the end of that Collection Period. Any amounts available to be distributed as set forth in the two preceding sentences will not be part of the Principal Distribution Amount for that quarterly payment date. We cannot give you any assurance that there will ever be a Reserve Account Excess or that it will be available to be paid as principal on the Securities. SEE "Description of the Transfer and Servicing Agreements--Credit Enhancement--RESERVE ACCOUNT" on page S-64 of this prospectus supplement.



          PRIORITY OF PRINCIPAL PAYMENTS. On each quarterly payment date on which principal payments are made to the holders of the Notes whether in respect of the Noteholders' Principal Distribution Amount, Reserve Account Excess or amounts in respect of a mandatory redemption as described below, or otherwise, all payments of principal will be applied to pay principal as follows:


         - FIRST, to the Class A-1 Noteholders until the aggregate principal amount of the Class A-1 Notes has been reduced to zero; and


         - SECOND, to the Class A-2 Noteholders until the aggregate principal amount of the Class A-2 Notes has been reduced to zero.

In addition, on each quarterly payment date on which principal payments are made on the Securities whether in respect of the Principal Distribution Amount, Reserve Account Excess, mandatory redemption amounts or otherwise, all payments of principal will be applied to pay principal of the Securities as follows:



         - FIRST, to the Noteholders until the aggregate principal amount of the Notes has been paid in full; and



         - SECOND, to the Certificateholders until the aggregate certificate balance of the Certificates has been reduced to zero.



         There is one exception to the sequential payment of principal on the Notes described above. Following a default under the indenture and the acceleration of the Notes, we will pay principal on the Class A-1 Notes and the Class A-2 Notes on a pro rata basis until the Notes have been paid in full.



         NOTE FINAL MATURITY DATES AND CERTIFICATE FINAL DISTRIBUTION DATE. Any outstanding principal amount of the Class A-1 Notes will be payable in full on the ______ quarterly payment date. Any outstanding principal amount of the Class A-2 Notes will be payable in full on the ____ quarterly payment date. Any remaining certificate balance of the Certificates will be paid on the ____ quarterly payment date. However, the actual final payment on either class of the Notes or on the Certificates could occur on dates other than those listed in this paragraph as a result of a variety of factors including those described under "Risk Factors--Because the Timing of Principal Payments Is Uncertain, the Return on Your Investment Will Change over Time" and "--The Securities May Be Repaid Early Due to an Auction Sale or the Exercise of the Purchase Option" in this prospectus supplement.


Calculation of Three-Month LIBOR


         For purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Certificate LIBOR Rate for each quarterly interest period, the trust agreement requires the indenture trustee to determine Three-Month LIBOR on the second business day before the LIBOR Reset Period within which that quarterly interest period begins or, in the case of the initial LIBOR Reset Period, on the second business day before the Closing Date (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for international business. Interest due for any quarterly interest period will be determined based on the actual number of days in that quarterly interest period over a 360-day year.


         "Three-Month LIBOR" means, for any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR

Determination Date (the "Index Maturity") as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of at least U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The indenture trustee will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If at least two quotations are not provided, the rate for that day will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that LIBOR Determination Date by major banks in The City of New York that have been selected by the indenture trustee for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of at least U.S. $1,000,000. However, if the banks selected by the indenture trustee are not quoting rates, Three-Month LIBOR as in effect for the previous LIBOR Reset Period will be used.


         "LIBOR Reset Period" means the three-month period beginning on the [ ]th day (or, if that day is not a business day, on the next succeeding business day) of each [ ], [ ], [ ] and [ ] and ending on the day immediately preceding the following LIBOR Reset Period. However, the initial LIBOR Reset Period will begin on the Closing Date.


         "Telerate Page 3750" means the display page so designated on the Bridge Telerate, Inc. service (or such other page as may replace that page for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the indenture trustee.

Book-Entry Registration


         The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").



          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest on their Securities through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related quarterly payment date because, while payments are required to be forwarded on that date to Cede & Co., as nominee for DTC, DTC will forward the payments to its Participants which will then be required to forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder" will be Cede & Co., as nominee for DTC, and that Securityholders will not be recognized by the indenture trustee or owner trustee as a Securityholder under the indenture or trust agreement. Securityholders will be permitted to exercise their rights indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities are likewise required to make book-entry transfers and receive and transmit payments on behalf of their respective Securityholders.



         Because DTC can only act on behalf of Participants that in turn act on behalf of Indirect Participants and certain banks, a Securityholder may be unable to pledge the Securities to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the Securities due to the lack of a physical certificate for the Securities.


         Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 36 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and

Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.


         Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect those actions on its behalf through DTC.



          Securityholders may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems.



         The Securities initially will be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries").which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.


         Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


         Because of time-zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during that processing will be reported to the relevant Euroclear or CEDEL Participants on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Securities, SEE "Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Debt Securities--FOREIGN DEBT SECURITY HOLDERS" and "--Tax Consequences to Holders of the Equity Securities--FOREIGN EQUITY SECURITY HOLDERS" in the accompanying prospectus.


         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

         DTC has advised the administrator that it will take any action permitted to be taken by a Securityholder under the indenture or the trust agreement only at the direction of one or more Participants to whose accounts with DTC the Securities are credited.



         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.


         DTC management is aware that some computer processing applications, systems and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.


         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from which DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from which DTC acquires services to:



         - impress upon them the importance of such services being year 2000 compliant; and



         - determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


         According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


         There will be no responsibility or obligation on the part of any trust, the seller, the master servicer, the administrator, the eligible lender trustee, the indenture trustee or the underwriters to any Participants, CEDEL Participants or Euroclear Participants or the persons for whom they act as nominees with respect to:



         - the accuracy of any records maintained by DTC, CEDEL or Euroclear or any Participant,



         - the payment by DTC, CEDEL or Euroclear or any Participant of any amount due to any beneficial owner in respect of the principal amount or interest on the Securities,



         - the delivery by any Participant, CEDEL Participant or Euroclear Participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture or the trust agreement to be given to Securityholders, or



         -        any other action taken by DTC as the Securityholder.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

AGREEMENTS COVERED

         In the sections below certain terms of the following documents (collectively, the "Transfer and Servicing Agreements") have been summarized:


- the loan sale agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "loan sale agreement"), among the seller, the trust and the eligible lender trustee,



- the master servicing agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "master servicing agreement") among the trust, the eligible lender trustee and Nellie Mae Education Loan Corporation in its capacity as master servicer,



- the administration agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "administration agreement") among the trust, the indenture trustee and Nellie Mae Education Loan Corporation in its capacity as administrator, and



-         the trust agreement .



The eligible lender trustee will purchase the Initial Trust Loans on behalf of the trust pursuant to the loan sale agreement. The master servicer will be responsible for servicing the Trust Loans under the master servicing agreement. The administrator will undertake certain administrative duties and functions with respect to the trust and the Trust Loans pursuant to the administration agreement. The trust will be created under the trust agreement. Forms of the Transfer and Servicing Agreements have been filed with the SEC as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus form a part. A copy of the Transfer and Servicing Agreements will be filed with the SEC after the Securities are issued.



         This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying prospectus. To the extent the two are inconsistent, this summary replaces the information in the accompanying prospectus.


SALE OF  TRUST LOANS; REPRESENTATIONS AND WARRANTIES


         Under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus, you will find information about:


- the sale on the Closing Date, of the Initial Trust Loans to the eligible lender trustee on behalf of the trust as provided in the loan sale agreement; and



- the representations and warranties made by the seller in connection with its transfer of the Additional Trust Loans to the eligible lender trustee on behalf of the trust.

ADDITIONAL FUNDINGS



         Following the Closing Date, the seller shall have the option to cause the eligible lender trustee to purchase Serial Loans. A "Serial Loan" is a student loan made to a borrower who is already a borrower under at least one Trust Loan. Serial Loans will be made or acquired by The First National Bank of Chicago or another eligible lender on behalf of the seller at the seller's discretion and in accordance with its usual business practices. The seller generally anticipates that it will cause the eligible lender trustee to purchase Serial Loans for the trust after the Closing Date, but the seller has no obligation to do so. The amount of Serial Loans that the seller may sell to the trust is limited to 5% of the initial Pool Balance.



         Each purchase of a Serial Loan will be funded by a transfer to the seller of an amount equal to the SUM of:



- the principal balance owed by the related borrower plus accrued interest (the "Purchase Collateral Balance");



         AND



- an additional amount not to exceed __% of the principal balance owed by that borrower (the "Purchase Premium Amount" and, together with the Purchase Collateral Balance, the "Serial Loan Purchase Amount").

         The Purchase Collateral Balance for each Serial Loan will be funded by amounts representing collections of principal on the outstanding Trust Loans which otherwise would have been part of the Available Funds as described beginning on page S-62 of this prospectus supplement. The Purchase Premium Amount for each Serial Loan purchased in a Collection Period will be funded on the next quarterly payment date from any Reserve Account Excess on that quarterly payment date as described under "--Credit Enhancement--RESERVE ACCOUNT" on page S-64 of this prospectus supplement.



         The trust is prohibited from purchasing any Serial Loans after the Closing Date in any of the following circumstances:


-         if an Event of Default occurs under the indenture,

- if a Master Servicer Default occurs under the master servicing agreement,

- if an Administrator Default occurs under the administration agreement, or

-         if certain events of insolvency occur with respect to the seller.


         The eligible lender trustee will purchase each Serial Loan on behalf of the trust under a transfer agreement (each, a "Transfer Agreement") among the seller, the trust and the eligible lender trustee. The seller will designate each date (a "Transfer Date") on which the trust will purchase Serial Loans under one or more Transfer Agreements. On each Transfer Date, the seller will assign to the eligible lender trustee on behalf of the trust, without recourse except as otherwise set forth in the Transfer Agreements, the seller's entire interest in the Serial Loans being transferred on that date, in exchange for the related Serial Loan Purchase Amount . However, payment of that portion of the Serial Loan Purchase Amount consisting of the Purchase Premium Amount will be deferred until the next quarterly payment date on which amounts in excess of the Specified Reserve Account balance are available in the reserve account.



          During certain qualifying periods as described under "Federal Family Education Loan Program" in this prospectus supplement and in the accompanying prospectus, borrowers under certain student loans are not required to pay interest currently; instead, the interest is added to the outstanding principal balance of their loans at the end of the qualifying period. When current collections of interest on the

Trust Loans are inadequate, any shortfalls in interest payments to the Securityholders will be funded with amounts that would otherwise have been distributable as part of the Principal Distribution Amount for the related quarterly payment date. See "--Distributions" below.


ACCOUNTS


         In addition to the collection account referred to in the accompanying prospectus under "Description of the Transfer and Servicing
Agreements--Accounts," the administrator will establish and maintain a reserve account in the name of the indenture trustee on behalf of the Noteholders and the Certificateholders.



SERVICING  FEE; ADMINISTRATION FEE



         The master servicer will be entitled to receive from the trust monthly in arrears, on each monthly payment date that is not a quarterly payment date and on each quarterly payment date, a servicing fee equal to one-twelfth of the product of ___% times the Pool Balance as of the close of business on the first day of the preceding calendar month. A "monthly payment date" means the 25th day of each month, or if any such date is not a business day, the next succeeding business day, beginning in [ ] 1999.



         The servicing fee, together with any portion of the servicing fee that remains unpaid from prior monthly payment dates, will be payable on each monthly payment date and will be paid solely out of:



- the Monthly Available Funds in the case of each monthly payment date that is not a quarterly payment date, and



- out of the Available Funds in the case of each quarterly payment date, as well as amounts on deposit in the reserve account on that date.



         As compensation for performing its obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to receive monthly in arrears, on each monthly payment date that is not a quarterly payment date and on each quarterly payment date, an administration fee equal to $________. The administration fee, together with any portion of the administration fee that remains unpaid from prior monthly payment dates, will be payable on each monthly payment date and will be paid solely out of the same sources from which the servicing fee is paid.


DISTRIBUTIONS


         DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day before each monthly payment date (the "Determination Date"), the administrator will provide the indenture trustee with certain information about the preceding monthly collection period or, in the case of a monthly payment date that is also a quarterly payment date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received on the Trust Loans, and the aggregate Purchase Amounts relating to the Trust Loans repurchased by the seller or purchased by the master servicer.

         "Monthly collection period" means, with respect to any monthly payment date that is not a quarterly payment date, the calendar month immediately preceding the month in which that monthly payment date occurs.



         "Monthly Available Funds" means, with respect to each monthly payment date that is not a quarterly payment date, the sum of the following amounts with respect to the related monthly collection period:



- all collections received by the master servicer on the Trust Loans during that monthly collection period and remitted to the indenture trustee, including any guarantee payments received on the Trust Loans;



- interest subsidy payments and special allowance payments on the Trust Loans received by the eligible lender trustee during that monthly collection period;



- all proceeds received from the liquidation of defaulted Trust Loans ("Liquidated Student Loans") which became Liquidated Student Loans during that monthly collection period in accordance with the master servicer's customary servicing procedures, net of expenses incurred by the master servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (such net proceeds, "Liquidation Proceeds");



- all amounts in respect of Liquidated Student Loans written off in prior monthly collection periods that were received by the master servicer during that monthly collection period and remitted to the indenture trustee;



- the aggregate amount received by the indenture trustee on the Trust Loans repurchased by the seller or purchased by the master servicer under an obligation which arose during that monthly collection period;



- Investment Earnings , as that term is defined on page 51 of the accompanying prospectus, for that monthly payment date; and



- with respect to each monthly payment date other than a quarterly payment date and other than a monthly payment date immediately following a quarterly payment date, the Monthly Available Funds remaining on deposit in the collection account from the monthly collection period relating to the preceding monthly payment date after giving effect to application of the Monthly Available Funds on that preceding monthly payment date.

         However, if on any monthly payment date there would not be sufficient funds, after application of the Monthly Available Funds and amounts available in the reserve account, to pay any of the items specified in clauses FIRST and SECOND, respectively, under the first paragraph of "----DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" on page S-63 of this prospectus supplement, then the Monthly Available Funds for that monthly payment date will include, in addition to the Monthly Available Funds, amounts on deposit in the collection account on the Determination Date relating to that monthly payment date which would have constituted part of the Monthly Available Funds for the monthly payment date succeeding that monthly payment date up to the amount necessary to pay those items. The Monthly Available Funds for that succeeding monthly payment date will be adjusted accordingly. However, the Monthly Available
Funds will exclude:



- all payments and proceeds, including Liquidation Proceeds, of any Trust Loans if their Purchase Amounts were included in the Monthly Available Funds for a prior monthly collection period;



- any monthly rebate fees paid to the Department of Education during the related Monthly Collection Period by or on behalf of the trust as described under "Federal Family Education Loan Program--Consolidation Loan Program" in the accompanying prospectus; and



- any collections in respect of principal on the Trust Loans applied during the related monthly collection period by the eligible lender trustee to purchase Serial Loans as described under "--Additional Fundings" beginning on page S-59 of this prospectus supplement.



         "Available Funds" means, with respect to any quarterly payment date and the related Collection Period, the sum of the amounts specified in the first six bullet points under the definition of Monthly Available Funds on page S-61 of this prospectus supplement for each of the three monthly collection periods included in that Collection Period. However, if with respect to any quarterly payment date there would not be sufficient funds, after application of the Available Funds and amounts available in the reserve account, to pay any of the items specified in clauses FIRST through SIXTH, under the second paragraph of "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" on page S-57 of this prospectus supplement, then the Available Funds for that quarterly payment date will include, in addition to the Available Funds, amounts on deposit in the collection account on the Determination Date relating to that quarterly payment date which would have constituted part of the Available
Funds for the quarterly payment date succeeding that quarterly payment date up to the amount necessary to pay those items. The Available Funds for the succeeding quarterly payment date will be adjusted accordingly. In any event, Available Funds will exclude:


- all payments and proceeds, including Liquidation Proceeds, of any Trust Loans if their Purchase Amounts were included in the Available Funds for a prior Collection Period;

- any collections in respect of principal on the Trust Loans applied during the related Collection Period by the eligible lender trustee to purchase Serial Loans;



- any monthly rebate fees paid to the Department of Education during the related Collection Period by or on behalf of the trust as described under "Federal Family Education Loan Program--Consolidation Loan Program" in the accompanying prospectus; and


- the servicing fee, all overdue servicing fees, the administration fee and all overdue administration fees paid on each monthly payment date that is not a quarterly payment date during the related Collection Period.



         DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. On each monthly payment date that is not a quarterly payment date, the administrator will instruct the indenture trustee to make the following distributions to the extent of the Monthly Available Funds in the collection account for that monthly payment date, in the following order of priority:



- FIRST, to the master servicer, the servicing fee for that monthly payment date and all prior unpaid servicing fees; and



- SECOND, to the administrator, the administration fee for that monthly payment date and all prior unpaid administration fees.



          On each quarterly payment date, the administrator will instruct the indenture trustee to make the following deposits and distributions to the extent of the Available Funds in the collection account for that quarterly payment date, in the following order of priority:



- FIRST, to the master servicer, the servicing fee for that quarterly payment date and all prior unpaid servicing fees;



- SECOND, to the administrator, the administration fee for that quarterly payment date and all prior unpaid administration fees;

- THIRD, to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount and to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount for that quarterly payment date, pro rata, based on the ratio of each of those amounts to the total of those amounts;



- FOURTH, to the Certificateholders, the Certificateholders' Return Distribution Amount for that quarterly payment date;



- FIFTH, to the Noteholders, the Noteholders' Principal Distribution Amount for that quarterly payment date (to be allocated among the Noteholders as described under "Description of the Securities--Payments of Principal--PRIORITY OF PRINCIPAL PAYMENTS" on page S-52 of this prospectus supplement);



- SIXTH, after the Notes have been paid in full, to the Certificateholders, the Certificateholders' Balance Distribution Amount for that quarterly payment date; and



- SEVENTH, to the reserve account, any remaining amounts after application of clauses FIRSt through SIXTh.



         SEE the "Glossary of Principal Terms" for definitions of a number of the capitalized terms used in the preceding sections but not elsewhere defined.



CREDIT ENHANCEMENT



         RESERVE ACCOUNT. Under the Transfer and Servicing Agreements, the reserve account will be created with an initial deposit by the trust on the Closing Date of cash or eligible investments in an amount equal to the Reserve Account Initial Deposit. The Available Funds remaining on each quarterly payment date after payment of the servicing fee and all overdue servicing fees, the administration fee and all overdue administration fees, the Noteholders' Interest Distribution

Amount, the Certificateholders' Return Distribution Amount, the Noteholders' Principal Distribution Amount and the Certificateholders' Balance Distribution Amount for that date will be deposited in the reserve account on that quarterly payment date. SEE "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" above. As described below, subject to certain limitations, any amount on deposit in the reserve account that exceeds the specified reserve account balance will be released to NMF or its assignee.



         "Specified Reserve Account Balance" with respect to any quarterly payment date generally will be the GREATER of:



- ___% of the sum of the aggregate principal amount of the Notes and the certificate balance of the Certificates outstanding on such date after taking into account the effect of distributions on that quarterly payment date,



         AND



-             $--------.



However, the Specified Reserve Account Balance shall in no event exceed the sum of the aggregate principal amount of the Notes and the aggregate certificate balance of the Certificates outstanding on that date.



         If the amount on deposit in the reserve account on any quarterly payment date, after giving effect to all distributions required to be made from the Available Funds on that date, is greater than the Specified Reserve Account Balance for that date, the administrator will instruct the indenture trustee to apply the amount of that excess (the "Reserve Account Excess") in the priority indicated:



- FIRST, to the seller, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the trust before the end of the related Collection Period;



- SECOND, if such quarterly payment date is on or before the Parity Date, to the Noteholders, an amount equal to the LESSER of:



-             the remaining amount of that excess



              -             AND



- the sum of the aggregate unpaid principal amount of the Notes and the aggregate certificate balance of the Certificates, after giving effect to all other principal payments on the Notes for that quarterly payment date;



              this amount to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in the first paragraph under "Description of the Securities--Payments of Principal--PRIORITY OF PRINCIPAL PAYMENTS" on page S-52 of this prospectus supplement;



- THIRD, to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each of those amounts to the total of those amounts;



- FOURTH, to the Certificateholders, the aggregate unpaid amount of any Certificateholders' Return
              Carryover; and

- FIFTH, to NMF or its assignee, any excess remaining after application of subclauses FIRST through FOURTH above, and, once that excess has been paid to NMF or its assignee, the Securityholders will not have any rights in or claims to it.



         Subject to the limitation described in the preceding paragraph, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from the reserve account as follows:



- on each monthly payment date that is not a quarterly payment date, to the extent that the amount of the Monthly Available Funds on that monthly payment date is insufficient to pay the servicing fee and all overdue servicing fees and the administration fee and all overdue administration fees; and



- on any quarterly payment date, to the extent that the amount of the Available Funds on that quarterly payment date is insufficient to pay any of the items specified in clauses FIRST through SIXTH of the second paragraph under "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" on page S-63 of this prospectus supplement.



         (i) Funds withdrawn from the reserve account will be paid to the persons and in the order of priority specified for distribution from the collection account on that date. As a result of the subordination of the Certificates to the Notes described elsewhere in this prospectus supplement, any amounts that the Certificateholders would otherwise receive from the reserve account in respect of the Certificateholders' Return Distribution Amount on any quarterly payment date will be paid to the Noteholders until the Noteholders' Interest Distribution Amount for that quarterly payment date has been paid in full. In addition, by virtue of the subordination, Certificateholders will not receive any amounts from the reserve account in respect of the Certificateholders' Balance Distribution Amount until the Notes have been paid in full. See "--SUBORDINATION" below.



         The reserve account is intended to enhance the likelihood of timely payment of principal and interest due to the Noteholders and the Certificateholders and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in the amount of the Available Funds or the Monthly Available Funds exceeds the amount in the reserve account, the Noteholders or the Certificateholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to them. Such a temporary shortfall could, in turn, increase the average life of the Notes or the Certificates, as the case may be. Amounts on deposit in the reserve account will not be available until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Certificateholders' Return Carryover. After the Parity Date, only amounts on deposit in the reserve account that are in excess of the Specified Reserve Account Balance, after paying any unpaid Purchase Premium Amounts for any Serial Loans purchased by the trust before the end of the related Collection Period, will be available for payment of the amounts listed in the preceding sentence.



         SUBORDINATION. The Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest. However, on any quarterly payment date on which principal is due to be paid on the Notes, the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal so that the aggregate principal amount of the Class A-1 Notes is reduced to zero. Nevertheless, from and after any acceleration of the Notes following an "Event of Default" as defined in the accompanying prospectus, principal will be allocated on a pro rata basis between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each of those classes to the aggregate principal amount of the Notes, until the aggregate principal amount of the Notes has been reduced to zero. In addition, the rights of the Certificateholders to receive payments of interest return on any quarterly payment date out of the Available Funds or the reserve account are subordinated to the rights of the Noteholders to receive payments of interest on that date. Similarly, the rights of the Certificateholders to receive payments of principal out of the Available Funds or the reserve account on any quarterly payment date are subordinated to the rights of the Noteholders to receive payments of principal on that date. The Certificateholders will not be entitled to any payments of principal out of the Available Funds or the reserve account until the Notes have been paid in full.



TERMINATION



         Certain information regarding termination of the trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the accompanying prospectus.



         Any Trust Loans remaining in the trust at the end of the Collection Period immediately preceding the _________ quarterly payment date will be offered for sale by the indenture trustee. The seller, its affiliates and unrelated third parties may offer bids to purchase the Trust Loans on that quarterly payment date. If at least two bids (one of which from a bidder other than the seller and its affiliates) are received, the indenture trustee will accept the highest bid equal to or in excess of the GREATER of:



- the aggregate Purchase Amounts of the Trust Loans as of the end of the Collection Period immediately preceding that quarterly payment date,



         AND



-         an amount that would be sufficient to:



- reduce the sum of the outstanding principal amount of the Notes and the certificate balance of the Certificates to zero on that quarterly payment date, and



- pay to the Securityholders, the Securityholders' Interest Distribution Amount payable on that quarterly payment date



(such greater amount, the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the indenture trustee will not consummate the sale. The proceeds of the sale will be used to redeem any Notes and repurchase any Certificates outstanding on that quarterly payment date. If the sale is not consummated in accordance with the foregoing, the indenture trustee may, but shall not be under any obligation to, solicit bids to purchase the Trust Loans on future quarterly payment dates upon terms similar to those described above. No assurance can be given as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the Trust Loans on any date.



OPTIONAL REDEMPTION



         As of the end of any Collection Period immediately preceding a quarterly payment date on which the then outstanding Pool Balance is 10% or less of the sum of the aggregate initial principal amount of the Notes and the aggregate initial certificate balance of the Certificates, NMF or an assignee of NMF may at its option purchase from the eligible lender trustee all remaining Trust Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of that Collection Period and the Minimum Purchase Price. That amount will be used to retire the Notes and repurchase the Certificates concurrently with the sale of the Trust Loans. Upon termination of the trust, all right, title and interest in the Trust Loans and other funds of the trust, after giving effect to any final distributions to the Securityholders, will be conveyed and transferred to NMF or its assignee.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM



         A description of the Federal Family Education Loan Program is provided in the accompanying prospectus under "Federal Family Education Loan Program". The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.



         RECENT DEVELOPMENTS--PRESIDENT CLINTON'S PROPOSED FISCAL YEAR 2000 BUDGET. In his proposed budget for fiscal year 2000, President Clinton has proposed billions of dollars in funding cuts to FFELP. In addition, President Clinton has again proposed a number of changes to the Higher Education Act that would affect lenders and state and non-profit guarantors. These proposals would, among other things:



- deny lenders interest that accrues on student loans for which payments are more than 180 days delinquent, representing as much as a six month penalty for lenders on some loan defaults;



- reduce the share of default collections (from 24% to 18.5%) that state and non-profit guarantors are allowed to retain; and



- recall an additional $1.6 billion in reserves held by state and non-profit guarantors.



         The President's proposed changes, if enacted, would increase the risk that resources available to the guarantors to meet their guarantee obligations will be significantly reduced.



         OTHER RECENT DEVELOPMENTS. In June, 1999, the Department of Education issued a draft notice of proposed rulemaking, in which the Department proposes to amend the regulations governing the Federal Direct Student Loan Program to reduce the origination fee previously required to be charged to borrowers. If this proposal is implemented and origination fees are reduced to an extent that makes the overall cost of borrowing under the Federal Direct Student Loan Program more attractive to borrowers, the volume of loans originated under the FFELP could be reduced. SEE "Risk Factors--The Federal Direct Student Loan Program Could Result in Reduced Revenues for the Master Servicer, the Subservicers and the Guarantors" in this prospectus supplement.


                         FEDERAL INCOME TAX CONSEQUENCES


         The seller and the master servicer will agree, and the Certificateholders will agree by their purchasing Certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Certificateholders, including NMF in its capacity as recipient of distributions from the reserve account, if any, and the Notes being treated as debt of the partnership. However, the proper characterization of the arrangement involving the trust, the Certificateholders, the seller and the master servicer is not clear because there is no authority on transactions comparable to those contemplated in this prospectus supplement. Brown & Wood
LLP (the "Special Federal Tax Counsel") is of the opinion that the Notes will properly be characterized as indebtedness for federal income tax purposes and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation. These opinions are not binding on the Internal Revenue Service, however, and thus no assurance can be given that the above characterization will prevail.



         The Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While the tax treatment of interest on the Notes, including, in particular, interest equal to the Noteholders' Interest Basis Carryover amounts, is not entirely clear under the regulations, the trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to the Noteholders as OID or as contingent interest.



         The Certificates provide for stated interest at a floating rate based upon Three Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. While the tax treatment of Certificateholders' Return Carryover is not entirely clear, Certificateholders will have to include on a current basis as ordinary income any Certificateholders' Return Carryover allocated to them.

         Prospective purchasers of the Securities should read "U.S. Federal Income Tax Consequences" in the accompanying prospectus for a discussion of the application of material federal income tax laws to the trust, the Notes and the Certificates.



                              ERISA CONSIDERATIONS



         Subject to the applicable provisions of ERISA and the Internal Revenue Code, the Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or
Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in
Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any such plan which is qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.



         The Certificates may not be acquired by, on behalf of, or using the assets of any Plan that is subject to Title I of ERISA or Section 4975 of the Code. Each Certificateholder, by accepting a Certificate, will be deemed to have represented that it is not a Plan within the meaning of Title I of ERISA or
Section 4975 of the Code and is not acquiring the Certificate on behalf of, or with the assets of, a Plan.



                                  UNDERWRITING



         Subject to the terms and conditions set forth in the underwriting agreement relating to the Securities (the "Underwriting Agreement"), the seller has agreed to cause the trust to sell to each of the underwriters named below (collectively, the "underwriters") for which [ ] is acting as representative, and each of the underwriters has severally agreed to purchase, the principal amount of Securities set forth opposite its name below.






                                                 Principal Amount
Underwriter                Class A-1 Notes       Class A-2 Notes           Certificates
-----------                ---------------       ---------------           ------------








         The seller has been advised by the underwriters that they propose to offer the Notes to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession of 0.___% per Class A-1 Note, 0.___% per Class A-2 Note and 0.____% per Certificate. In addition, the underwriters and those dealers may allow a discount of 0.___% per Class A-1 Note, 0.___% per Class A-2 Note and 0.____% per Certificate on sales to certain other dealers. After the initial public offering of the Securities, the public offering prices and the concessions and discounts to dealers may be changed by the underwriters.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters' representative is permitted to engage in certain transactions that stabilize the prices of the classes of Notes and the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the classes of Notes and the Certificates.



         If the underwriters create a short position in any class of the Notes or in the Certificates in connection with the offering (I.E., if they sell more Notes or Certificates than are set forth on the cover page of this Prospectus Supplement), the representative may reduce that short position by purchasing Notes or Certificates in the open market.



         The underwriters' representative may also impose a penalty bid on certain underwriters and selling group members. This means that if the representative purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of any class of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members which sold those Securities as part of the offering.



         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.



         Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters' representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



         The Underwriting Agreement provides that the seller will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make.



         The trust may, from time to time, invest the funds in the collection account and the reserve account in eligible investments acquired from the underwriters.



                                  LEGAL MATTERS



         Ann M. O'Rourke, General Counsel of Nellie Mae Corporation, will pass upon certain legal matters relating to the seller, the master servicer and the administrator.



          Brown & Wood LLP will pass upon federal income tax matters on behalf of the trust and upon certain legal matters relating to the Securities for the underwriters. From time to time, Brown & Wood LLP has provided and expects to continue to provide legal services to Nellie Mae Corporation and its affiliates.



                           REPORTS TO SECURITYHOLDERS



         Unless and until Definitive Securities are issued, quarterly and annual unaudited reports containing information concerning the Trust Loans will be prepared by the administrator and sent on behalf of the trust only to Cede & Co., as nominee of DTC and registered holder of the Securities, and will not be sent to the beneficial owners of the Securities. Beneficial owners of Securities will, however, be able to obtain the reports by requesting them from the indenture trustee or, if the Notes are no longer outstanding, from the eligible lender trustee. The reports will contain the information described under "Description of the Transfer and Servicing Agreements--

Statements to the Indenture Trustee and the Trust" in the accompanying prospectus. However, the reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the accompanying prospectus.



         The trust will file with the SEC all periodic reports that are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. These materials may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549 or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information about the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Certain information about the trust is also available on the SEC's website at http://www.sec.gov.

                           GLOSSARY OF PRINCIPAL TERMS



The terms listed below are used in this prospectus supplement primarily in connection with the "Description of the Transfer and Servicing
Agreements--Distributions" beginning on page S-61 of this prospectus supplement.



"Certificateholders' Balance Distribution Amount" means, with respect to each quarterly payment date on and after which the Notes have been paid in full, the sum of:



- the Principal Distribution Amount for that quarterly payment date or, in the case of the quarterly payment date on which the Notes are paid in full, any remaining Principal Distribution Amount not otherwise distributed to the Noteholders on that quarterly payment date;



         AND



- the Certificateholders' Balance Shortfall as of the close of the preceding quarterly payment date.



         However, the Certificateholders' Balance Distribution Amount will in no event exceed the certificate balance of the Certificates outstanding on that date. In addition, on the Certificate Final Distribution Date, the principal required to be distributed to the Certificateholders will include the amount required to reduce the certificate balance of the Certificates to zero.



"Certificateholders' Balance Shortfall" means, as of the close of any quarterly payment date on or after which the Notes have been paid in full, the EXCESS of:



- the Certificateholders' Balance Distribution Amount on that quarterly payment date,



         OVER



- the amount of principal actually distributed to the Certificateholders on that quarterly payment date.



"Certificateholders' Distribution Amount" means, with respect to any quarterly payment date, the Certificateholders' Return Distribution Amount for that quarterly payment date plus, with respect to any quarterly payment date on and after which the Notes have been paid in full, the Certificateholders' Balance Distribution Amount for that quarterly payment date.



"Certificateholders' Return Distribution Amount" means, with respect to any quarterly payment date, the SUM of:



- the amount of interest return accrued at the Certificate Rate for the related quarterly interest period on the certificate balance outstanding on the immediately preceding quarterly payment date after giving effect to all principal distributions to the Certificateholders on that quarterly payment date or, in the case of the first quarterly payment date, on the Closing Date;



         AND



- the Certificateholders' Return Shortfall for that quarterly payment date.

         However, the Certificateholders' Return Distribution Amount will not include any Certificateholders' Return Carryover.



         "Certificateholders' Return Shortfall" means, with respect to any quarterly payment date, the EXCESS of:



- the Certificateholders' Return Distribution Amount on the preceding quarterly payment date,


                      OVER


- the amount of interest return actually distributed to the Certificateholders on that preceding quarterly payment date;



         PLUS interest on the amount of such excess, to the extent permitted by law, at the interest return rate borne by the Certificates from that preceding quarterly payment date to the current quarterly payment date.



         "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any quarterly payment date, the EXCESS of:



- the Class A-1 Noteholders' Interest Distribution Amount on the preceding quarterly payment date,



         OVER



- the amount of interest actually distributed to the Class A-1 Noteholders on that preceding quarterly payment date;



         PLUS interest on the amount of that excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from that preceding quarterly payment date to the current quarterly payment date.



         "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any quarterly payment date, the SUM of:



- the amount of interest accrued at the Class A-1 Note Rate for the related quarterly interest period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding quarterly payment date after giving effect to all principal distributions to the Class A-1 Noteholders on that date or, in the case of the first quarterly payment date, on the Closing Date;



              AND




- the Class A-1 Noteholders' Interest Carryover Shortfall for that quarterly payment date.



         However, the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

         "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any quarterly payment date, the EXCESS of:



- the Class A-2 Noteholders' Interest Distribution Amount on the preceding quarterly payment date,


o         OVER


- the amount of interest actually distributed to the Class A-2 Noteholders on that preceding quarterly payment date;



         PLUS interest on the amount of that excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from that preceding quarterly payment date to the current quarterly payment date.



         "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any quarterly payment date, the SUM of:



- the amount of interest accrued at the Class A-2 Note Rate for the related quarterly interest period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding quarterly payment date after giving effect to all principal distributions to the Class A-2 Noteholders on that date or, in the case of the first quarterly payment date, on the Closing Date;



             AND




- the Class A-2 Noteholders' Interest Carryover Shortfall for that quarterly payment date.



         However, the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

   "Noteholders' Distribution Amount" means, with respect to any quarterly payment date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for that quarterly payment date.



   "Noteholders' Interest Distribution Amount" means, with respect to any quarterly payment date, the SUM of:



                  -        the Class A-1 Noteholders' Interest Distribution
                           Amount,



                           (i)      AND



                  - the Class A-2 Noteholders' Interest Distribution Amount for that quarterly payment date.



         However, the Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.



   "Noteholders' Principal Carryover Shortfall" means, as of the close of any quarterly payment date, the EXCESS of:



                  - the Noteholders' Principal Distribution Amount on that quarterly payment date,



                           OVER



                  - the amount of principal actually distributed to the Noteholders on that quarterly payment date.



   "Noteholders' Principal Distribution Amount" means, with respect to any quarterly payment date, the SUM of:



                  - the Principal Distribution Amount for that quarterly payment date,



                           (i)      AND



                  - the Noteholders' Principal Carryover Shortfall as of the close of the preceding quarterly payment date.



         However, the Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Notes outstanding on such date. In addition,



                  - on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero; and



                  - on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.



   "Principal Distribution Adjustment" means, with respect to any quarterly payment date, the amount of the Available Funds on that quarterly payment date to be used to make additional principal distributions to the Noteholders and, after the Notes have been paid in full, to the Certificateholders, to account for:



                  - the amount of any insignificant balances remaining outstanding as of that quarterly payment date on the Trust Loans after receipt of a final payment from borrowers or guarantors, when such insignificant balances are waived in the ordinary course of business by the master servicer at the direction of the administrator in accordance with the master servicing agreement; and



                  - the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of a borrower's failure to capitalize interest that had been expected to be capitalized.



         However, the Principal Distribution Adjustment for any quarterly payment date shall not exceed the LESSER of:


                  -        $100,000

                           (i)      AND


                  - the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made from the reserve account on that quarterly payment date other than distributions to NMF or its assignee.



   "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any quarterly payment date, the SUM of the following amounts with respect to the related Collection Period:



                  - that portion of all collections received by the master servicer on the Trust Loans and remitted to the indenture trustee that is allocable to principal, including the portion of any guarantee payments received that is allocable to principal of the Trust Loans LESS the SUM of:


                           - those collections which were applied by the trust during that Collection Period to purchase Serial Loans,

                           AND


                           - accrued and unpaid interest on the Trust Loans for that Collection Period to the extent interest is not currently being paid but will be capitalized when repayment begins on those Trust Loans;



                  - all Liquidation Proceeds attributable to the principal balances of Trust Loans which became Liquidated Student Loans during that Collection Period in accordance with the master servicer's customary servicing procedures to the extent received by the master servicer during the related Collection Period and remitted to the indenture trustee, together with all Realized Losses on those Trust Loans;

                  - to the extent attributable to principal, the amount received by the indenture trustee with respect to each Trust Loan repurchased by the seller or purchased by the master servicer as a result of a material breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period;



                                     AND

                           (II)

                  -        the Principal Distribution Adjustment, if any.



         However, the Principal Distribution Amount will exclude all payments and proceeds, including Liquidation Proceeds of any Trust Loan if its Purchase Amount was included in the Available Funds for a prior Collection Period .


   "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.


   "Securityholders' Interest Distribution Amount" means, with respect to any quarterly payment date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the

         Certificateholders' Return Distribution Amount for that quarterly payment date.

                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the globally offered Securities of Nellie Mae Student Loan Trust 1999-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.


         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT


         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.


         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING


         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.



         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.



         Trading Between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.


         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.


         Trading between CEDEL or Euroclear and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


         Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.



         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).



         Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.


         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.


         U.S. Person. As used in these procedures, the term "U.S. Person" means a beneficial owner of a Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) any other person whose income or gain in respect of a Security is effectively connected with the conduct of a United States trade or business, or (v) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As used in these procedures, the term "Non-U.S. Person" means a beneficial owner of a Security that is not a U.S. Person.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 1999


                                   PROSPECTUS

                     NELLIE MAE ASSET-BACKED FUNDING TRUSTS
                       ASSET-BACKED NOTES AND CERTIFICATES
                              (Issuable in Series)

                     NELLIE MAE EDUCATION LOAN CORPORATION,
                           SELLER AND MASTER SERVICER
                                ----------------

                           The Securities
 CONSIDER CAREFULLY THE
 RISK FACTORS IN THE       Nellie Mae Education Loan Funding Corporation may
 PROSPECTUS SUPPLEMENT     periodically form trusts which will issue securities.
 THAT ACCOMPANIES THIS     The securities may be in the form of asset-backed
 PROSPECTUS.               notes or asset-backed certificates. Each issue of
                           securities will have its own series designation and
 Each issue of             will evidence obligations of or interests in the
 securities will           trust established for that issue.
 represent obligations
 of, or interests in,      Trust Assets
 the applicable trust
 only. They will not       The assets of each trust will include:
 represent an
 obligation of, or         -        student loans, legal title to which will be
 interest in, the                   held by an eligible lender trustee on behalf
 seller, the master                 of the trust;
 servicer, the             -        moneys and investments; and
 administrator or any      -        other property described on the cover page
 of their affiliates.               of the related prospectus supplement.
 The securities are NOT
 insured or guaranteed     Types of Securities
 by any entity.
                           Each series of securities may include one or more
 This prospectus may be    classes of certificates that represent beneficial
 used to offer and sell    ownership of the assets of the trust, and one or more
 any series of             classes of notes that are secured by the assets of
 securities only if        the trust. A class of certificates or notes may:
 accompanied by the
 prospectus supplement     -        be senior or subordinate to other classes;
 for that series.                   and
                           -        receive payments from one or more forms of
                                    credit enhancement that are designed to
                                    reduce the harm to investors caused by
                                    shortfalls in payments on the related
                                    student loans.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



September __, 1999


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED
                             PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

         - this prospectus, which provides general information, some of which may not apply to your series of securities; and


         - the related prospectus supplement that describes the specific terms of your series of securities, including:


                  -        the timing of interest and principal payments;

                  - financial and other information about the student loans;

                  -        information about credit enhancement for each series;

                  -        the ratings for each series; and

                  -        the method of selling the securities.

         If the terms of a particular series of securities are described differently in this prospectus and the related prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information they incorporate by reference. We have not authorized anyone to provide you with different information. The securities are not offered in any state where offering them is not permitted.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                                TABLE OF CONTENTS

FORMATION OF THE TRUSTS...........................................................................................5
     Eligible Lender Trustee......................................................................................5
THE SELLER, THE MASTER SERVICER AND THE ADMINISTRATOR.............................................................6
     The Seller...................................................................................................6
     The Master Servicer and Administrator........................................................................7
USE OF PROCEEDS...................................................................................................7
THE STUDENT LOAN POOLS............................................................................................7
     General......................................................................................................7
     Origination and Marketing Process............................................................................8
     Servicing and Collections Process............................................................................9
     Claims and Recovery Rates....................................................................................9
FEDERAL FAMILY EDUCATION LOAN PROGRAM............................................................................10
     General.....................................................................................................10
     Eligible Lenders, Students and Educational Institutions.....................................................11
     Financial Need Analysis.....................................................................................11
     Special Allowance Payments..................................................................................11
     Stafford Loans..............................................................................................12
     Unsubsidized Stafford Loans.................................................................................17
     PLUS and  SLS Loan Programs.................................................................................17
     Consolidation Loan Program..................................................................................19
GUARANTORS UNDER THE FFELP.......................................................................................21
     Loan Guarantees.............................................................................................21
     Guarantor Reserve Funds.....................................................................................21
     Federal Reimbursement Agreements............................................................................22
     Eligibility for Federal Reimbursement.......................................................................23
     Effect of Annual Claims Rate on Reimbursement of Guarantors.................................................23
     Other Federal Agreements....................................................................................25
     Rehabilitation of Defaulted Loans...........................................................................25
     Federal Advances............................................................................................25
     Changes to Federal Agreements...............................................................................25
     Department of Education Oversight...........................................................................26
     1998 Reauthorization Amendments.............................................................................26
WEIGHTED AVERAGE LIVES OF THE SECURITIES.........................................................................30
POOL FACTORS AND TRADING INFORMATION.............................................................................31
DESCRIPTION OF THE NOTES.........................................................................................31
     General.....................................................................................................31
     Principal and Interest on the Notes.........................................................................32
     The Indenture...............................................................................................33
DESCRIPTION OF THE CERTIFICATES..................................................................................38
     General.....................................................................................................38
     Principal and Interest on the Certificates..................................................................38
ADDITIONALINFORMATION REGARDING THE SECURITIES...................................................................39
     Fixed Rate Securities.......................................................................................39
     Floating Rate Securities....................................................................................39
     Book-Entry Registration.....................................................................................40
     Definitive Securities.......................................................................................41
     List of Securityholders.....................................................................................42
     Reports to Securityholders..................................................................................42
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.............................................................42
     Agreements Covered..........................................................................................42
     Sale of Student Loans; Representations and Warranties.......................................................43
     Additional Fundings.........................................................................................44

     Accounts....................................................................................................44
     Servicing Procedures........................................................................................45
     Payments on Student Loans...................................................................................46
     Master Servicer Covenants...................................................................................46
     Master Servicer Compensation................................................................................47
     Payments of Principal and Interest..........................................................................47
     Credit and Cash Flow Enhancement............................................................................48
     Statements to the Indenture Trustee and the Trust...........................................................48
     Evidence as to Compliance...................................................................................49
     Matters Regarding the Master Servicer.......................................................................50
     Master Servicer Default.....................................................................................50
     Rights upon Master Servicer Default.........................................................................51
     Waiver of Past Defaults.....................................................................................51
     Amendment...................................................................................................52
     Payment of Notes............................................................................................52
     Termination.................................................................................................52
     Optional Redemption.........................................................................................53
     Auction of Student Loans....................................................................................53
     Administration Agreement....................................................................................53
LEGAL ASPECTS OF THE STUDENT LOANS...............................................................................54
     Transfer of the Student Loans...............................................................................54
     Consumer Protection Laws....................................................................................54
     Loan Origination and Servicing Procedures Applicable to Student Loans.......................................55
     Student Loans Generally Not Subject to Discharge in Bankruptcy..............................................55
U.S. FEDERAL INCOME TAX CONSEQUENCES.............................................................................56
     Trusts for Which a Partnership Election Is Made.............................................................56
          Tax Characterization of the Trust......................................................................56
          Tax Consequences to Holders of Debt Securities.........................................................56
          Tax Consequences to Holders of Equity Securities.......................................................59
     Trusts in Which All Residual Interests Are Retained by the Seller or an Affiliate of the Seller.............64
          Tax Characterization of the Trust......................................................................64
ERISA CONSIDERATIONS.............................................................................................65
     The Notes...................................................................................................66
     The Certificates............................................................................................67
AVAILABLE INFORMATION............................................................................................67
REPORTS TO SECURITYHOLDERS.......................................................................................68
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................68
PLAN OF DISTRIBUTION.............................................................................................68
LEGAL MATTERS....................................................................................................69

                             FORMATION OF THE TRUSTS

         Each trust will be formed under the laws of the jurisdiction set forth in the related prospectus supplement pursuant to a trust agreement. A trust will perform only the following activities:

         - acquire, hold, sell and manage student loans, the other trust assets and proceeds from the student loans and other trust assets; - issue one or more classes of securities; - make payments on the related securities; and

         - engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or other incidental or related activities.



         Each trust will be capitalized initially with a nominal cash payment. The right to receive any amount remaining after payment of the securities will be held by Nellie Mae Funding, LLC ("NMF"), a subsidiary of the seller. On behalf of each trust, the related eligible lender trustee will use the initial equity of the trust, together with the proceeds from the sale of the related series of securities, to purchase student loans pursuant to a loan sale agreement.



         When the eligible lender trustee has purchased student loans on behalf of a trust, the assets of that trust will include:



         - the student loans themselves, legal title to which will be held by the eligible lender trustee on behalf of the trust;

         - all funds collected on the student loans on or after the applicable cutoff date;

         - all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit enhancement that may be obtained for the benefit of one or more classes of the securities; and

         - any other property specified in the related prospectus supplement.

         To the extent provided in the applicable prospectus supplement, the certificates will represent beneficial ownership of the assets of the trust, and the notes of the related series will be secured by the assets of the trust. To facilitate servicing and to minimize administrative burden and expense, the master servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the related eligible lender trustee.

Eligible Lender Trustee


         The eligible lender trustee for a trust will be the entity specified in the related prospectus supplement. The eligible lender trustee will acquire legal title to all the related student loans on behalf of that trust pursuant to a loan sale agreement and will enter into a guarantee agreement with each of the guarantors of those student loans. The eligible lender trustee will qualify as an eligible lender and owner of student loans for all purposes under the Higher Education Act of 1965, as amended, and the related guarantee agreements. If student loans are not owned by an eligible lender at any point in time, federal guarantee payments from a guarantor and federal assistance would be lost for those student loans. SEE "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and
"Guarantors Under the FFELP--Eligibility for Federal Reimbursement".


         The liability of the eligible lender trustee in connection with the issuance and sale of the securities is limited solely to its express obligations contained in the related trust agreement and loan sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator for that trust must appoint a successor eligible lender trustee. The administrator of a trust may also remove the eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as eligible lender trustee. In that event, the administrator must appoint a successor eligible lender trustee. The resignation or removal of an eligible lender trustee and appointment of a successor eligible lender trustee will not become effective until a successor eligible lender trustee accepts the appointment.

         The principal office of each trust and eligible lender trustee will be specified in the related prospectus supplement.

              THE SELLER, THE MASTER SERVICER AND THE ADMINISTRATOR

The Seller


         Nellie Mae Education Loan Corporation ("NMELC"), a Delaware corporation, is a wholly-owned subsidiary of Nellie Mae Corporation ("Nellie Mae"). Nellie Mae originates and purchases student loans which it then sells to NMELC. NMELC is in the business of managing student loan assets and selling them to trusts. In this prospectus, we refer to NMELC in its selling capacity as the "seller".


         The principal executive offices of NMELC are located at 1240 Pautucket Avenue, Rumford, Rhode Island 02916. Its telephone number is (401) 438-4500.

         Nellie Mae is a Delaware business corporation created in 1998 as the successor to the business of The New England Education Loan Marketing Corporation ("NEELMC"). Nellie Mae acquires and originates student loans under the Federal Family Education Loan Program ("FFELP Loans") that are either guaranteed and reinsured under the Higher Education Act of 1965, as amended, or directly insured by the Secretary of the Department of Education pursuant to the Act. Nellie Mae also acquires student loans made under its private loan programs that are not guaranteed or insured under the Higher Education Act. All references in this prospectus to "student loans" that are included as assets of any trust are to FFELP Loans.


         On June 30, 1998, NEELMC made a one-time election, permitted under
Section 150(d)(3) of the Internal Revenue Code of 1986, as amended, to transfer its assets and liabilities to Nellie Mae. As a for-profit corporation, Nellie Mae operates without the Code's restrictions on activities to which NEELMC was subject. In return for the transfers, NEELMC received all of the outstanding equity of Nellie Mae. Nellie Mae also assumed the private, nongovernmental loan operations previously operated by Nellie Mae, Inc., NEELMC's sister corporation. In July 1999, all of the outstanding equity of Nellie Mae was purchased by the Student Loan Marketing Association (Sallie Mae).



         During calendar year 1998, Nellie Mae purchased or originated $698 million of FFELP Loans and private student loans. As of June 30, 1999, Nellie Mae held FFELP Loans and private student loans with an aggregate principal balance of approximately $2.6 billion.


         The principal executive offices of Nellie Mae are located at 50 Braintree Hill Park, Braintree, MA 02184 and its telephone number is (781) 849-1325.

         The structure of the transactions described in this prospectus seeks to assure that the transfer of student loans from the seller to each trust will be treated as a sale of the student loans to that trust and not, in the event of a bankruptcy of the seller, as a pledge of the student loans to secure a borrowing by the seller. In the event of the seller's bankruptcy, however, there can be no assurance that the sale of student loans by the seller to a trust will not be recharacterized as a pledge of the student loans to secure a borrowing of the seller. If the sale were to be recharacterized in that way, delays and reductions in payments to holders of the related notes and certificates could occur.

The Master Servicer and Administrator

         If specified in the prospectus supplement for a series of securities, NMELC will provide management and administrative services to the trust as administrator. The administrator will receive an administration fee as compensation for performing its obligations and as reimbursement for its expenses as administrator.


         If specified in the prospectus supplement for a series of securities, NMELC will service the student loans owned by the related trust pursuant to a master servicing agreement between NMELC, as master servicer, and that trust. The master servicer will receive a master servicing fee as compensation for performing its obligations and reimbursement for its expenses as master servicer.



         The prospectus supplement for a series of securities may set forth certain additional information with respect to the administrator and the master servicer. SEE ALSO "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.


         An administrator or master servicer other than, or in addition to, NMELC may be specified for a series of securities in the related prospectus supplement.

                                 USE OF PROCEEDS


         On the closing date specified in the applicable prospectus supplement, the related trust will purchase student loans from the seller and make an initial deposit into the reserve account or Pre-Funding Account, if any, with the net proceeds from the sale of that issue of securities. The seller will use the money it receives for general corporate purposes, which may include purchasing student loans from its affiliates.


                             THE STUDENT LOAN POOLS

General

         The eligible lender trustee, acting on behalf of the related trust, will buy a pool of FFELP Loans made to students (or their parents) which the seller will have selected in accordance with the related loan sale agreement. The student loans will have been originated under the Federal Family Education Loan Program (the "FFELP") to meet several criteria, including the following:


         - Each student loan is guaranteed as to principal and interest by a guarantor that is reinsured by the Department of Education in accordance with the FFELP.


         - Each student loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

         - Each student loan contains the terms required by the FFELP, the applicable guarantee agreements and any other required terms.

         - Each student loan provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any deferral or forbearance periods).

         - Each student loan satisfies any other criteria that are set forth in the related prospectus supplement.


The seller will select student loans for inclusion in a trust in accordance with the criteria described in this prospectus and in the related prospectus supplement. In no event, however, will more than 20% of the student loans by principal balance in any trust be more than 30 days delinquent as of the related cutoff date and no student loan will be more than 120 days delinquent as of that date.


         The student loans comprising the assets of each trust will be held by the related eligible lender trustee, as trustee on behalf of that trust. The eligible lender trustee will also enter into guarantee agreements with the related guarantors. Under the guarantee agreements, each student loan will be guaranteed by a guarantor. SEE "Formation of the Trusts" above.


         The prospectus supplement for each series of securities will provide information about the student loans in the related trust that will include, to the extent appropriate:

         -        the composition of the pool,

         -        the distribution of the pool by loan type and payment status,

         -        the borrowers' states of residence, and


         - the percentages of the student loans guaranteed by the applicable guarantors.


         In the case of certain series of securities, the applicable trust may be allowed to acquire or originate student loans after the related cutoff date. Where this is the case, the prospectus supplement will set forth the criteria that those student loans must meet. In addition, the prospectus supplement will provide information regarding:


         - the duration and conditions of any related Funding Period or Revolving Period, and



         - the circumstances under which Additional Fundings will be made.


         In the case of a trust fund that has a Pre-Funding Account, no Funding Period relating to the Pre-Funding Account will be greater than one year.


Origination and Marketing Process

         In order for student loans to be guaranteed and eligible for federal assistance, lenders must comply with certain rules set forth in the Act that govern loan origination practices. A lender that makes student loans may not offer points, premiums, payments or other inducements, directly or indirectly, to any educational institution or individual in an attempt to secure student loan applications, nor may it mail a student loan application to a student to whom it has not previously made a student loan unless the student requests one.


         Generally, the student and the educational institution complete the application, which is accompanied by a promissory note. The application is then mailed or electronically transmitted directly to either a lender or the applicable guarantor. Both the lender and the guarantor must approve the application and confirm that it is complete . They must also confirm that the application, the prospective borrower and the educational institution have complied with all applicable requirements of both the Higher Education Act and the guarantor. The Act requires that each guarantor have procedures designed to assure that it guarantees student loans only to students attending institutions which meet the requirements of the Act. Each lender will only make loans that the applicable guarantor has approved according to its own requirements and the requirements of the Higher Education Act. For each application it approves, the guarantor will issue a guarantee certificate to the lender. The lender will then disburse the loan, typically in multiple installments, and send a disclosure statement confirming the terms of the student loan to the borrower.


         These procedures differ slightly for Consolidation Loans.

Servicing and Collections Process


         To ensure that student loans are repaid on a timely basis, the applicable guarantee agreements and the Higher Education Act require that the holders of student loans perform specified due diligence procedures . In the related master servicing agreement, the master servicer agrees to be responsible for performing these procedures, as well as certain collection procedures, for the student loans. For example, if a payment is late, the master servicer may be required to attempt to contact the delinquent borrower by mail within ten days after the delinquency and at further specified times by mail and by telephone. The master servicer will maintain a borrower loan file in which it will note all telephone calls and letters to the borrower, as well as a synopsis of each. If a delinquent borrower cannot be located, the master servicer must perform "skip tracing" procedures, which include contacting the borrower's school and references. If the master servicer fails to comply with these procedures, the related eligible lender trustee, as holder of legal title to the student loans on behalf of the related trust, may find it difficult to obtain the benefits of any guarantee agreement or to receive the benefits of federal assistance from the Department of Education in connection with those loans. Even if the master servicer's failure to comply with the procedures has not caused the loss of the guarantee of the principal of a student loan, failure to comply with certain procedures may nonetheless jeopardize coverage under a guarantee agreement for certain accrued interest amounts.



         The master servicer is required to notify the applicable guarantor at certain prescribed times that a student loan is delinquent before it submits a claim for payment under the related guarantee agreement. This requirement enables the guarantor to be aware of seriously delinquent accounts and to be able to make additional attempts to collect the loan before receiving a claim. Any student loan that is delinquent beyond a certain number of days is considered to be in default. When a student loan is in default, the master servicer will submit a claim for reimbursement to the applicable guarantor. If the master servicer fails to file a claim within specified times of delinquency, the guarantor may deny the claim. A failure by the master servicer to file a guarantee claim in a timely fashion would constitute a breach of its covenants. If, as a result of a failure of this type, the related guarantee payment is no longer available to the trust, the master servicer must arrange for the purchase of that student loan from the trust, unless the prospectus supplement for that series provides otherwise. The securityholders and the eligible lender trustee will have no further remedies against the master servicer in this situation. SEE "Description of the Transfer and Servicing Agreements--Master Servicer Covenants" in this prospectus.


Claims and Recovery Rates


         Each prospectus supplement will contain historical information concerning guarantee claims and recovery rates for the guarantors that guarantee the student loans held by the related trust as of the applicable closing date. Because the characteristics of pools of student loans differ, however, the claim and recovery experience of any series may differ from the guarantors' historical experience.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

General


         The Federal Family Education Loan Program under Title IV of the Higher Education Act provides for loans to be made to students who are enrolled in eligible institutions, or to parents of such students, to finance a portion of the cost of attendance. Payment of principal and interest on the student loans is guaranteed by the applicable guarantor against:


         -        default of the borrower;

         -        the death, bankruptcy or disability of the borrower;

         - closing of the borrower's school, a false certification by the borrower's school or an unpaid school refund; or

         - a determination that the borrower was not eligible for the loan.


Subject to certain conditions, a program of federal reinsurance under the Act entitles guarantors to be reimbursed by the Department of Education for between 75% and 100% of the amount of each guarantee payment. In addition, the eligible lender trustee, as a holder of the student loans on behalf of the related trust, is entitled to receive from the Department interest subsidy payments and special allowance payments for eligible student loans.



         The FFELP provides for loans to students and their parents which are guaranteed by a guarantor and either reinsured or directly insured by the federal government. Several types of student loans are currently authorized under the Higher Education Act:



         -        Stafford Loans to students who demonstrate financial need;



         - Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Stafford Loans;



         - PLUS Loans to parents of students who are dependents and whose estimated costs of attending school exceed other available financial aid; and



         - Consolidation Loans to consolidate into a single loan the borrower's obligations under various federally authorized student loan programs.



Before July 1, 1994, the Act also authorized SLS Loans to graduate and professional students, independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.



         Although the description and summaries of the Higher Education Act, the FFELP, the guarantee agreements and the other statutes, regulations and amendments referred to in this prospectus describe or summarize the material provisions of those statutes, regulations and agreements, they do not purport to be comprehensive and are qualified in their entirety by reference to each actual statute, regulation or document. Both the Act and the regulations promulgated under the Act have been the subject of extensive amendments in recent years. Accordingly, there can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this prospectus or of the statutes and regulations that implement them.

Eligible Lenders, Students and Educational Institutions

         Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and guarantors. A student loan may only be made to, or on behalf of, a "qualified student". The term "qualified student" is defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

         - has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

         - is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution;

         - has agreed to notify the holder of the loan promptly of any address change; and


         - meets the "need" requirements described in the application for the particular loan program, in the case of Stafford Loans.



         Eligible schools include institutions of higher education and proprietary institutions meeting the standards set forth in the Act. In order for a school to participate in the program, its eligibility must be approved by the Department of Education under standards established by regulation.


Financial Need Analysis


         Subject to certain limits and conditions, student loans generally may be made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan and Unsubsidized Stafford Loan applicant (and parents, in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents, in the case of a dependent child) to submit a financial need analysis form to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's eligibility for grants, loans and work assistance. A student's "unmet need" is the difference between the amount of grants and Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance. This unmet need may be borrowed through Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount with their own resources or with PLUS Loans.


Special Allowance Payments


         The Act provides for quarterly special allowance payments to be made by the Department to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return on the loans. The rates for special allowance payments are based on formulas that vary according to the type of loan, the date the loan was originally made and the type of funds (I.E., tax-exempt or taxable) used to finance the loan. A special allowance payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31.



         The special allowance payment equals the average unpaid principal balance (including interest which has been capitalized) of all eligible loans held by a holder during a quarterly period multiplied by the special allowance percentage. The special allowance percentage is computed by:

         (1) determining the average of the bond equivalent rates of 3-month Treasury bills auctioned for that quarter;


         (2)      subtracting the applicable borrower interest rate on the loan;



         (3) adding the applicable special allowance margin (described in the table below); and



         (4)      dividing the resultant percentage by 4.



If the amount determined by the application of clauses (1), (2) and (3) is in the negative, the special allowance margin is zero.



Date of First Disbursement                  Special Allowance Margin

Before 10/17/86                             3.50%

From 10/17/86 through 09/30/92              3.25%

From 10/01/92 through 06/30/95              3.10%

From 07/01/95 through 06/30/98              2.50% (Stafford Loans and
                                            Unsubsidized Stafford Loans that are
                                            In-School, Grace or Deferment);
                                            3.10% (Stafford Loans and
                                            Unsubsidized Stafford Loans that are
                                            in repayment and all other loans)

From 07/01/98 through 06/30/03              2.20% (Stafford Loans and
                                            Unsubsidized Stafford Loans that are
                                            In-School, Grace or Deferment);
                                            2.80% (Stafford Loans and
                                            Unsubsidized Stafford Loans that are
                                            in repayment) and 3.10% for all
                                            other loans



         Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually based on the 1-year Treasury bill for loans made before July 1, 1998 or based on the 3-month Treasury bill for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate.
The maximum borrower rate is between 9% and 12%.



Stafford Loans



         With respect to Stafford Loans, the Higher Education Act provides for :



         - federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;



         - federal interest subsidy payments on certain eligible Stafford Loans to be paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and



         - special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

In this prospectus we refer to all three types of assistance as "federal assistance".



         INTEREST. The borrower's interest rate on a Stafford Loan may be fixed or variable. Stafford Loan interest rates are summarized in the chart below.



                                                                          Maximum Borrower
          Trigger Date                       Borrower Rate                     Rate             Interest Rate Margin


Before 01/01/81...............    7%                                   7%                     N/A

From 01/01/81 through
     09/12/83.................    9%                                   9%                     N/A

From 09/13/83 through
     06/30/88.................    8%                                   8%                     N/A

From 07/01/88 through
     09/30/92.................    8% for 48 months; thereafter,        8% for 48 months,      3.25% for loans made
                                  3-month Treasury + Interest Rate     then 10%               before 7/23/92 and for
                                  Margin                                                      loans made on or after

                                                                                              7/23/92 and before
                                                                                              10/1/92 to new
                                                                                              student loan
                                                                                              borrowers; 3.10%
                                                                                              for loans made after
                                                                                              7/23/92 and before
                                                                                              7/1/94 to borrowers
                                                                                              with outstanding FFELP
                                                                                              loans

From 10/01/92 through
     06/30/94.................    3-month Treasury + Interest Rate     9%                     3.10%
                                  Margin

From 07/01/94 through
     06/30/95.................    3-month Treasury + Interest Rate     8.25%                  3.10%
                                  Margin

From 07/01/95 through
     06/30/98.................    3-month Treasury + Interest Rate     8.25%                  2.50% (In-School, Grace
                                  Margin                                                      or Deferment);3.10% (in
                                                                                              repayment)

From 07/01/98.................    3-month Treasury + Interest Rate     8.25%                  1.70% (In-School, Grace
                                  Margin                                                      or Deferment); 2.30% (in
                                                                                              repayment)

          The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.


          The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the LESSER of:


         -        the applicable Maximum Rate

                  AND

         -        the sum of

         - the bond equivalent rate of 3-month Treasury bills auctioned at the final auction held before that June 1, and

         -        the applicable interest rate margin.


         In 1992 the Higher Education Act was amended to provide that, for fixed rate Stafford Loans made on or after July 23, 1992 and certain loans made to new borrowers on or after July 1, 1988, the lender convert the interest rate on those loans (by January 1, 1995) to an annual variable interest rate adjusted each July 1 equal to:


         - for certain fixed rate Stafford Loans made between July 1, 1988 and July 23, 1992, and for certain fixed rate Stafford Loans made to new FFELP borrowers on or after July 23, 1992 and before October 1, 1992, the 3-month Treasury bill rate at the final auction before the preceding June 1 plus 3.25%; and


         - for fixed rate Stafford Loans made on or after July 23, 1992 to borrowers with outstanding FFELP Loans, the 3-month Treasury bill rate at the final auction before the preceding June 1 PLUS 3.10%, in each case capped at the applicable interest rate for the loan that existed before the conversion. The variable interest rate conversion requirement does not apply to loans made before July 23, 1992 during the first 48 months of repayment.

         INTEREST SUBSIDY PAYMENTS. The Department of Education is responsible for paying interest on Stafford Loans:


         -        while the borrower is a qualified student,


         -        during the grace period, and


         -        during certain deferral periods.

The Department makes quarterly interest subsidy payments to the owner of a Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Stafford Loan shall be deemed to have a contractual right against the United States to receive interest subsidy payments and special allowance payments in accordance with the provisions of the Act. However, receipt of interest subsidy payments and special allowance payments is conditioned on compliance with the requirements of the Act, including the following:

         -        satisfaction of certain need-based criteria,



         - the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing, and


         -        continued eligibility of the loan for federal reinsurance.


If the loan is not held by an eligible lender in accordance with the requirements of the Act and the applicable federal guarantee agreements, the loan may lose its eligibility. SEE "--Eligible Lenders, Students and Educational Institutions" as well as "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus. The seller expects that substantially all of the Stafford Loans that are to be conveyed to a trust will be eligible to receive interest subsidy payments and special allowance payments.



         Interest subsidy payments and special allowance payments are generally received within 45 days to 60 days after the master servicer submits to the Department the applicable forms for any given calendar quarter. However, there can be no assurance that payments will, in fact, be received from the Department within that period. The master servicer has agreed to prepare and file with the Department claim forms and any other required documents or filings on behalf of each eligible lender trustee as owner of the related student loans on behalf of the related trust. The master servicer has also agreed to assist each eligible lender trustee to monitor, pursue and obtain any interest subsidy payments and special allowance payments with respect to the student loans. The master servicer will be required to deposit in the related collection account the interest subsidy payments and special allowance payments for the related student loans within two business days after it receives and identifies them.



         LOAN LIMITS. The Higher Education Act generally requires that eligible lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart sets forth the current and historic loan limits.


                                                                  All Students (1)           Independent Students
                                                                     Base Amount          Additional
                                                                   Subsidized and        Unsubsidized        Maximum
        Borrower's              Subsidized      Subsidized on    Unsubsidized on or    only on or after   Annual Total
      Academic Level            Pre-1/1/87     or after 1/1/87    after 10/1/93 (2)        7/1/94(3)         Amount

Undergraduate (per year):

   1st year                      $ 2,500           $ 2,625            $ 2,625              $ 4,000          $  6,625

   2nd year                      $ 2,500           $ 2,625            $ 3,500              $ 4,000          $  7,500

   3rd year and above            $ 2,500           $ 4,000            $ 5,500              $ 5,000          $ 10,000

Graduate (per year)              $ 5,000           $ 7,500            $ 8,500              $10,000          $ 18,500

Aggregate Limit:

   Undergraduate                 $12,500           $17,250            $23,000              $23,000          $ 46,000

   Graduate (including           $25,000           $54,750            $65,500              $73,000          $138,500
      undergraduate)

-------------------------


(1) The loan limits include both Stafford Loans and federal direct student loans.



(2) These amounts represent the combined maximum loan amount per year for Stafford Loans and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.



(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. Moreover, dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.





         The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program. The Department of Education has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.



         REPAYMENT. In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, as described below. Any borrower may prepay a loan voluntarily without premium or penalty, and may waive any grace period or deferral period related to his loan. In general, each loan must be scheduled for repayment over a period of not more than ten years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to certain scheduled minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lower payments. The Act and related regulations require lenders to offer the choice of a standard, graduated, income-sensitive or extended repayment schedule, if applicable, to all borrowers entering repayment.



         GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following a grace period. The grace period is:

         - at least 9 months but not more than 12 months, if the loan's interest rate is 7% per year; and

         - not more than 6 months for loans made to first-time borrowers under the FFELP on or after July 1, 1988.

In addition, no principal repayments need be made, subject to certain conditions, during certain deferral periods.

         For new borrowers whose loans are first disbursed on or after July 1, 1993, repayment of principal may be deferred, subject to a maximum deferment of three years, only:

         - while the borrower is at least a half-time student or is enrolled in an approved graduate fellowship program or rehabilitation program; or

         - when the borrower is seeking, but unable to find, full-time employment; or

         - when for any reason the lender determines that payment of principal will cause the borrower economic hardship.

         In 1992 the Act was amended to permit, and in some cases require, forbearance of loan collection in certain circumstances (each, a "forbearance period").


Unsubsidized Stafford Loans



         The Unsubsidized Stafford Loan program is designed for students who do not qualify for the maximum Stafford Loan due to parental and/or student income and assets in excess of permitted amounts or who need funds in excess of the maximum permitted under Stafford Loans in order to finance their education.



         The basic terms of Unsubsidized Stafford Loans are generally the same as those of Stafford Loans, including interest rate provisions, annual loan limits and special allowance payments. The terms of the Unsubsidized Stafford Loans differ, however, in some respects from the terms of Stafford Loans. The federal government does not make interest subsidy payments on Unsubsidized Stafford Loans. The borrower must begin making interest payments on a monthly or quarterly basis or the interest will be capitalized. Subject to the same loan limits as those established for Stafford Loans, a student may borrow up to the amount of his unmet need.



PLUS and  SLS Loan Programs



         The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to certain categories of students. Since July 1, 1993, only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans and SLS Loans are similar to those of Stafford Loans with respect to the federal insurance and reinsurance. However, PLUS and SLS Loans differ from Stafford Loans, particularly because interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

         LOAN LIMITS. PLUS Loans and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Limits for SLS Loans disbursed on or after July 1, 1993 depend upon the class year of the student and the length of the academic year. The annual loan limits for SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.



         After July 1, 1994, the SLS Loan program was merged with the Unsubsidized Stafford Loan program, with the borrowing limits reflecting the combined eligibility under both programs. The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.



         INTEREST. The interest rate for a PLUS Loan or an SLS Loan depends both on the date of disbursement and the period of enrollment. The interest rates for PLUS Loans and SLS Loans are summarized in the following chart.




                                                                                                       Interest Rate
         Trigger Date                          Borrower Rate                   Maximum Borrower Rate       Margin


Before 10/01/81.............                      9%                                    9%                  N/A

From 10/01/81 through                                                                                       N/A
   10/30/82.................                     14%                                   14%

From 11/01/82 through
   06/30/87.................                     12%                                   12%                  N/A

From 07/01/87 through
   09/30/92.................    1-year Treasury + Interest Rate Margin                 12%                  3.25%

From 10/01/92 through                                                                PLUS 10%,
   06/30/94.................    1-year Treasury + Interest Rate Margin                SLS  11%              3.10%

SLS repealed 07/01/94

From 07/01/94 through
   06/30/98.................    1-year Treasury + Interest Rate Margin                  9%                  3.10%

After 6/30/98...............    3-month Treasury + Interest    Rate Margin              9%                  3.10%



          For PLUS Loans and SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS Loans and SLS Loans made on or after October 1, 1992, the trigger date is the date of the disbursement of the loan.


         For Federal PLUS Loans or Federal SLS Loans that carry a variable rate, the rate is set annually for 12-month periods (beginning on July 1 and ending on June 30) on the preceding June 1 to be equal to the LESSER of:

         -        the applicable maximum borrower rate

                  AND

         -        the sum of

                  - the bond equivalent rate of 1-year Treasury bills or 3-month Treasury bills, as applicable, auctioned at the final auction held before that June 1, and

                  -        the applicable interest rate margin.


         A holder of a PLUS Loan or SLS Loan is eligible to receive special allowance payments during any quarter if:


         -        the borrower rate is set at the maximum borrower rate and



         - the sum of the average of the bond equivalent rates of 3-month Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.



         REPAYMENT, DEFERMENTS. In 1992 the Higher Education Act was amended to grant to each borrower under an SLS Loan the option to defer repaying principal until he begins to repay his Stafford Loans. Otherwise, borrowers must begin to repay principal of their PLUS Loans and SLS Loans no later than 60 days after the date of disbursement, subject to certain deferral and forbearance provisions. The deferral provisions which apply to PLUS Loans and SLS Loans are more limited than those applicable to Stafford Loans. However, borrowers may defer and capitalize repayment of interest during certain periods of educational enrollment and periods of unemployment or hardship, as specified under the Act. Further, while interest subsidy payments are not available while repayment is being deferred, interest may be capitalized during the deferral period if the borrower does not pay the interest. Maximum loan repayment periods and minimum payment amounts for PLUS Loans and SLS Loans are the same as those for Stafford Loans.


Consolidation Loan Program



         The Higher Education Act also authorizes a program under which certain borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford Loans. Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other student loan programs and student loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Consolidation Loan from the holders of his outstanding student loans. In 1998 the Act was amended to allow a lender to make a Consolidation Loan to a borrower whose loans are held by multiple lenders even if the lender making the Consolidation Loan does not hold any of the borrower's outstanding loans. A borrower who is unable to obtain a Consolidation Loan from an eligible lender or a Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Consolidation Loan under the direct loan program.



          Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Consolidation Loans received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

         To be eligible to obtain a Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; and for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans only if they re-enter repayment through loan consolidation.



         In connection with applications received on or after January 1, 1993, borrowers may, within 180 days after the origination of a Consolidation Loan, add additional loans ("Add-on Consolidation Loans") made before the origination of that Consolidation Loan that will be consolidated with it; and in addition, in 1998, the Act was amended to permit student loans made within the 180-day period after the date of consolidation to be added to that Consolidation Loan. If the borrower obtains student loans after the Consolidation Loan is originated (except as provided above), he may consolidate the new loans and the existing Consolidation Loan into a new Consolidation Loan. After a Consolidation Loan is consolidated with any Add-on Consolidation Loans, the interest rate and term of the Consolidation Loan may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, borrowers may include federal direct loans in Consolidation Loans.


          Consolidation Loans bear interest at a rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans being consolidated (rounded up to the nearest one-eighth of one percent) subject to a cap of 8.25%.


         Interest on Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without interest subsidy by the Department. For Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all deferral periods. However, Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans. Nevertheless, in the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during deferral periods. Borrowers may elect to accelerate principal payments without penalty.


         No insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Consolidation Loan. However, a fee may be charged to the lender by a guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on Consolidation Loans for loans disbursed on or after October 1, 1993 and at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999). The rate for special allowance payments for Consolidation Loans is determined in the same manner as for Stafford Loans.


         A borrower must begin to repay his Consolidation Loan within 60 days after his prior consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options must include the establishment of graduated or income-sensitive repayment plans, subject to certain limits applicable to the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received prior to that date. Generally, depending on the total loans outstanding, repayment may be scheduled over periods no less than ten and not more than 25 years. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Consolidation Loans of $60,000 or more.



         All eligible student loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Consolidation Loan is made.


                           GUARANTORS UNDER THE FFELP

         The student loans for a series of securities may be guaranteed by one or more guarantors that will be identified in the related prospectus supplement.

Loan Guarantees


         Under the FFELP, guarantors guarantee loans made by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies to students or their parents. Student loans made before October 1, 1993 are guaranteed by guarantors as to 100% of principal and accrued interest against default, death, disability or bankruptcy. Student loans made on or after October 1, 1993 are guaranteed as to 100 percent of principal and accrued interest against death, disability or bankruptcy and 98% of principal and accrued interest against default. The guarantor is reimbursed by the Secretary of Education for amounts paid to lenders pursuant to agreements for reimbursement. See "--Federal Reimbursement Agreements" in this prospectus.



         A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. However, if the first day of delinquency occurred prior to October 7, 1998, the default claim may be submitted after 180 days of delinquency. The lender must submit a default claim package that includes all information and documentation required under the FFELP regulations and the guarantor's policies and procedures. Under current procedures, assuming that the default claim package complies with the guarantor's loan procedures manual and regulations, the guarantor will pay the lender for a default claim within 90 days after the lender has filed its claim, which generally is expected to be 390 days following the date a loan became delinquent. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor has paid the lender for the default claim.


Guarantor Reserve Funds


         A guarantor generally pays claims to lenders for student loans that it has guaranteed using the cash and reserves that comprise its guarantee funds. In general, these funds have been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers - up to 1% of the principal amount of the student loan), investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary to cover the guarantor's administrative expenses.



         The Secretary is required to demand payment on September 1, 2002 of a total of one billion dollars from the funds of all the guarantors participating in the FFELP. The amounts demanded of each guarantor will be determined in accordance with formulas included in the Higher Education Act. Each guarantor is required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for its payment. The Secretary has made the determination, and advised each guarantor, of the amount required to be transferred by that guarantor.

The Higher Education Act was amended in 1998 to include significant changes affecting the financial structure of guarantors in the FFELP and their sources of revenue. These changes will affect the guarantors and their guarantee funds. SEE "--1998 Reauthorization Amendments" beginning on page 30 of this prospectus.


         The adequacy of a guarantor's guarantee fund to meet its guarantee obligations for existing student loans also depends, in significant part, on its ability to collect revenues generated by guarantees of new student loans. The federal direct student loan program may adversely affect the volume of new guarantees. Future legislation may make additional changes to the Act that could significantly affect the revenues received by guarantors and the structure of the guarantor program. There can be no assurance that relevant federal laws, including the Act, will not be further changed in a manner that may adversely affect the ability of a guarantor to meet its guarantee obligations


         Information about the particular guarantors that guarantee the initial student loans in a trust will be set forth in the related prospectus supplement.



Federal Reimbursement Agreements

         GENERAL


         Each guarantor and the Secretary of Education have entered into a federal reimbursement contract. Each contract provides that the guarantor will be reimbursed for a portion of the insurance payments that it makes to eligible lenders for loans guaranteed by the guarantor before the termination of its contract or expiration of the authority of the Higher Education Act. Under certain circumstances, the Secretary can terminate federal reimbursement contracts or take other actions short of termination to protect the federal interest. SEE "--Department of Education Oversight" below.



         Under the Act and the federal reimbursement contracts, the Secretary currently agrees to reimburse a guarantor for the amounts it expends in the discharge of its guarantee obligation (I.E., the unpaid principal balance and accrued interest on the guaranteed loans) as a result of borrower default. The Secretary currently agrees to reimburse each guarantor for:



         - up to 100% of the amounts it expends for guaranteed loans made prior to October 1, 1993;



         - up to 98% of the amounts it expends for guaranteed loans made on or after October 1, 1993 but before October 1, 1998; and



         - up to 95% of the amounts it expends for guaranteed loans made on or after October 1, 1998. Depending on the claims rate of a guarantor, the 100%, 98% or 95% reimbursement may be reduced as described in "--Effect of Annual Claims Rate on Reimbursement of Guarantors" beginning on page 26 of this prospectus.



         The Secretary also agrees to repay 100% of the unpaid principal balance and accrued interest on guaranteed loans that the guarantor expends in discharging its guarantee obligation as a result of the bankruptcy, death or total and permanent disability of a borrower (or in the case of a PLUS Loan, the death of the student on whose behalf the loan was borrowed) or, in certain circumstances, as a result of school closure, or if a school fails to make a refund of loan proceeds which the school owed to the student's lender. The latter reimbursements are not included in the calculations of the guarantor's claims rate experience for the purpose of federal reimbursement under the contracts.


         Under present practice, after the Secretary reimburses a guarantor for a default claim paid on a guaranteed loan, the guarantor continues to seek repayment from the borrower. The guarantor returns to the Secretary any payments that it receives from the borrower after deducting and retaining:

         - a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed,

                  PLUS

         - an amount equal to 24% (or 23% beginning on October 1, 2003, and 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of those payments for certain administrative costs.



However, the Secretary may require that the defaulted guaranteed loans be assigned to the Department of Education. In that case, no further collections activity would be undertaken by the guarantor, and no recoveries could be paid to the guarantor.


         A guarantor may enter into an addendum to its interest subsidy agreement under which the guarantor would refer certain defaulted guaranteed loans to the Secretary. Those loans would then be reported to the Internal Revenue Service to "offset" any tax refunds which may be due the defaulted borrowers. To the extent that a guarantor originally received less than 100% reimbursement from the Secretary with respect to a referred loan, it will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantor was not reimbursed.

Eligibility for Federal Reimbursement


         To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantor's guarantee program and meet the requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions and the other requirements set forth in the Act.



         Generally, these procedures require that the lender process the applicant's completed loan application, determine whether the applicant is an eligible borrower attending an eligible institution , explain to the borrower his responsibilities under the loan, ensure that the promissory note evidencing the loan is executed by the borrower and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist primarily of telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantor.



         Under the Act, a guaranteed loan for which the first day of delinquency is on or after October 7, 1998 must be delinquent for 270 days if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on the guarantor's guarantee. These time periods are 180 days and 240 days, respectively, for loans for which the first day of delinquency was before October 7, 1998. The guarantor must submit a reimbursement claim to the Secretary within 45 days after it has paid the lender's default claim. The lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan in order for the lender to be entitled to the guarantor's payment on the guarantee and for the guarantor to be entitled to reimbursement by the Secretary of Education.


Effect of Annual Claims Rate on Reimbursement of Guarantors


         A guarantor's ability to meet its obligations to pay default claims on student loans that it has guaranteed will depend on the adequacy of its guarantee fund. That, in turn, will be affected by the default experience of all the lenders participating in the guarantor's guarantee program. A high default experience among participating lenders may cause the guarantor's claims rate to exceed the 5% and 9% levels described below, with the result that the Secretary of Education would reimburse the guarantor's default claims payment at lower percentages.

         In general, guarantors are currently entitled to receive reimbursement payments under federal reimbursement contracts in amounts that vary depending on their claims rate experience. A guarantor's "claims rate" is computed by dividing the total amount of its default claims since the previous September 30 by the total original principal amount of student loans in repayment on that date that it had guaranteed. The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year (I.E., October 1 through September 30) as a percentage of the original principal amount of loans under the FFELP guaranteed by the guarantor and in repayment at the end of the preceding federal fiscal year. For purposes of computing reimbursement payments to a guarantor, the original principal amount of loans in repayment means the original principal amount of all loans guaranteed by that guarantor less the sum of:


         -        the guarantee payments made on those loans;

         - the original principal amount of those loans that have been fully repaid; and

         - the original principal amount of those loans for which the first principal installment payment has not become due or the first installment need not be paid because of a deferral period.

On October 1 of each year the claims rate begins again at zero, regardless of a guarantor's experience in preceding years.

         Under the formula,


         - if a guarantor has a claims rate throughout any federal fiscal year that does not exceed 5%, the Secretary will make federal reimbursement payment to that guarantor at


                  -        100% for loans made before October 1, 1993;


                  - 98% for loans made on or after October 1, 1993 but before October 1, 1998; and;


                  -        95% for loans made on or after October 1, 1998;


         - if, beginning at any time in a federal fiscal year, a guarantor has a claims rate that is greater than 5% but does not exceed 9%, the Secretary will make federal reimbursement payments to that guarantor at


                  -        90% for loans made before October 1, 1993;

                  - 88% for loans made on or after October 1, 1993 but before October 1, 1998; and

                  -        85% for loans made on or after October 1, 1998;


         - if, beginning at any time in a federal fiscal year, a guarantor has a claims rate that is greater than 9%, the Secretary will make federal reimbursement payments to that guarantor at


                  -        80% for loans made before October 1, 1993;

                  - 78% for loans made on or after October 1, 1993 but before October 1, 1998; and

                  -        75% for loans made on or after October 1, 1998.

OTHER FEDERAL AGREEMENTS


         In addition to guarantees, qualified Stafford Loans and certain Consolidation Loans acquired under the FFELP benefit from certain federal subsidies. Each guarantor and the Secretary of Education have entered into an interest subsidy agreement, which entitles the holders of eligible loans guaranteed by the guarantor to receive interest subsidy payments from the Secretary on behalf of certain students while the student is in school, during a six- to twelve-month grace period after the student leaves school, and during certain deferral periods, in each case subject to the holders' compliance with all the requirements of the Act. SEE "Federal Family Education Loan Program -- Stafford Loans -- INTEREST SUBSIDY PAYMENTS" in this prospectus for a more detailed description of the interest subsidy payments.


REHABILITATION OF DEFAULTED LOANS


         The Secretary of Education is authorized to enter into an agreement with each guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantor must repay the Secretary an amount equal to 81.5% of the then current principal balance of the sold defaulted loan, multiplied by the reimbursement percentage in effect for the guarantor at the time the loan was reimbursed. The amount of the repayment is deducted from the amount of federal reimbursement payments for the federal fiscal year in which the repayment occurs, for purposes of determining the guarantor's reimbursement rate for that federal fiscal year.



         For a loan to be eligible for rehabilitation, the guarantor must have received consecutive payments for 12 months of amounts owed on the loan. Upon rehabilitation, a loan is eligible for all the benefits under the Act that it would have been eligible for had no default occurred. However, no student loan may be rehabilitated more than once.

FEDERAL ADVANCES


         Pursuant to agreements entered into between the guarantors and the Secretary of Education under the Higher Education Act, the Secretary was authorized to advance moneys from time to time to guarantors for the purpose of establishing and strengthening their reserves. If the Secretary seeks to terminate a guarantor's federal reimbursement contract or to assume its functions, the Act currently authorizes the Secretary to make advances to the guarantor to assist it in meeting its immediate cash needs or ensuring the uninterrupted payment of claims.


CHANGES TO FEDERAL AGREEMENTS


         United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the federal reimbursement contracts between the Secretary of Education and the guarantors. Amendments to the Higher Education Act since 1986 have had the following effects:


         - certain rights of guarantors under their contracts with the Secretary relating to the repayment of certain advances from the Secretary were abrogated;

         - the Secretary was authorized to withhold reimbursement payments otherwise due to certain guarantors until specified amounts of their reserves had been eliminated;

         -        new reserve level requirements were added for guarantors; and

         - the Secretary's authority to terminate federal reimbursement contracts and to seize guarantors' reserves was expanded.

         There can be no assurance that future legislation will not further adversely affect the rights of guarantors or holders of loans guaranteed by a guarantor under a federal reimbursement contract.

DEPARTMENT OF EDUCATION OVERSIGHT


         The Secretary of Education has certain oversight powers over guarantors. Each guarantor is required to maintain its Federal Fund at a current minimum reserve level of at least 0.25 % of the total amount of all outstanding student loans guaranteed by that guarantor excluding certain loans transferred to that guarantor from an insolvent guarantor pursuant to a plan of the Secretary. SEE "--1998 Reauthorization Amendments" beginning on page 27 of this prospectus. The Secretary can require the guarantor to submit and implement a corrective plan in the following circumstances:


         - if the guarantor falls below its minimum reserve level in two consecutive years; or

         -        if the guarantor's claims rate exceeds 5% in any year; or


         - if the Secretary determines that the guarantor's administrative or financial condition jeopardizes its ability to meet its obligations.


The Secretary of Education may terminate a guarantor's reimbursement contract in the following circumstances:

         - if the guarantor fails to timely submit an acceptable plan to improve its condition;

         -        if the Secretary determines that it is in danger of collapse;
                  or

         - if the Secretary determines that termination is necessary to protect the federal fiscal interest or to ensure the continued availability of student loans.



         If the Department of Education has determined that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department and the Department is required to pay the full guarantee payments due, in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to any guarantor or, if it did, that the determination or the ultimate payment of the guarantee claims would be made in a timely manner.



         No assurances can be given as to the Secretary's actions if a guarantor encounters administrative or financial difficulties or that the Secretary will not demand that a guarantor transfer additional portions, or all, of its guarantee fund to the Secretary.

1998 REAUTHORIZATION AMENDMENTS

         GENERAL


         The 1998 Reauthorization Amendments, enacted October 7, 1998, made various changes to the Higher Education Act that affected guarantors, including the following:

         - Each guarantor had to establish a federal student loan reserve fund (a "Federal Fund") and an operating fund (an "Operating Fund") before December 7, 1998, that would be funded, invested and used as prescribed by the 1998 Reauthorization Amendments.



         -        Each guarantor's sources of revenue were modified.



         -        Guarantors' additional reserves were recalled.


         - The Secretary of Education and each guarantor may enter into voluntary flexible agreements in lieu of existing agreements.


          FEDERAL FUND AND  OPERATING FUND


         Each guarantor was required to deposit, prior to December 7, 1998, all funds, securities and other liquid assets contained in its reserve fund into the Federal Fund. Each Federal Fund is an account selected by the guarantor with the approval of the Secretary of Education. The Federal Fund, as well as any nonliquid assets such as buildings or equipment developed or purchased by the guarantor in whole or in part with federal reserve funds of the guarantor, is considered to be property of the United States (prorated to the extent that an asset was developed or purchased with federal reserve funds) and must be used in the operation of the FFELP to pay lender guarantee claims, to pay default aversion fees into the guarantor's Operating Fund and, to the extent permitted, to make certain transition payments into the Operating Fund. The Secretary may direct a guarantor, or its officers and directors, to cease any activity involving expenditures, use or transfer of the Federal Fund that the Secretary determines is a misapplication, misuse or improper expenditure of the Federal Fund or the Secretary's share of any asset. A guarantor is required to maintain a current minimum reserve level in the Federal Fund of at least 0.25% of the total amount of all outstanding loans that it has guaranteed, excluding certain loans transferred to the guarantor from an insolvent guarantor pursuant to a plan of the Secretary.


         After the Federal Fund is established, the guarantor is required to deposit into the Federal Fund:

         -        all reinsurance payments received from the Secretary;

         - a percentage of all amounts collected from defaulted borrowers equal to the complement of the reinsurance percentage in effect when the guarantee payment was made;

         -        all insurance premiums collected from borrowers;


         - all amounts received from the Secretary as payment for supplemental pre-claims assistance activity performed before October 7, 1998;


         - 70% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed prior to that date; and

         -        other receipts specified in regulations of the Secretary.

Funds transferred to the Federal Fund are required to be invested in low-risk securities and all earnings from the Federal Fund are the sole property of the United States.

         In addition, each guarantor was required to establish an Operating Fund prior to December 7, 1998. The 1998 Reauthorization Amendments include various transition rules allowing a guarantor to transfer certain transition amounts from its Federal Fund to its Operating Fund from time to time during the first three years following the establishment of the Operating Fund for use in the performance of its duties under the FFELP. In determining the amounts that it may transfer, the guarantor must ensure that sufficient funds remain in the Federal Fund to pay lender claims within the required time periods and to meet reserve recall requirements. In general, the transition rules require that the Federal Fund be repaid any transition amounts transferred from it to the Operating Fund.

         The Operating Fund shall be considered to be the property of the guarantor, except for any transition amounts transferred from the Federal Fund. The Secretary may not regulate the uses or expenditure of moneys in the Operating Fund (but may require necessary reports and audits), except during any period in which transition funds are owed to the Federal Fund. Moreover, during that period, moneys in the Operating Fund may only be used for expenses related to the FFELP.


         Funds deposited into the Operating Fund must be invested at the discretion of the guarantor in accordance with prudent investor standards, except that transition amounts transferred to the Operating Fund from the Federal Fund must be invested in the same manner as amounts in the Federal Fund. After establishing the Operating Fund, the guarantor shall make the following deposits into the Operating Fund:

         - loan processing and issuance fees and account maintenance fees paid by the Secretary;

         -        default aversion fees;


         - 30% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed prior to that date;


         - 24% (decreasing to 23% on and after October 1, 2003) of amounts collected on defaulted loans, excluding collected amounts required to be transferred to the Federal Fund; and


         -        other receipts specified in regulations of the Secretary.

         In general, funds in the Operating Fund shall be used by the guarantor for application processing, loan disbursement, enrollment and repayment status management, default aversion activities, default collection activities, school and lender training, financial aid awareness and related outreach activities, compliance monitoring, and other student financial aid related activities, as selected by the guarantor. The guarantor may transfer funds from the Operating Fund to the Federal Fund, but any transfers are irrevocable and transferred funds become the property of the United States.

         MODIFICATIONS IN SOURCES OF REVENUE

         The 1998 Reauthorization Amendments made the following modifications with respect to the principal sources of guarantor revenues:


         - Reinsurance payment percentages for loans made on and after October 1, 1998 were reduced as described above "--Effect of Annual Claims Rate on Reimbursement of Guarantors".


         - The percentage of the amount of collections on defaulted loans that may be retained by a guarantor was reduced from 27% to 24%, with a further reduction to 23% on and after October 1, 2003.


         - A loan processing and issuance fee, payable by the Secretary of Education on a quarterly basis, was established equal to:

                  - for loans originated during fiscal years beginning on or after October 1, 1998 and before October 1, 2003, 0.65% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor; and


                  - for loans originated during fiscal years beginning on or after October 1, 2003, 0.40% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor; and

         - The discretionary administrative cost allowances or expenses that had been paid at a rate of 0.85% of the loans originated in each fiscal year was eliminated.

         - A default aversion fee was established. This fee, which is related to the default aversion activities that each guarantor is required to perform, is payable on a monthly basis from the Federal Fund to the Operating Fund, in an amount equal to 1% of the total unpaid principal and accrued interest on a loan for which a default claim has not been paid as a result of the loan being brought into current repayment status on or before the 300th day after the loan became 60 days delinquent.


         - An account maintenance fee was established that is payable quarterly to the Secretary. If however, certain nationwide caps are met, the account maintenance fee will be transferred from the Federal Fund to the Operating Fund. The account maintenance fee is equal to:


                  - for fiscal years 1999 and 2000, 0.12% of the original principal amount of outstanding loans on which insurance was issued under the FFELP; and

                  - for fiscal years 2001, 2002 and 2003, 0.10% of the original principal amount of outstanding loans on which insurance was issued under the FFELP.

         ADDITIONAL RECALLS OF RESERVES

         The 1998 Reauthorization Amendments direct the Secretary of Education to demand that each guarantor participating in the FFELP pay its share of the following amounts held in its Federal Fund:


         -        in fiscal year 2002, an aggregate of $85 million;


         -        in fiscal year 2006, an aggregate of $82.5 million; and



         -        in fiscal year 2007, an aggregate of $82.5 million.


The share demanded from each guarantor is determined in accordance with formulas included in Section 422(i) of the Higher Education Act. If a guarantor charges the maximum permitted 1% insurance premium, however, the recall may not result in the depletion of its reserve funds below an amount equal to the amount of lender claim payments paid during the 90 days before the date of return.

         VOLUNTARY FLEXIBLE AGREEMENTS


         The 1998 Reauthorization Amendments authorize the Secretary of Education to enter into agreements with guarantors which modify or waive many of the requirements of the FFELP covered under existing agreements and otherwise required by the Higher Education Act.


                    WEIGHTED AVERAGE LIVES OF THE SECURITIES


         The weighted average lives of the notes and the certificates of any series generally will be influenced by the rate at which the principal balances of the related student loans are paid. Payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part, including the discharge of student loans by Consolidation Loans, as a result of:


         -        borrower default, death, disability or bankruptcy;

         -        the closing of the borrower's school;

         -        the school's false certification of borrower eligibility;

         - subsequent liquidation of the student loan or collection of the related guarantee payments; and

         - repurchase of a student loan by the seller or the master servicer for administrative reasons.


All of the student loans held by the trust are prepayable at any time without penalty to the borrower.


         A variety of economic, social and other factors, including the factors described below and in the applicable prospectus supplement, influence the rate at which student loans are prepaid. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available at interest rates below those applicable to the student loans. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans. In addition, under certain circumstances, the seller or the master servicer will be obligated to repurchase, or arrange for the repurchase of, student loans from a given trust under the related loan sale agreement or master servicing agreement, as applicable, as a result of the breach of applicable representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and
"--Master Servicer Covenants" in this prospectus. SEE ALSO "Description of the Transfer and Servicing Agreements--Termination" and "--Optional
Redemption" in this prospectus regarding the option of the seller or other party to purchase the student loans from a given trust. Moreover, the addition of student loans to a trust, including during any Funding Period or Revolving Period, could affect the weighted average lives of the securities of the related series. SEE "Description of the Transfer and Servicing Agreements--Additional Fundings" in this prospectus.


         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended pursuant to applicable grace, deferral and forbearance periods, and for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the rate of payment of the principal of, and the yield on, the notes and the certificates. The rate of default factors may, in turn, affect the ability of the guarantors to make necessary guarantee payments.

         In light of the above considerations, there can be no assurance regarding the amount of principal payments which will be made on the notes or the certificates of a given series on each distribution date, since that amount will depend, in part, on the amount of principal collected on the related pool of student loans during the applicable collection period. Any reinvestment risk resulting from a faster or slower rate of prepayment of the loans will be borne entirely by the noteholders and the certificateholders of the related series. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to that pool of student loans and series of securities.

                      POOL FACTORS AND TRADING INFORMATION


         The "note pool factor" for each class of notes and the "certificate pool factor" for each class of certificates (each, a "pool factor") will be a seven-digit decimal computed by the indenture trustee before each distribution date. Each pool factor will indicate the outstanding aggregate principal amount of the related class of notes, or the outstanding aggregate certificate balance of the related class of certificates, as of that distribution date (after giving effect to payments to be made on that distribution date), as a fraction of the initial principal amount of the related class of notes or the initial certificate balance of the related class of certificates. Each pool factor will be 1.0000000 as of the closing date of the related series, and thereafter will decline to reflect reductions in the outstanding principal amount of the related class of notes or the outstanding aggregate certificate balance of the related class of certificates, as applicable. A securityholder's portion of the aggregate outstanding principal amount of the related class of notes or certificates, as applicable, is the product of:


         - the original denomination of the securityholder's note or certificate,

                  TIMES

         -        the applicable pool factor.

         If so provided in the related prospectus supplement with respect to a trust, the securityholders will receive reports on or about each distribution date concerning various matters including the payments the trust has received on the student loans, the pool balance and the applicable pool factor. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Additional Information Regarding the Securities--Reports to Securityholders" in this prospectus.


                            DESCRIPTION OF THE NOTES

GENERAL


         Each trust may issue one or more classes of notes of a given series under an indenture. A form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summarizes important terms of the notes and the indenture. It does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture.

         Unless otherwise specified in the related prospectus supplement, each class of notes initially will be represented by one or more notes registered in the name of the nominee of The Depository Trust Company except as set forth below. In this prospectus we refer to DTC and any successor depository selected by the administrator as the "Depository". Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiple increments in book-entry form only. DTC has informed the seller that its nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Thus, either Cede & Co. or another specified nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or the related prospectus supplement, no noteholder will be entitled to receive a physical instrument representing a note. All references in this prospectus or in the related prospectus supplement to actions by holders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations for each class of notes of the related series and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures. SEE "Additional Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in this prospectus.


PRINCIPAL AND INTEREST ON THE NOTES



         For each class of notes of a series, the related prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate, amount of principal payments or method for determining them and amount of interest payments or method for determining them. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the holders of any other class or classes of notes of that series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of each series will be made prior to payments of principal. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the three. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each class of notes of the related series. SEE ALSO "Additional Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" in this prospectus. One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement. Those circumstances may include the exercise by the seller, or any other party that the related prospectus supplement may indicate, of an option to purchase the related student loans.


         Unless otherwise specified in the related prospectus supplement, all classes of notes within a series will have the same priority as to interest payments. Under certain circumstances, however, the amount available for interest payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement (each, a "distribution date"). In that case, each class of notes will receive its ratable share of the aggregate amount available for payment of interest on the notes of that series based upon the aggregate amount of interest due on that class. SEE "Description of the Transfer and Servicing Agreements--Payments of Principal and Interest" and "--Credit and Cash Flow Enhancement" in this prospectus.


         In the case of a series which includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions determining principal and interest payments, on each class will be set forth in the related prospectus supplement. Payments of principal and interest on each class of notes will be made on a pro rata basis among all the notes of that class.


         In the case of a series of notes relating to a trust that has a Pre-Funding Account or Collateral Reinvestment Account, any amount that remains on deposit in the applicable account on the distribution date that occurs on or immediately after the last day of the related Funding Period or Collection Period, as applicable, after giving effect to all Additional Fundings on or prior to that date, will be distributed as principal of the notes in an aggregate principal amount described in the related prospectus supplement.


         SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" in this prospectus for a description of the reserve account and the distribution of amounts in excess of the "Specified Reserve Account Balance" as that term is defined in the related prospectus supplement.

THE INDENTURE


         MODIFICATION OF INDENTURE. If a majority of the holders of the outstanding notes of a series give their consent, the indenture trustee and the related trust may execute a supplemental indenture to add to, change or eliminate any provisions in the indenture relating to the notes and, in so doing, may modify in any manner the rights of the related noteholders, except as provided below.


          Unless otherwise specified in the related prospectus supplement, without the consent of the holder of each outstanding note in a series that would be affected, no supplemental indenture will:



         - change the due date of any installment of principal or interest on that note or reduce its principal amount, interest rate or redemption price;

         - change the place of payment where, or the currency in which, interest or principal on that note is payable;

         - impair the right of the holder of that note to sue to enforce certain payment provisions of the indenture;

         - change the provisions of the indenture regarding how the trust, the seller, any of their affiliates, or any obligor on the notes may, as a holder of a note, vote;

         - permit the creation of any lien ranking before or on a parity with the lien of the indenture with respect to any of the collateral for the notes of that series;

         -        terminate the lien of the indenture on the collateral; or

         - deprive the holder of any note of the security created by the lien of the indenture.

In addition, holders of certain percentages of the aggregate amount of the outstanding notes of a given series must:

         -        approve any supplemental indenture;

         - consent to waiving compliance with certain provisions of the indenture concerning defaults and the consequences of defaults;

         - approve giving direction to the related eligible lender trustee to sell or liquidate the student loans in the related trust, if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series; and

         - consent to amending sections of the indenture to alter any percentages required for consent.



         Unless otherwise specified in the related prospectus supplement with respect to a series of notes, without the consent of the holder of each outstanding note affected, no supplemental indenture will reduce any percentages required for consent.



         Unless otherwise specified in the applicable prospectus supplement, the related trust and indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of that series, in order to:

         - add any provisions to or change in any manner or eliminate any of the provisions of the related indenture; or


         - modify in any manner the rights of noteholders of that series, so long as doing so will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder of that series.



         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Each indenture will list certain "Events of Default" with respect to the notes of the related series. Events of Default will affect interest and principal payments on those notes. Unless otherwise specified in the related prospectus supplement, Events of Default under the indenture will consist of the following:



         - a default for five days or more on any interest payment on a note of that series after the interest payment first becomes due and payable;

         - a default on either the principal payment or an installment of the principal of a note of that series when it first becomes due and payable;

         - a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture that continues for 30 days after

                  - the trust has been notified by the indenture trustee, or

                  - the trust and the indenture trustee have been notified by the holders of at least 25% in principal amount of the notes then outstanding (if, however, the trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended to 90 days by the indenture trustee); or

         - the discovery that any representation or warranty made by the applicable trust in the indenture or in any certificate delivered in connection with the indenture was incorrect in a material respect as of the time made, if not cured within 30 days after

                  - the trust has been notified by the indenture trustee, or

                  - the trust and indenture trustee have been notified by the holders of at least 25% in principal amount of the Notes then outstanding (if, however, the trust demonstrates that it is making a good faith attempt to cure such default, the 30-day period may be extended to 90 days by the indenture trustee); or

         - certain events of bankruptcy, insolvency, receivership or liquidation of the trust.



         However, the amount of principal required to be distributed on any distribution date to noteholders of a series under the related indenture will generally be limited to amounts available after payment of all prior obligations of the related trust. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes. With respect to any series of notes, if interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, if for any distribution date the interest rate on those notes as calculated based on the index is greater than an alternate rate calculated for that distribution date based on interest collections on the student loans (the amount of such difference, the "index shortfall carryover"), the interest rate for that distribution date will be the alternate rate and the index shortfall carryover will be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the index shortfall carryover will be lower in priority than payment of interest on the notes at their interest rate, whether the interest rate is based on the index or on the alternate rate. Accordingly, the failure to pay the index shortfall carryover on any distribution date generally shall not constitute a default in the payment of interest on the notes.



         If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee, or holders of a majority in principal amount of the notes of that series then outstanding, may declare the principal of the notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the notes of that series then outstanding if:


         - the eligible lender trustee on behalf of the related trust has paid (or deposited with the indenture trustee) a sum sufficient to pay:


                  - all principal and interest on the notes and all other amounts that would then be due under the related indenture or on the notes if the Event of Default giving rise to the acceleration had not occurred, and

                  - all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;

                  and

         - all Events of Default, other than failure to pay the principal of the notes that became due solely as a result of the acceleration, have been cured or, under the circumstances described below, have been waived.

         If the notes of any series have been declared to be due and payable following an Event of Default, the related indenture trustee in its discretion may:

         -        exercise remedies as a secured party,

         - require the related eligible lender trustee to sell the student loans, or

         - elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections on the student loans as if there had been no declaration of acceleration.

Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from directing the eligible lender trustee to sell the student loans in the related trust following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note of that series, unless:

         - the holders of all the outstanding notes of that series consent to the sale;

         - the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale; or

         - the indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes of that series then outstanding.

         Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an Event of Default should occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes that it will not be adequately indemnified against the related costs, expenses and liabilities that it might incur. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes of that series then outstanding may, in certain cases, waive any default with respect to those notes, EXCEPT:



         -        a default in the payment of principal or interest, or



         - a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         Unless otherwise specified in the related prospectus supplement, no holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, UNLESS:

         - the holder has previously notified the applicable indenture trustee in writing of a continuing Event of Default;

         - the holders of at least 25% in principal amount of the outstanding notes of that series have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;

         - the holder or holders have offered the indenture trustee reasonable indemnity;

         - the indenture trustee has for 60 days failed to institute the proceeding; and

         - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes of that series.

         In addition, each indenture trustee and the holders of the related notes will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         In the absence of an express agreement to the contrary, none of the following parties will be personally liable for the payment of principal or interest on the notes of any series or for the agreements of the trust contained in the related indenture: the indenture trustee, the seller, the administrator, the master servicer, the eligible lender trustee in its individual capacity, any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns.



         INDENTURE COVENANTS. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, UNLESS:



         - the resulting or surviving entity is organized under the laws of the United States, any of the several states or the District of Columbia;

         - the resulting or surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and to perform every agreement and covenant of the trust under the indenture;

         - no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

         - the trust has been advised that the ratings of the notes and the certificates of that series would not be reduced or withdrawn by the applicable rating agencies as a result of the merger or consolidation; and


         - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Rhode Island state tax consequences to the trust or to the holder of any note or certificate of that series.


         Each trust is prohibited from taking various actions, including the following:


         - to sell, transfer, exchange or otherwise dispose of any of the assets of the trust except as expressly permitted by the applicable indenture, the Transfer and Servicing Agreements or related documents (collectively, the "Related Documents");



         - to claim any credit on, or make any deduction from, the principal and interest payable on the notes of that series other than amounts withheld under the Internal Revenue Code or applicable state law, or to assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;


         - to dissolve or liquidate in whole or in part except as contemplated by the Related Documents;

         - to permit the validity or effectiveness of the applicable indenture to be impaired or to permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the terms of the indenture; or

         - to permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on, or extend to or otherwise arise upon or burden, the assets of the trust, or any interest in those assets or the proceeds of those assets, except as expressly permitted by the Related Documents.



         No trust may engage in any activity other than those specified under the section of the related prospectus supplement entitled "Formation of the Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes of the related series and the indenture or otherwise in accordance with the Related Documents.


         ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the applicable indenture trustee a written statement that it has fulfilled its obligations under the related indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. Each indenture trustee will be required to mail each year to the related noteholders a brief report about, among other things, its eligibility and qualification to continue as indenture trustee under the indenture; any amounts it advanced under the indenture; the amount, interest rate and maturity date of certain indebtedness that the trust may owe to the indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and any action taken that materially affects the notes but has not previously been reported.

         SATISFACTION AND DISCHARGE OF THE INDENTURE. The indenture will be discharged with respect to the collateral securing the related notes when all the notes have been delivered to the indenture trustee for cancellation or, with certain limitations, when funds sufficient to pay the notes in full have been deposited with the indenture trustee.

         THE INDENTURE TRUSTEE. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee for that series. A trust may also remove the indenture trustee if it ceases to be eligible to continue as indenture trustee under the indenture or if it becomes insolvent. In that event, the trust must appoint a successor indenture trustee for the notes of that series. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until the successor indenture trustee has accepted its appointment.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL



         Unless otherwise specified in the related prospectus supplement, each trust will issue one or more classes of certificates of a given series under a trust agreement. A form of the trust agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summarizes important terms of the certificates and the trust agreement. It does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the certificates and the trust agreement.

         Unless otherwise specified in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the certificates of a given series that are purchased by NMF, the certificates will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiple increments of $1,000.

         The seller has been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, Cede & Co. is expected to be the holder of record of the certificates of each series except for those purchased by NMF. Unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than NMF, will be entitled to receive a physical certificate representing a certificate. All references in this prospectus and in the related prospectus supplement to actions by certificateholders other than NMF refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders other than NMF refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures. SEE "Additional Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, certificates of a given series that are owned by NMELC or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that the certificates owned by NMELC and its affiliates will be deemed not to be outstanding for the purpose of determining whether the required percentage of certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. However, if NMELC or its affiliates own all the certificates of given series, their certificates will be deemed outstanding for all purposes.


PRINCIPAL AND INTEREST ON THE CERTIFICATES



         The related prospectus supplement will describe for each class of certificates of a given series the timing and priority of distributions, seniority, allocations of losses, pass-through rate and amount of principal payments or method for determining them, and amount of interest payments or method for determining them. Payments of interest on the certificates will be made on each distribution date and will be made prior to payments of principal on the certificates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate or any combination of the three. The related prospectus supplement will specify the pass-through rate for each class of certificates of a given series or the method for determining the pass-through rate. SEE ALSO "Additional Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" in this prospectus. Unless otherwise provided in the related prospectus supplement, payments on the certificates of a given series will be subordinate to payments on the notes of that series as more fully described in the prospectus supplement. Payments of interest and principal on each class of certificates will be made on a pro rata basis among all the certificates of that class.



         In the case of a series of certificates that includes two or more classes, the timing, sequential order, priority of payment or amount of interest and principal payments, and any schedule or formula or other provisions for determining principal and interest payments for each class of certificates shall be set forth in the related prospectus supplement.



         SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--RESERVE ACCOUNT" in this prospectus for a description of the reserve account and the distribution of amounts in excess of the "Specified Reserve Account Balance" as that term is defined in the related prospectus supplement.

                 ADDITIONAL INFORMATION REGARDING THE SECURITIES


FIXED RATE SECURITIES



         Each class of securities may be "fixed rate securities" that bear interest at a fixed rate per year or "floating rate securities" that bear interest at a variable or adjustable rate per year, as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the annual interest rate, if a note, or interest return or pass-through rate, if a certificate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. SEE "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates" in this prospectus.


FLOATING RATE SECURITIES


         Each class of floating rate securities will bear interest during each interest reset period at an annual rate determined by reference to an interest rate index, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The "spread" is the number of basis points (one basis point being equal to one one-hundredth of a percentage point), and the "spread multiplier" is the percentage, that may be specified in the prospectus supplement for a particular class.



         The applicable prospectus supplement will designate the interest rate index for a given floating rate security based on LIBOR, a commercial paper rate, federal funds rate, U.S. Treasury securities rate, negotiable certificates of deposit rate or other rates set forth in the prospectus supplement.



         As specified in the applicable prospectus supplement, floating rate securities of a given class also may have either or both of the following (in each case expressed as an annual rate):

         - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; and



         - a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.


In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will not exceed the maximum rate permitted by applicable law.

         Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent shall be conclusive for all purposes and binding on the holders of the floating rate securities. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point being rounded upward.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").



         Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through Participants and Indirect Participants. In addition, securityholders will receive all distributions of principal and interest from the related indenture trustee or the related eligible lender trustee, as applicable, through Participants and Indirect Participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or securityholders. It is anticipated that, except for NMF, the only "securityholder", "certificateholder" and "noteholder" with respect to any series will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as the case may be, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its Participants.


         Under the rules, regulations and procedures creating DTC and affecting its operations (the "DTC Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and Indirect Participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the DTC Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

         DTC has advised the seller that it will take any action that a securityholder is permitted to take under the related indenture or trust agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include such undivided interests.



         Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for any aspect of the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.



DEFINITIVE SECURITIES


         Unless otherwise specified in the related prospectus supplement and except with respect to the certificates of a given series that may be purchased by the NMF, the notes and the certificates of a given series will be issued in fully registered, certificated form ("definitive notes" and "definitive certificates", respectively, and "definitive securities", collectively) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only in any of the following circumstances:



         - if the administrator advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the administrator is unable to locate a qualified successor;

         - if the administrator, at its option, elects to terminate the book-entry system through DTC; or

         - if after the occurrence of an Event of Default or a Master Servicer Default (as defined below), securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series give written notice to the applicable trustee through DTC that the continuation of a book-entry system for the notes or certificates through DTC or its successor is no longer in the best interest of the securityholders.



         Upon the occurrence of any event described in the bullet points above, the applicable trustee will be required to notify all applicable securityholders through Participants of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, as the case may be, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.



         Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to the holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any related tax or other governmental charge that may be imposed.

LIST OF SECURITYHOLDERS


         Unless otherwise specified in the related prospectus supplement, holders of the notes of a series evidencing at least 25% of the aggregate outstanding principal amount of those notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.


         Unless otherwise specified in the related prospectus supplement, three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.


REPORTS TO SECURITYHOLDERS


         On each distribution date with respect to each series of securities, the administrator will provide to securityholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Description of Transfer and Servicing Agreements--Statements to the Indenture Trustee and the Trust" in this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.



         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person, who at any time during that calendar year was a holder of securities issued by that trust and received any payment, a statement containing certain information to enable the securityholder to prepare its federal income tax return. SEE "U.S. Federal Income Tax Consequences" in this prospectus.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

Agreements Covered

         In the sections that follow, we have summarized certain terms of the following agreements (collectively, the "Transfer and Servicing Agreements"):

         - the loan sale agreement, under which the related eligible lender trustee will purchase student loans from the seller on behalf of the applicable trust;


         - the master servicing agreement, under which the master servicer will service the student loans for the trust;


         - the administration agreement, under which the administrator will undertake certain administrative duties for the trust and the student loans; and

         - the trust agreement, under which a trust will be created and the related certificates will be issued.

Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, the following summaries do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the Transfer and Servicing Agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES


         On the closing date specified with respect to any given trust in the related prospectus supplement, the seller will sell and assign to the related eligible lender trustee on behalf of the trust, without recourse except as provided in the loan sale agreement, its entire interest in those student loans as well as in all collections received and to be received on the loans on and after the cutoff date specified in the related prospectus supplement. The sale will be effected under the related loan sale agreement. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale agreement, which may be in electronic form. Concurrently with the sale and assignment of the student loans, the eligible lender trustee will execute, authenticate and deliver the related notes and certificates. The net proceeds received from the sale of the related notes and certificates by the trust will be applied to the purchase of the student loans and to make an initial deposit into the reserve account or Pre-Funding Account, if any.


         In each loan sale agreement, the seller will make certain representations and warranties to the related trust with respect to the student loans for the benefit of the certificateholders and the noteholders of that series, including the following:

         - Each student loan, on the date it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect to any loan have been asserted or threatened.


         - The information provided in the loan sale agreement with respect to the student loans is true and correct as of the cutoff date.



         - Each student loan, at the time it was originated, complied and at the closing date complies, in all material respects, with applicable federal and state laws, including the Higher Education Act and applicable restrictions imposed by the FFELP, and with the related guarantee agreement.



         Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the seller of a breach of any representation or warranty with respect to a student loan that materially and adversely affects the interests of the related noteholders or certificateholders in that loan, the seller will repurchase that loan from the eligible lender trustee unless the breach is cured within 60 days. However, if a breach does not affect any guarantor's obligation to guarantee payment of that loan, it will be deemed not to have a material adverse effect on the noteholders' or certificateholders' interests.



         Any required repurchase will be made within 30 days following the end of the 60-day cure period. The repurchase price will be equal to the unpaid principal balance of that loan plus accrued and unpaid interest to the day of repurchase (the "Purchase Amount"). Alternatively, the seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related trust a student loan that meets certain criteria set forth in the loan sale agreement as a replacement for the student loan as to which the breach occurred (a "Qualified Substitute Student Loan"). In addition, the seller will reimburse the related trust for any accrued interest amounts that a guarantor refuses to pay under its guarantee agreement, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education as a result of a breach of the seller's representations or warranties with respect to that loan. The repurchase, substitution and reimbursement obligations of the seller will constitute the sole remedy available to the trust, the related noteholders and the related certificateholders for an uncured breach. The seller's repurchase and reimbursement obligations are contractual obligations under the related loan sale agreement and they may be enforced against the seller. However, a breach of those obligations by the seller will not constitute an Event of Default.


         To assure uniform quality in servicing and to reduce administrative costs, the applicable eligible lender trustee on behalf of the trust will appoint the master servicer as custodian of the promissory notes and other documents related to the student loans. The records and computer systems of the seller and the master servicer will reflect the sale and assignment by the seller of the student loans to the related eligible lender trustee on behalf of the trust. The administrator will file UCC financing statements reflecting the sale and assignment.


ADDITIONAL FUNDINGS


         In the case of a trust that has a Pre-Funding Account or a Collateral Reinvestment Account, it will use funds on deposit in that account from time to time during the related Funding Period or Revolving Period, as applicable, for the following purposes:


         (i) to make interest payments to noteholders and certificateholders in lieu of collections of interest on certain of the student loans to the extent that interest is not paid currently but is capitalized and added to the principal balance of those loans; and

         (ii) to fund the addition of student loans to the trust as described in the related prospectus supplement.

The additional student loans may be purchased by the trust from the seller or may be originated by the trust, if and to the extent specified in the related prospectus supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit will be distributed to the related securityholders as described in the related prospectus supplement.


         If and to the extent specified in the related prospectus supplement, the trust may use payments on the student loans, or may exchange student loans with the seller, in order to pay for the addition of student loans after any Funding Period or Revolving Period. If and to the extent specified in the related prospectus supplement, a trust that does not have a Pre-Funding Account or a Collateral Account may also use payments on the student loans, or may exchange student loans with the seller, in order to pay for the addition of student loans to that trust after the closing date for the securities issued by that trust.


ACCOUNTS


         With respect to each trust, the administrator will establish and maintain with the applicable indenture trustee one or more accounts (collectively, the "collection account"). The collection account will be in the name of the indenture trustee on behalf of the related noteholders and certificateholders, and all payments made on the related student loans will be deposited in it. Any other accounts to be established with respect to a trust, including any reserve account, any Pre-Funding Account and any Collateral Reinvestment Account, will be described in the related prospectus supplement.



         For any series of securities, funds in the collection account, any reserve account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Issuer Accounts") will be invested in "eligible investments" as provided in the applicable trust indenture. "Eligible investments" are generally limited to investments acceptable to the applicable rating agencies as being consistent with their ratings of the securities. Except as described below or in the related prospectus supplement, eligible investments are limited to financial obligations or instruments that mature not later than the business day immediately before the next applicable distribution date. However, to the extent permitted by the rating agencies, funds in any reserve account may be invested in instruments that will not mature before the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related student loans, as provided in the related prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result. Such a shortfall could, in turn, increase the average lives of the notes or certificates of that series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Issuer Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the collection account on each distribution date and will be treated as collections of interest on the related student loans.


         The Issuer Accounts will be maintained as eligible deposit accounts. An "eligible deposit account" is EITHER:

         -        a segregated account with an eligible institution,

              OR

         - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States, any of the several states or the District of Columbia or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each applicable rating agency in one of its generic rating categories that signifies investment grade.

An "eligible institution" is a depository institution organized under the laws of the United States, any one of the several states or the District of Columbia or any domestic branch of a foreign bank that meets both the following criteria:

         - it has a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and

         -        its deposits are insured by the Federal Deposit Insurance
                  Corporation.

SERVICING PROCEDURES


         Under each master servicing agreement, the master servicer will agree to service and otherwise manage the student loans acquired from time to time for the related trust. Each master servicing agreement requires the master servicer:



         - to perform all services and duties customary to the servicing of student loans, including all collection practices,

         - to service the student loans in the trust using that degree of skill and attention employed by servicers generally in servicing student loans comparable to the student loans in the trust; and



         - to comply with all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.



Without limiting the foregoing, the duties of the master servicer with respect to each trust under the related master servicing agreement include, but are not limited to, the following:



         - to collect and deposit into the collection account all payments on the student loans including guarantee payments (but not to collect interest subsidy payments and special allowance payments with respect to the loans, which service the eligible lender trustee will perform);



         - to respond to borrower inquiries and investigate delinquencies; and


         -        to send out statements and payment coupons.


In addition, the master servicer will keep ongoing collection and other records with respect to the student loans and will furnish monthly and annual statements to the administrator, as required in the related master servicing agreement.



         The master servicer may from time to time perform its servicing obligations under any master servicing agreement through subservicing agreements with affiliated or unrelated third-party loan servicers. Information with respect to any subservicing agreements and third-party servicers may be provided in the applicable prospectus supplement.


PAYMENTS ON STUDENT LOANS


         With respect to each trust, the master servicer will deposit into the related collection account, within two business days after receipt and identification, all payments and other proceeds on the related student loans that it receives during each Collection Period specified in the related prospectus supplement. The eligible lender trustee will deposit into the collection account, within two business days after receipt and identification, all interest subsidy payments and all special allowance payments for the student loans received during the related Collection Period.


MASTER SERVICER COVENANTS


         With respect to each trust, the master servicer will make the following covenants in the related master servicing agreement:


         -        to fulfill all its obligations regarding the student loans;


         - to comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related noteholders or certificateholders;


         - not to permit any student loan to be rescinded or cancelled except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee and any related indenture trustee;

         - to do nothing to impair the rights of the related noteholders and the related certificateholders in the student loans; and

         - not to reschedule, revise, defer or otherwise compromise payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to servicing the student loans, except pursuant to any applicable incentive program described in the related prospectus supplement.




          Unless otherwise specified in the related prospectus supplement, each master servicing agreement provides that if the administrator or the master servicer discovers, or receives written notice, that any covenant of the master servicer set forth above has not been complied with in all material respects (and the noncompliance has not been cured within 60 days and has a materially adverse effect on the interests of the noteholders or the certificateholders in a student loan), the master servicer must arrange for the purchase of that loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the master servicer will deposit into the collection account an amount equal to the Purchase Amount of the loan. At the same time, the trust's interest in the purchased student loan will automatically be assigned to the master servicer or its designee, which will then be entitled to all payments made on that loan.


         If, because of a breach of the seller's representations and warranties contained in the loan sale agreement, the seller must repurchase a student loan that would otherwise have to be purchased by the master servicer in the circumstances described in the preceding paragraph, the master servicer will not be required to do so.

MASTER SERVICER COMPENSATION


         Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to receive a servicing fee for each Collection Period at the annual percentage (specified in the related prospectus supplement) of the outstanding principal balance of the student loans as of the last day of the related Collection Period, together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for servicing the related student loans in that trust. Unless otherwise provided in the related prospectus supplement, the servicing fee (together with any portion of the servicing fee that remains unpaid from prior distribution dates) will be paid before any payment on the related securities.



         The servicing fee will compensate the master servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner. Those functions include collecting and posting all payments, responding to inquiries of borrowers, investigating delinquencies, pursuing, filing and directing the payment of any guarantee payments, interest subsidy payments or special allowance payments, accounting for collections and furnishing periodic accounting reports to the related administrator.


PAYMENTS OF PRINCIPAL AND INTEREST

         With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, payments of principal and interest on each class of the securities will be made by the applicable trustee to the noteholders and the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of notes and all payments to each class of certificates of that series will be set forth in the related prospectus supplement.


         With respect to each trust, collections on the related student loans will be distributed from the collection account on each distribution date to noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for payment on that date to the extent specified in the related prospectus supplement. As more fully described and unless otherwise specified in the related prospectus supplement, payments of principal and/or interest on a class of securities of a given series may be subordinate to payments of interest on one or more other classes of that series, and payments on the certificates of that series may be subordinate to payments on the notes of that series.


CREDIT AND CASH FLOW ENHANCEMENT


         GENERAL. Each prospectus supplement will specify the amounts and types of any applicable credit enhancement arrangements and identify any third-party credit enhancement provider. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third-party payments or other support, cash deposits or any other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.



         The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due them and to decrease the likelihood that they will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and related accrued interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by any credit enhancement, securityholders of the affected class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement could be exhausted by the claims of securityholders of the other series.



         RESERVE ACCOUNT. If so provided in the related prospectus supplement, the loan sale agreement will require the seller to establish a reserve account for a series or class of securities. The reserve account will be maintained in the name of the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the reserve account will be funded from proceeds of the sale of the securities on the closing date in the amount stated in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each subsequent distribution date up to the "Specified Reserve Account Balance" as that term is defined in the related prospectus supplement, by depositing in the reserve account the amount of collections on the related student loans remaining on each distribution date after all other required payments on that date have been made. Amounts in the reserve account will be available to cover shortfalls in amounts due to the holders of those classes of securities as specified in the related prospectus supplement. The related prospectus supplement will also specify how amounts on deposit in the reserve account in excess of the Specified Reserve Account Balance, after giving effect to all other payments required to be made by the applicable trust, will be distributed.


STATEMENTS TO THE INDENTURE TRUSTEE AND THE TRUST

         Prior to each distribution date with respect to each series of securities, the administrator will prepare and provide to the related indenture trustee and the related eligible lender trustee an information statement as of the close of business on the last day of the preceding Collection Period. The statement will include the following information, and any other information specified in the related prospectus supplement, for the related distribution date or the preceding Collection Period, to the extent applicable:



         - the amount of the principal payment on each class of the notes and the certificates;*



         - the amount of the interest payment on each class of the notes and the certificates, together with the applicable interest rates;*



         - the "Pool Balance", as that term is defined in the prospectus supplement, as of the close of business on the last day of the preceding Collection Period;



         - the aggregate outstanding principal amount and the note pool factor of each class of the notes, and the "Certificate Balance", as that term is defined in the prospectus supplement, and the certificate pool factor for each class of the certificates, each after giving effect to principal payments reported under the first bullet above;



         - the amount of the servicing fee paid to the master servicer and the administration fee paid to the administrator for that Collection Period;*



         - the interest rate for each class of floating rate notes and the interest return or pass-through rate for each class of floating rate certificates in effect for the next interest period;



         - the amount of aggregate realized losses, if any, for that Collection Period;



         - the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the
                  Certificateholders' Return Shortfall and the
                  Certificateholders' Balance Shortfall, as those terms are defined in the related prospectus supplement, if any, in each case as applicable to each class of securities, and the changes in those amounts from the preceding statement;



         - the aggregate Purchase Amounts for any related student loans that were repurchased in that Collection Period;



         - the balance of the reserve account, if any, on that distribution date, after giving effect to changes on that date;



- for each date during the Funding Period, if any, the remaining Pre-Funding Amount or, for each date during the Revolving Period, if any, the amount on deposit in the Collateral Reinvestment Account; and



- the principal balance and number of student loans conveyed to or originated by the trust during that Collection Period.



The information for the notes or certificates of any series listed above that is marked with an asterisk (*) will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial certificate balance of the certificates, as applicable.


EVIDENCE AS TO COMPLIANCE


         Each master servicing agreement will require that a firm of independent public accountants, based on their examination of certain documents and records and on such accounting and auditing procedures as they consider appropriate under the circumstances, furnish a statement annually to the related trust and indenture trustee as to the master servicer's compliance during the preceding twelve months with all applicable master servicing standards under the master servicing agreement and as to its related accounting records and computer files and certain other matters. The first annual accountants' statement will cover the period beginning on the applicable closing date. If one or more subservicers are servicing the student loans on behalf of the master servicer, the accountants' statement may relate to the subservicer rather than the master servicer.



         Each master servicing agreement will also require that a master servicer certificate be delivered to the related trust and indenture trustee concurrently with the delivery of each annual accountants' statement of compliance. The master servicer certificate shall be signed by an officer of the master servicer in which he will state that, to his knowledge, the master servicer has fulfilled its obligations under the loan servicing agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any of its obligations, he will describe each default. The first annual master servicer certificate will cover the period beginning on the applicable closing date. The amster servicer has agreed to give the administrator, the related indenture trustee and eligible lender trustee notice of certain Master Servicer Defaults under each master servicing agreement.


         Copies of the above statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.


MATTERS REGARDING THE MASTER SERVICER


         Each master servicing agreement will provide that the master servicer may not resign from its duties as master servicer, except upon determination that the master servicer is no longer permitted to perform those duties under applicable law. No resignation of the master servicer will become effective until the related indenture trustee or a successor servicer has assumed the master servicer's servicing obligations and duties under the master servicing agreement.



         Each master servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the master servicing agreement, or for errors in judgment. Nevertheless, unless otherwise limited in the related prospectus supplement, neither the master servicer nor any of the foregoing persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or for reckless disregard of its duties. In addition, each master servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the master servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each master servicing agreement will, however, provide that the master servicer may undertake any reasonable action that it deems necessary or desirable in the interests of the securityholders.



         Under the circumstances specified in each master servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer will be the successor of the master servicer under the master servicing agreement so long as that corporation or other entity assumes the obligations of the master servicer.


MASTER SERVICER DEFAULT


         Except as otherwise provided in the related prospectus supplement, a "Master Servicer Default" will occur under the related master servicing agreement in the following circumstances:


         - if the master servicer fails to deliver to the indenture trustee for deposit in any of the Issuer Accounts any required payment, and its failure continues unremedied for three business days after written notice from the indenture trustee or the related eligible lender trustee is received by the master servicer or after discovery by the master servicer;


         - if the master servicer fails to observe or perform in any material respect any of its other covenants or agreements under the master servicing agreement; or


         - if an insolvency event with respect to the master servicer occurs.

An "insolvency event" means, with respect to any person, any of the following: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to that person and certain actions by that person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT


         Unless otherwise specified in the related prospectus supplement, as long as a Master Servicer Default under a master servicing agreement remains unremedied, the related indenture trustee, or holders of notes of the related series evidencing not less than 75% in principal amount of the then outstanding notes, may terminate all the rights and obligations of the master servicer under that master servicing agreement. Thereupon a successor servicer will be appointed by the related indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under that agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no Master Servicer Default other than the appointment itself has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer. In the event that the indenture trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer whose regular business includes the servicing of student loans. The indenture trustee may provide for compensation to be paid but in no event more than the servicing compensation payable to the master servicer under that master servicing agreement, unless a greater amount will not result in a downgrading of the notes and certificates by any applicable rating agency.


         In the event a Master Servicer Default occurs and is continuing, the indenture trustee or the noteholders, as described above, may remove the master servicer, without the consent of the related eligible lender trustee or any of the certificateholders of the related series. Moreover, only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the master servicer if a Master Servicer Default occurs and is continuing.

WAIVER OF PAST DEFAULTS


         With respect to each trust, unless otherwise specified in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes, or the holders of certificates evidencing not less than a majority of the outstanding Certificate Balance in the case of Master Servicer Default which does not adversely affect the indenture trustee or the noteholders of the related series, may, on behalf of all the noteholders and certificateholders, waive any default by the master servicer in the performance of its obligations under the related master servicing agreement and the consequences of that default, except a default in making any required deposits to, or payments from, any of the Issuer Accounts in accordance with the master servicing agreement. In this way, the noteholders have the ability, except as noted above, to waive defaults by the master servicer which could materially adversely affect the related certificateholders. However, no waiver will impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

AMENDMENT


         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties, without the consent of the related noteholders or certificateholders, for the purpose of adding, changing or eliminating any provisions of the Transfer and Servicing Agreements or modifying any rights of noteholders or certificateholders so long as that action will not, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, materially and adversely affect the interest of any noteholder or certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements also may be amended by the seller, the administrator, the master servicer, the related eligible lender trustee and the related indenture trustee, as applicable, with the consent of the holders of notes of the related series that represent at least a majority in principal amount of the then outstanding notes and the holders of certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding, changing or eliminating any provisions of the Transfer and Servicing Agreements or modifying any rights of the noteholders or certificateholders. Nevertheless, no amendment, without the consent of the holders of all the outstanding notes and certificates, may:


         - increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any guarantee payments) on the student loans or required payments to the noteholders or certificateholders; or


         - reduce the percentage of the notes or certificates which are required to consent to any amendment.



         Each trust agreement will prohibit the related eligible lender trustee from commencing a voluntary proceeding in bankruptcy relating to that trust without the unanimous prior approval of all certificateholders of the related series, including NMF, and the delivery to the eligible lender trustee by each certificateholder, including NMF, of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.


PAYMENT OF NOTES


         Upon the payment in full of all the outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related master servicing agreement, except as otherwise provided in the applicable prospectus supplement.


TERMINATION

         With respect to each trust, the obligations of the seller, the master servicer, the administrator, the related eligible lender trustee and the indenture trustee under the related Transfer and Servicing Agreements will terminate upon:

         - the maturity or other liquidation of the last student loan in that trust and the disposition of any amount received upon liquidation of any remaining student loans; and

         - the payment to the noteholders and the certificateholders of the related series of all amounts required to be paid to them under the Transfer and Servicing Agreements.

OPTIONAL REDEMPTION

         If so specified in the prospectus supplement for a given trust, the seller or another party will have the option to avoid excessive administrative expenses by purchasing from the related eligible lender trustee all the remaining student loans in that trust. The option can only be exercised when, as of the end of any Collection Period immediately before a distribution date, the then outstanding pool balance has declined to the level specified in the prospectus supplement. If the option is exercised, the remaining student loans will be purchased at a price equal to the aggregate Purchase Amounts of those loans as of the end of that Collection Period. The funds will be used to retire the related notes and certificates concurrently with receipt of the funds. Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of that trust, after giving effect to any final distributions to noteholders and certificateholders of the related series, will be conveyed and transferred to the seller or the other party named in the prospectus supplement.

AUCTION OF STUDENT LOANS

         If so provided in the related prospectus supplement, all remaining student loans held by a trust will be offered for sale by the indenture trustee on any distribution date occurring on or after a date specified in such prospectus supplement. The seller and unrelated third parties may offer bids for the student loans. The indenture trustee will accept the highest bid equal to or greater than the aggregate Purchase Amounts of the student loans as of the end of the Collection Period immediately preceding the related distribution date. The proceeds of such sale will be used to redeem all the related notes and to retire all the related certificates.

ADMINISTRATION AGREEMENT


         The administrator will enter into an administration agreement with each trust and the related indenture trustee under which the administrator will provide the notices and perform other administrative obligations required by the related indenture, trust agreement, loan sale agreement and master servicing agreement. Unless otherwise specified in the related prospectus supplement with respect to any trust, the administrator will be entitled to an administration fee as specified in the related prospectus supplement as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses. Unless otherwise specified by the related prospectus supplement, the administrator under each administration agreement will be NMELC.


         Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an administration agreement in the following circumstances:

         - if the administrator fails to direct the indenture trustee to make any required distributions from any of the Issuer Accounts, and the failure continues unremedied for three business days after the indenture trustee or the eligible lender trustee has given written notice;

         - if the administrator fails to observe or perform in any material respect any of its other covenants or agreements in the administration agreement; or

         - if an insolvency event occurs with respect to the administrator.


         Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the administrator and appointing a successor administrator following the occurrence of an Administrator Default under the administration agreement and for waiving defaults by the administrator under the administration agreement will be identical to those for replacing the master servicer and appointing a successor master servicer following the occurrence of a Master Servicer Default under the master servicing agreement and for waiving defaults by the master servicer under the master servicing agreement, except that those procedures will apply to the administrator and the administration agreement rather than the master servicer and the master servicing agreement.


                       LEGAL ASPECTS OF THE STUDENT LOANS


TRANSFER OF THE STUDENT LOANS

         The seller intends that its transfer of the student loans to the related eligible lender trustee on behalf of the related trust will constitute a valid sale and assignment of those student loans. Nevertheless, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may be perfected under the provisions of 20 U.S.C. Section 1087-2(d)(3), either through the taking of possession of the student loans or by the filing of notice of the security interest in the manner provided by the applicable UCC for perfection of security interests in accounts. One or more financing statements covering the student loans will be filed under the UCC to protect the interest of the eligible lender trustee in the event the transfer by the seller is deemed to be an assignment of collateral as security for the benefit of the trust.


         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of student loans coming into existence after the related closing date could have an interest in the loans with priority over the interest of the eligible lender trustee. A tax or other government lien on property of the seller that arises before a student loan comes into existence may also have priority over the interest of the related eligible lender trustee in that loan. Under the loan sale agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of the trust free and clear of the lien of any third party. In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust, or any interest in a loan held by a trust, other than to the eligible lender trustee on behalf of that trust, except as provided below.



         Under each master servicing agreement, the master servicer, or its designee, as custodian for the related trust, will have custody of the promissory notes evidencing the student loans following their sale to the related eligible lender trustee. Although the accounts and computer records of the seller and master servicer (and any subservicers) will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that they have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were to be sold to another party, or a security interest in them were to be granted to another party, and that party purchased or took a security interest in the loans in the ordinary course of its business and took possession of the loans, then the purchaser or secured party might acquire an interest in those student loans that would be superior to the interest of the eligible lender trustee, provided that the purchaser or secured party acquired or took a security interest in the student loans for new value and without actual knowledge of the interest of the eligible lender trustee in them. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" in this prospectus.



CONSUMER PROTECTION LAWS


         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. Although those requirements generally do not apply to student loans, in certain circumstances a trust may be liable for certain violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights in the event that the student loans were not originated or serviced in all material respects in compliance with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants" in this prospectus.


LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS


         The Higher Education Act, including its implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing student loans. Generally, those procedures require, among other things, processing of completed loans applications, determining whether an applicant is an eligible borrower under applicable standards including a review of a financial need analysis, explaining to the borrower his responsibilities under the loan, confirming that the related promissory note is executed by the borrower, and disbursing the loan proceeds. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances, and credit the borrower for payments made. If a borrower becomes delinquent, a lender or servicing agent must perform certain collection procedures primarily by telephone calls and demand letters, which vary depending upon the length of time the loan is delinquent. The master servicer has agreed under the master servicing agreement to perform collection and servicing procedures for the related trust. However, failure to follow these procedures or failure of the originator of the loan to follow loan origination procedures could result in adverse consequences, including the Department of Education's refusal to make reinsurance payments to the related guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee for those loans or the guarantors' refusal to honor their guarantee agreements with the eligible lender trustee for those loans. Failure of the guarantors to receive reinsurance payments from the Department could adversely affect their ability or legal obligation to make guarantee payments to the related eligible lender trustee for those loans.



         Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the amount of "Available Funds", as defined in the prospectus supplement, on any distribution date and the related trust's ability to pay principal and interest on the notes and certificates of that series. Under certain circumstances, unless otherwise specified in the related prospectus supplement, the loan sale agreement and the master servicing agreement grant the related trust the right to cause the seller to repurchase any student loan, or to cause the master servicer to arrange for the purchase of any student loan, if a breach of the representations, warranties or covenants of the seller or the master servicer, as the case may be, with respect to that loan has a material adverse effect on the interest of the trust and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants" in this prospectus. The failure of the seller to make a required repurchase, or the failure of the master servicer to make a required purchase arrangement, would constitute a breach of the related loan sale agreement or master servicing agreement, as the case may be, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of that series. However, such a failure would not constitute an Event of Default under the indenture.


STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY


         Student loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless EITHER:


         - the loan first became due more than seven years before the date of the bankruptcy (exclusive of any applicable suspension of the repayment period),


                  OR


         - excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES



         The following is, in the opinion of Brown & Wood LLP ("Federal Tax Counsel"), special tax counsel to each trust and counsel to the underwriters, a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. The summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of securityholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. Each prospective investor should consult with its tax advisor as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the offered securities specific to that prospective investor.



         The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Federal Tax Counsel regarding the U.S. federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each trust and the securities and related terms, parties and documents applicable to that trust. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:


         - is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and



         - is directly relevant to the determination of an entry on a tax return.


Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion to the trust that the trust will not be an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF DEBT SECURITIES

         TREATMENT OF THE SECURITIES AS INDEBTEDNESS. Federal Tax Counsel will deliver its opinion to the trust that certain classes of securities will qualify as debt for U.S. federal income tax purposes ("Debt Securities"). The seller will agree, and the Debt Security holders will agree by their purchase of the Debt

Securities, to treat the Debt Securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct. If, contrary to the opinion of counsel, the IRS successfully asserted that any class of Debt Securities is not debt for U.S. federal income tax purposes, those securities would be equity interests in the trust ("Equity Securities") and would be treated in the manner described under "--Tax Consequences to Holders of Equity Securities" below.



         ORIGINAL ISSUE DISCOUNT. The following discussion assumes that all payments on the Debt Securities are denominated in U.S. dollars, that the interest rate formula for the Debt Securities meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Debt Securities (I.E., any excess of the stated redemption price at maturity of the Debt Securities, generally the principal amount of the Debt Securities, over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Debt Securities, additional tax considerations with respect to those Debt Securities will be disclosed in the related prospectus supplement. The Code requires that a prepayment assumption be used in computing the accrual of OID. The prepayment assumption is to be determined under Treasury regulations that have yet to be issued. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the Debt Securities are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments such as the Debt Securities, which are subject to prepayment based on the payments on other debt instruments, is to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.



         INTEREST INCOME ON THE DEBT SECURITIES. Based on the above assumptions, except as discussed in the following paragraph, the Debt Securities will not be considered to be issued with OID. While the tax treatment of interest on the Debt Securities, including, in particular, interest equal to the interest basis carryover amounts, is not entirely clear under the regulations, the seller intends to treat stated interest as a "qualified floating rule" for OID purposes of any interest basis carryover amounts should not be taxable to holders of Debt Securities as OID or as contingent interest. The stated interest on a Debt Security will be taxable to the related Debt Security holder as ordinary interest income when received or accrued in accordance with the holder's method of tax accounting. Under the OID regulations, a holder of a Debt Security that was issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Debt Security. Alternatively, a Debt Security holder may elect to accrue all interest, discount, including DE MINIMIS market discount or OID, and premium in income as interest, based on a constant yield method. If such an election is made with respect to a Debt Security with market discount, the holder will be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the holder acquires during the year of the election and thereafter. Similarly, a Debt Security holder that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium under a constant yield method with respect to a Debt Security is irrevocable. A purchaser who buys a Debt Security for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.



         "Qualified Stated Interest", which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (I.E., late payments are penalized) at least annually at a single fixed rate. The trust intends to treat the interest paid on the Debt Securities as Qualified Stated Interest.



         A holder of a Debt Security that has a fixed maturity date of not more than one year from the issue date of that Debt Security (a "Short-Term Security") may be subject to special rules. An accrual basis holder of a Short-Term Security (and certain cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis (I.E., treating the instrument as accruing interest at a single rate). In general, cash basis holders of a Short-Term Security will be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Security. However, a cash basis holder of a Short-Term Security reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term
Security until the taxable disposition of the Short-Term Security. Under
Section 1282 of the Code, a cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Security in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Security is purchased for more or less than its principal amount.


         OPTIONAL ELECTION. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to a Debt Security, including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

         SALE OR OTHER DISPOSITION. If a Debt Security holder sells a Debt Security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular Debt Security holder will equal the holder's cost for the Debt Security, increased by any market discount, acquisition discount, OID and gain previously included by the Debt Security holder in income with respect to the Debt Security and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the Debt Security holder with respect to the Debt Security. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


         FOREIGN DEBT SECURITY HOLDERS. Interest paid (or accrued) to a Debt Security holder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to U.S. federal income tax and withholding tax, PROVIDED that:


         - the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person,


         - the foreign person is not actually or constructively a "10 percent shareholder" of the trust, the seller or NMF, including a holder of 10% of the outstanding Equity Securities or a "controlled foreign corporation" with respect to which the trust, the seller or NMF is a "related person" within the meaning of the Code, and



         - the foreign person provides the person who is required to withhold U.S. tax with respect to the Debt Securities with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Debt Security is a foreign person and providing the foreign person's name and address.


If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Debt Security . If such interest is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a foreign person generally will be exempt from U.S. federal income and withholding tax, PROVIDED that:



         - the gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person, and


         - in the case of an individual foreign person, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

         If the interest, gain or income on a Debt Security held by a foreign person is effectively connected with the conduct of a trade or business in the U.S. by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty as modified by the branch profits tax rules.


         Final regulations dealing with backup withholding and information reporting on income paid to a non-U.S. holder and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transaction rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE INVESTORS IN THE DEBT SECURITIES WHO ARE NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.



         BACKUP WITHHOLDING. Each holder of a Debt Security, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Debt Security holder fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's U.S. federal income tax liability.


TAX CONSEQUENCES TO HOLDERS OF EQUITY SECURITIES


         The following discussion only applies to securities treated as equity for U.S. federal income tax purposes and assumes that all payments on the Equity Securities are denominated in U.S. dollars, that a series of securities includes a single class of Equity Securities and that any such Equity Securities are sold to persons other than NMF. If these conditions are not satisfied with respect to any given series of securities, any additional tax considerations with respect to such Equity Securities will be disclosed in the applicable prospectus supplement.


         CLASSIFICATION AS A PARTNERSHIP


         TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller and the master servicer will agree, and the Equity Security holders will agree by their purchase of Equity Securities, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Equity Security holders, including NMF in its capacity as recipient of distributions from the reserve account, if any, and certain other securities being treated as debt of the partnership. However, the proper characterization of the arrangement involving the trust, the Equity Security holders, the seller and the master servicer is not clear because there is no authority on transactions comparable to those contemplated in this prospectus.


         Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material U.S. federal income tax consequences of classifying the trust as a partnership. Prospective owners of Equity Securities should consult their own tax advisors regarding the U.S. federal income tax consequences discussed below, as well as any other material U.S. federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Equity Security.


         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each Equity Security holder will be required to take into account separately its allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the student loans including appropriate adjustments for market discount, OID and bond premium, investment income from investments of amounts on deposit in any related trust accounts and any gain upon collection or disposition of student loans. The trust's deductions will consist primarily of interest accruing with respect to the Equity Securities, servicing and other fees, and losses or deductions upon collection or disposition of student loans.


         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the Equity Security holders will be allocated taxable income of the trust for each interest period (as described in the applicable prospectus supplement) equal to the sum of:


         - the interest that accrues on the Equity Securities in accordance with their terms for that interest period, including interest accruing at the pass-through rate for that interest period and interest on amounts previously due on the Equity Securities but not yet distributed;


         - any trust income attributable to discount on the student loans that corresponds to any excess of the principal amount of the Equity Securities over their initial issue price; and



         - all other amounts of income payable to the Equity Security holders for that interest period.



All remaining taxable income of the trust will be allocated to NMF.


         Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Equity Security holders. Moreover, even under the foregoing method of allocation, Equity Security holders may be allocated income equal to the entire amount of interest accruing on the Equity Securities for an interest period, based on the pass-through rate plus the other items described above, even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Equity Securities on the accrual basis and Equity Security holders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Equity Security holders but Equity Security holders may be purchasing Equity Securities at different times and at different prices, Equity Security holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the applicable trust.


         An individual taxpayer's share of expenses of the trust including fees to the master servicer but not interest expenses are miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.


         The trust intends to make all tax calculations relating to income and allocations to Equity Security holders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the student loans, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Equity Security holders.


         COMPUTATION OF INCOME. Taxable income of the trust will be computed at the trust level and then allocated pro rata to the Equity Security holders. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above with respect to the market discount rules) will be made by, the trust rather than the Equity Security holders. The trust intends, to the extent possible, to


         - have its taxable income computed under the accrual method of accounting, and


         - adopt a calendar-year taxable year for computing its taxable income.


The tax year of the trust, however, is generally determined by reference to the tax years of the Equity Security holders. As a result, an owner of an Equity Security would be required to include its pro rata share of trust income for a taxable year as determined by the trust in that holder's gross income for its taxable year in which the trust's taxable year ends.



         DETERMINING THE BASES OF TRUST ASSETS. The trust will become a partnership on the first date when Equity Securities are held by more than one person. On that date, each of the Equity Security holders should be treated as having purchased a pro rata share of the assets of the trust, subject to the liability for the Equity Securities, followed immediately by a deemed contribution of those assets to the newly formed partnership. The partnership's basis in the trust's assets would therefore equal the sum of the Equity Security holders' bases in their respective interests in the trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of those assets to the partnership, the allocation of taxable income to the Equity Security holders would be adjusted in accordance with Section 704(c) of the Code to account for the variation.



         Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in that partnership. Those exchanged interests would be deemed distributed to the partners of the old partnership as a result of the liquidation of the old partnership, but would not constitute a sale or exchange.



         DISCOUNT AND PREMIUM. To the extent that OID, if any, on the student loans exceeds a DE MINIMIS amount, the trust will have OID income. As indicated above, a portion of such OID income may be allocated to the Equity Security holders.

         Moreover, the purchase price paid by the trust for the student loans may be greater or less than the remaining principal balance of the student loans at the time of purchase. If so, the student loans will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but may be required to recompute it on a loan by loan basis.



         If the trust acquires the student loans at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income on the student loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Equity Security holders.



         DISPOSITION OF EQUITY SECURITIES. Generally, capital gain or loss will be recognized on a sale of Equity Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Equity Securities sold. To the extent the trust is characterized as a partnership, an Equity Security holder's tax basis in an Equity Security generally will equal the holder's cost increased by the holder's share of trust income includible in gross income and decreased by any distributions received with respect to the Equity Security. In addition, both the tax basis in the Equity Security and the amount realized on a sale of the Equity Security will include the holder's share of the Equity Securities and other liabilities of the trust. A securityholder acquiring Equity Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Equity Securities and, upon sale or other disposition of some of the Equity Securities, to allocate a pro rata portion of the aggregate tax basis to the Equity Securities sold, rather than maintaining a separate tax basis in each Equity Security for purposes of computing gain or loss on a sale of that Equity Security.



         Any gain on the sale of an Equity Security attributable to the holder's share of unrecognized accrued market discount on the student loans generally will be treated as ordinary income to the holder and could give rise to special tax reporting requirements. The trust does not expect to have any other assets that will give rise to such special reporting requirements.



         If an Equity Security holder is required over the life of the Equity Securities to recognize an aggregate amount of income and that aggregate amount, not including income attributable to disallowed itemized deductions described above, exceeds the aggregate cash distributions on the Equity Security, the excess generally will give rise to a capital loss upon the retirement of the Equity Securities.



         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Equity Security holders in proportion to the principal amount of Equity Securities owned by each of them as of the close of the last day of such month. As a result, a holder purchasing Equity Securities may be allocated tax items attributable to periods before the related date of purchase.


         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed, which will affect the tax liability and tax basis of the holder or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the Equity Security holders. NMF is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.


         SECTION 754 ELECTION. In the event that an Equity Security holder sells an Equity Security at a profit or loss, the purchasing Equity Security holder will have a higher or lower basis in the Equity Security than the selling Equity Security holder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, Equity Security holders might be allocated a greater or lesser amount of trust income than would be appropriate based on its own purchase price for Equity Securities.



         ADMINISTRATIVE MATTERS. The eligible lender trustee is required to keep or cause to be kept complete and accurate books of the trust. The trust's books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the trust will be the calendar year.
The eligible lender trustee will file a partnership information return (IRS
Form 1065) with the IRS for each taxable year of the trust and will report each Equity Security holder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide it with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Equity Securities. Generally, securityholders must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless the securityholder notifies the IRS of all such inconsistencies.


         Under Section 6031 of the Code, any person that holds Equity Securities as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the Equity Securities so held, including:


         - the name, address and taxpayer identification number of the nominee, and


         -        as to each beneficial owner



                  - the name, address and identification number of the beneficial owner,



                  - whether the beneficial owner is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and



                  - certain information with respect to Equity Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.



In addition, brokers and financial institutions that hold Equity Securities through a nominee are required to furnish directly to the trust information as to themselves and their ownership of Equity Securities. A clearing agency registered under Section 17A of the Exchange Act that holds Equity Securities as a nominee is not required to furnish any information statement to the trust.
The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.


         Unless otherwise provided by the Code, applicable Treasury regulations or other pronouncements, NMF will be designated as the "tax matters partner" in the related trust agreement and, as such, will be responsible for representing the Equity Security holders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the Equity Security holders, and, under certain circumstances, an Equity Security holder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of an Equity Security holder's returns and adjustments of items not related to the income and losses of the trust.

          FOREIGN EQUITY SECURITY HOLDERS. It is not clear whether a trust would be considered to be engaged in a trade or business in the U.S. for purposes of U.S. federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust will be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect itself from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign Equity Security holders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 34% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require a trust to change its withholding procedures. In determining a holder's withholding status, a trust may rely on IRS Form W-8, IRS Form W-9 or other forms as specified by applicable Treasury regulations or other Treasury or IRS pronouncements.



         Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder of an Equity Security must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 or other applicable form, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally will be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to an Equity Security holder who is a foreign person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust. If the interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Equity Security holders will be subject to U.S. federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


         In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transaction rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE INVESTORS IN THE EQUITY SECURITIES WHO ARE NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.


         BACKUP WITHHOLDING. Distributions made on the Equity Securities and proceeds from the sale of the Equity Securities generally will be subject to a "backup" withholding tax of 31% if the Equity Security holder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.



         TRUSTS IN WHICH EQUITY SECURITIES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER


TAX CHARACTERIZATION OF THE TRUST


         Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of Debt Securities properly treated as debt for U.S. federal income tax purposes to investors and all the Equity Securities of which are retained by the seller or one of its affiliates will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on Federal Tax Counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single holder of an Equity Security.

         TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS. The seller will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for U.S. federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the Debt Securities will be (or, in certain cases, should be) classified as debt for U.S. federal income tax purposes. Assuming that the characterization of the Debt Securities as debt for U.S. federal income tax purposes is correct, the U.S. federal income tax consequences to Debt Security holders described above under the heading "Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Debt Securities" would apply to the Debt Security holders.



         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Debt Securities did not represent debt for U.S. federal income tax purposes, such class or classes of Debt Securities might be treated as equity interests in the trust. If so treated, the trust would, most likely in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would not be taxable as a corporation because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to U.S. federal income tax. Assuming such characterization of the Debt Securities as partnership interests in a partnership not treated as a publicly traded partnership taxable as a corporation is correct, the U.S. federal income tax consequences to Equity Security holders described above under the heading "Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Equity Securities" would apply to the Debt Securities recharacterized as Equity Securities.


         Nonetheless, treatment of securities as equity interests in such a partnership could have adverse tax consequences to certain holders of such securities. For example, income to certain tax-exempt entities including pension funds would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.


         THE U.S. FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON EACH SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose certain requirements on:



        -        employee benefit plans;






         -        certain other retirement plans and arrangements, including:


                  -        individual retirement accounts and annuities,

                  -        Keogh plans, and

                  - collective investment funds and separate accounts and, as applicable, insurance company general accounts) in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
                           Section 4975 of the Code ; and


         - persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets.

The term "Plans" includes the plans and arrangements listed in the first two bullet points above.


         Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of plans not subject to ERISA requirements may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a Plan. A trust, the seller, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and
Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the foregoing are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".


         There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the applicable trust, NMF, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

THE CERTIFICATES

         Unless otherwise specified in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a plan's investment in that entity (each, a "Benefit Plan"). The purchase of an equity interest in a trust will result in the assets of that trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code.

         By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                      * * *

         A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              AVAILABLE INFORMATION

         The seller has filed with the SEC a registration statement for the securities (together with all amendments and related exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the Registration Statement, do not contain all the information contained in the Registration Statement. For further information, you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at

         -        450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

         -        Seven World Trade Center, Suite 1300, New York, New York
                  10048; and

         -        500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

In addition, copies of the Registration Statement may be obtained from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees.

         You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330. In addition, the Registration Statement may be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system at the SEC's World Wide Website located at HTTP://WWW.SEC.GOV.

                           REPORTS TO SECURITYHOLDERS


         Unless definitive securities are issued for an series of securities, periodic unaudited reports as described in the related prospectus supplement containing information concerning the student loans in the related trust will be prepared by the administrator on behalf of the trust and sent only to Cede & Co., as nominee of DTC and registered holder of the securities. Reports will not be sent to any beneficial holder of the securities. Except as indicated in the following paragraph, the reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.



         The master servicer will file with the SEC such periodic reports for each trust as are required under the Securities Exchange Act of 1934, as amended, and the related rules and regulations. If a trust is organized as a statutory business trust and not a common law trust, then, unless the SEC otherwise agrees, for as along as the trust files reports under the Exchange Act, the reports will include unaudited financial statements on Form 10-Q and audited annual financial statements on Form 10-K prepared in accordance with generally accepted accounting principles. Each trust intends to suspend the filing of reports under the Exchange Act, when and if filing is no longer required.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of any series of securities shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The administrator will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to such documents (unless the exhibits are specifically incorporated by reference). Written requests for such copies should be directed to Nellie Mae Education Loan Corporation, 1240 Pawtucket Avenue, Rumford, Rhode Island 02916, Attention: Mary Jo Feldman. Telephone requests for such copies should be directed to (401) 438-4500.

                              PLAN OF DISTRIBUTION

         The seller and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and an underwriting agreement for the certificates of that series. Under the terms of the underwriting agreements, the seller will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the agreements and in the prospectus supplement.

         In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the applicable terms and conditions, to purchase all the notes and certificates, as the case may be, which are described in the agreements and offered by this prospectus and the related prospectus supplement if any of notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either

         - set forth the price at which each class of notes and certificates, as the case may be, being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates, as the case may be; or

         - specify that the notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any the notes and certificates, as the case may be, the public offering prices and concessions may be changed.

         Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering (I.E., if it sells more securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the seller nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         Each underwriting agreement will provide that the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to the payments that the several underwriters may be required to make.

         Each trust may, from time to time, invest the funds in its Issuer Accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements with respect to a given series of securities, the closing of the sale of any class of securities subject to either agreement will be conditioned on the closing of the sale of all the other classes subject to either agreement.

         The place and time of delivery of the securities for which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS


         Ann M. O'Rourke, General Counsel of Nellie Mae, will pass upon certain legal matters relating to the securities of each series for the related trust, the seller, the master servicer and the administrator.

         Brown & Wood LLP will pass upon federal income tax matters on behalf of each trust and upon certain legal matters relating to the securities of each series for the underwriters. From time to time, Brown & Wood llp has provided and expects to continue to provide legal services to Nellie Mae Corporation and its affiliates.

                             Nellie Mae Student Loan
                                  Trust 1999-A



                                  $-----------
                             Class A-1 Floating Rate
                               Asset-Backed Notes



                                  $-----------
                             Class A-2 Floating Rate
                               Asset-Backed Notes



                                  $-----------
                                  Floating Rate
                            Asset-Backed Certificates



                              Nellie Mae Education
                                Loan Corporation



                           SELLER AND MASTER SERVICER


                              PROSPECTUS SUPPLEMENT

                             [Names of Underwriters]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering of $1,000,000,000 of the Asset-Backed Notes and Asset-Backed Certificates under this Registration Statement, other than underwriting discounts and commissions:


         SEC registration fee...................................   $  278,000*
         Legal fees and expenses................................      225,000
         Accounting fees and expenses...........................       50,000
         Blue Sky fees and expenses.............................        7,500
         Rating agency fees.....................................      400,000
         Trustee fees and expenses..............................       50,000
         Printing expenses......................................       50,000
         Miscellaneous..........................................      100,000
                                                                   ----------
                           Total................................   $1,160,500*
                                                                   ----------
                                                                   ----------



-----------------------
* Of which $278 was paid at the time of the initial filing of this Registration Statement.



Item 15.     Indemnification of Directors and Officers.

         The By-Laws of Nellie Mae Education Loan Corporation specify that Nellie Mae Education Loan Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         The By-Laws of Nellie Mae Education Loan Corporation further specify that Nellie Mae Education Loan Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or sit by or in the right of the

Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Item 16.     Exhibits.


        1.1      Form of underwriting agreement

        3.1      Certificate of Incorporation of the Registrant

        3.2      By-laws of the Registrant


        3.3 Form of certificate of trust (included as an exhibit to Exhibit 4.2)


        4.1      Form of indenture between the trust and the indenture trustee
                 (including a form of note as an exhibit to the indenture)

        4.2      Form of trust agreement among the Registrant, Nellie Mae
                 Funding, LLC and the eligible lender trustee (including a form of certificate as an exhibit to the trust agreement)

        4.3      Form of note (included as an exhibit to Exhibit 4.1)

        4.4      Form of certificate (included as an exhibit to Exhibit 4.2)

        5.1(a)   Opinion of Ann M. O'Rourke, General Counsel of Nellie Mae
                 Corporation, the corporate parent of the Registrant, as to the legality of the notes and certificates

           (b) Opinion of Richards, Layton & Finger with respect to the subject matter of 5.1(a)

           (c) Opinion of Brown & Wood LLP with respect to the subject matter of 5.1(a)

        8.1      Opinion of Brown & Wood LLP with respect to certain tax matters


       23.1(a)   Consent of Ann M. O'Rourke (included as part of 5.1(a))


           (b)   Consent of Richards, Layton & Finger (included in 5.1(b))

           (c)   Consent of Brown & Wood LLP (included in 5.1(c))

       23.2      Consent of Brown & Wood LLP (included as part of 8.1)

       24.1      Powers of Attorney*



       25.1 Statement of eligibility of the indenture trustee under the Trust Indenture Act of 1939

       99.1 Form of loan sale agreement among the seller, the trust and the eligible lender trustee

       99.2 Form of master servicing agreement among the master servicer, the trust and the eligible lender trustee

       99.3 Form of administration agreement among the trust, the indenture trustee and the Registrant, as administrator

       99.4      Form of Exhibit A to administration agreement


         ------------------------------
         * Previously filed

Item 17.      Undertakings.

         (a) AS TO RULE 415:

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) AS TO DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED HEREIN BY
REFERENCE:

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) AS TO THE INDENTURES:

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, Notes and Certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (d) AS TO INDEMNIFICATION:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) AS TO LIABILITY:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) AS TO THE INDENTURE TRUSTEE:

         To file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements (including, without limitation, the security rating requirement at time of sale) for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rumford, State of Rhode Island, on the 3rd day of September, 1999.

                                     NELLIE MAE EDUCATION LOAN CORPORATION
                                         (Registrant)


                                     By:          *
                                        ----------------------
                                     Name: Lawrence W. O'Toole
                                     Title:    President



SIGNATURE                         CAPACITY
---------                         --------
         *
--------------------              President (and chief executive officer),
Lawrence W. O'Toole               Director


         *
--------------------              Treasurer (chief financial officer and chief
John F. Remondi                   accounting officer), Director



*By:  /s/ Ann M. O'Rourke
    ---------------------
      Ann M. O'Rourke, Attorney-in-Fact
      pursuant to previously filed Power of Attorney


Dated: September 3, 1999

                                        INDEX OF EXHIBITS




     EXHIBIT                                                                                                  SEQUENTIAL
       NO.                                               DESCRIPTION                                           PAGE NO.
     ------                                              -----------                                          ----------
       1.1          Form of underwriting agreement........................................................

       3.1          Certificate of Incorporation of the Registrant........................................

       3.2          By-laws of the Registrant.............................................................

       3.3          Form of certificate of trust (included as an exhibit to Exhibit 4.2)..................

       4.1          Form of indenture between the trust and the indenture trustee (including a form of note as an exhibit to the indenture)..................................................

       4.2          Form of trust agreement among the Registrant, Nellie Mae Funding, LLC and the eligible lender trustee (including a form of certificate as an exhibit to the trust agreement)......................................................................

       4.3          Form of note (included as an exhibit to Exhibit 4.1)..................................

       4.4          Form of certificate (included as an exhibit to Exhibit 4.2)...........................

       5.1(a)       Opinion of Ann M. O'Rourke, General Counsel of Nellie Mae Corporation, the corporate parent of the Registrant, as to the legality of the notes and certificates............

          (b)       Opinion of Richards, Layton & Finger with respect to the subject matter of 5.1(a).....

          (c)       Opinion of Brown & Wood LLP with respect to the subject matter of 5.1(a)..............

       8.1          Opinion of Brown & Wood LLP with respect to certain tax matters.......................

      23.1(a)       Consent of Ann M. O'Rourke (included as part of 5.1(a))...............................

          (b)       Opinion of Richards, Layton & Finger (included as part of 5.1(b)).....................

          (c)       Consent of Brown & Wood LLP (included as part of 5.1(c))..............................

      23.2          Consent of Brown & Wood LLP (included as part of 8.1).................................

      24.1          Powers of Attorney*...................................................................

      25.1          Statement of eligibility of the indenture trustee under the Trust Indenture Act of
                    1939..................................................................................

      99.1          Form of loan sale agreement among the seller, the trust and the eligible lender trustee...............................................................................

      99.2          Form of master servicing agreement among the master servicer, the trust and the eligible lender trustee...............................................................

      99.3          Form of administration agreement among the trust, the indenture trustee and the
                    Registrant, as administrator..........................................................

      99.4          Exhibit A to administration agreement.................................................

-----------------------
*  Previously filed.